 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-223923
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 2, 2018)

     Ordinary Shares
Galmed Pharmaceuticals Ltd.

We are offering 2,197,803 of our ordinary shares.
Our ordinary shares are quoted on The Nasdaq Capital Market under the symbol “GLMD.” On January 29, 2021, February 5, 2021 and February 12, 2021, the last reported sales prices of our ordinary shares on The Nasdaq Capital Market were $3.70 per share, $4.66 per share and $5.03 per share, respectively.
The underwriter has agreed to purchase our ordinary shares from us at a price of $4.3258 per share, which will result in approximately $9,507,256 of proceeds to us, before offering expenses, and assuming no exercise by the underwriter of the option described below. The underwriter may offer the ordinary shares from time to time for sale in one or more transactions on The Nasdaq Capital Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement (including, without limitation, the risk factor entitled “The market price of our ordinary shares is volatile and you may sustain a complete loss of your investment.”) and on page 4 of the accompanying prospectus, as well as in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein, in determining whether to purchase our securities.

We have granted the underwriter a 30-day option from the date of this prospectus supplement to purchase up to 329,670 additional ordinary shares. If the underwriter exercises the option in full, the total proceeds to us, before offering expenses, will be approximately $10,933,343.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the ordinary shares to purchasers on or about February 18, 2021.
Sole Book-Running Manager
Cantor
Prospectus Supplement dated February 16, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-223923) that we initially filed with the Securities and Exchange Commission, or the SEC, on March 26, 2018 and that was declared effective by the SEC on April 2, 2018. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our ordinary shares and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus relate to the offering of our ordinary shares. Before buying any of the ordinary shares offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Documents by Reference.” This prospectus supplement contains information about the ordinary shares offered hereby and may add to, update or change information in the accompanying prospectus.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information.
We are not making offers to sell or solicitations to buy our ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

S-ii

The name of our product candidate, Aramchol™ (hereinafter referred to as “Aramchol”), is a registered trademark or trademark of Galmed Pharmaceuticals Ltd. in Israel, the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to (i) the “Company,” “Galmed,” “we,” “us,” “our” or similar references mean Galmed Pharmaceuticals Ltd., a corporation formed under the laws of the State of Israel, and its subsidiaries, and (ii) Aramchol mean Aramchol acid or Aramchol meglumine (salt).
This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated April 2, 2018. This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-9 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Company
We are a clinical-stage biopharmaceutical company focused on the development of Aramchol, a liver targeted stearoyl-coenzyme A desaturase-1, or SCD1, modulator, first in class, novel, oral therapy for the treatment of NASH for various populations. We are also collaborating with the Hebrew University in the development of Amilo-5MER, a 5 amino acid synthetic peptide.
We believe that our lead product candidate, Aramchol has the potential to be a disease modifying treatment for fatty liver disorders, including NASH, which is a chronic disease that constitutes a large unmet medical need.
Aramchol is a synthetic conjugate of cholic acid, or a type of bile acid, and arachidic acid, or a type of saturated fatty acid, both of which, in their non-synthetic forms, are naturally occurring. The conjugated molecule acts upon important metabolic pathways, reducing fat accumulation in the liver, improving fatty acid oxidation and regulating the transport of cholesterol. The ability of Aramchol to decrease liver fat content may also reduce the inflammation and fibrosis in the liver and the risk of cardiovascular complications associated with NASH. Pre-clinical studies suggest Aramchol’s effect on fibrosis is also direct via collagen production from human hepatic stellate cells. We believe that Aramchol’s ability to reduce liver fat and liver fibrosis and the safety profile observed to date will enable it to be a treatment for all stages of NASH in patients who are overweight or obese and have pre diabetes or type II diabetes mellitus and prevent the hepatic complications associated therewith.
The following is a summary of our pipeline of programs:

In April 2019, we completed our End-of-Phase 2 meeting with the FDA and reached general agreement on key aspects of the Phase 3 development and registration plan for Aramchol and on the pivotal registration study ARMOR. In September 2019, we initiated our Phase 3 ARMOR Study to evaluate the efficacy and safety of Aramchol in subjects with NASH and fibrosis. The ARMOR Study was originally comprised of two parts, a randomized, double-blind, placebo-controlled histology-based registrational part and a clinically based part where subjects will continue with the same treatment for approximately five years. In December 2020, we announced the addition of an open label part to the ARMOR Study and temporarily suspended randomization of new patients into the double-blind, placebo-controlled histology-based registrational part of ARMOR as currently enrolled patients are transitioned to the open label part. We are seeking to introduce Aramchol meglumine into the randomized, double-blind, placebo-controlled part of ARMOR and are planning to hold a Type C meeting with the FDA in the second quarter of 2021 to discuss the plan for transition.
In September 2020, we announced that we entered into a research agreement with Gannex Pharma Co. Ltd, or Gannex, a wholly owned company of Ascletis Pharma Inc (HKEX:1672), or Ascletis, aiming at combination therapy of ASC41 (THR-beta agonist) and Aramchol (SCD 1 inhibitor) for the treatment NASH.
In November 2020, we announced that we entered into a research and development collaboration agreement with MyBiotics to identify and optimize the selected microbiome repertoire associated with the response to Aramchol. The research will also focus on development of a standalone microbiome-based treatment for NASH and fibrosis.
Preliminary unaudited cash and cash equivalents, restricted cash, short-term deposits and marketable debt securities as of December 31, 2020
On a preliminary unaudited basis, our cash and cash equivalents, restricted cash, short-term deposits and marketable debt securities as of December 31, 2020 was approximately $51.0 million. The foregoing estimate of our cash and cash equivalents, restricted cash, short-term deposits and marketable debt securities is our preliminary estimate based on currently available information. It does not present all necessary information for an understanding of our financial condition as of December 31, 2020 or our results of operations for the year ended December 31, 2020. As we complete our year-end financial close process and finalize our 2020 audited financial statements, we will be required to make significant judgments in a number of areas that may result in the estimate provided herein being different than the final reported cash, cash equivalents and marketable securities as of December 31, 2020. This preliminary financial information has been prepared by, and is the responsibility of our management. Brightman Almagor Zohar & Co., Member of Deloitte Touche Tohmatsu Limited has not audited, reviewed or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Brightman Almagor Zohar & Co., Member of Deloitte Touche Tohmatsu Limited does not express an opinion or any other form of assurance with respect thereto. We expect to complete our audited financial statements for the year ended December 31, 2020 subsequent to the completion of this offering. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the preliminary estimated cash and cash equivalents, restricted cash, short-term deposits and marketable debt securities balance set forth above and those changes could be material. Accordingly, undue reliance should not be placed on the preliminary financial data. The preliminary financial data is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement.
ATM Offering
On May 15, 2020, we entered into an amended and restated sales agreement, or the Sales Agreement, with Stifel, Nicolaus & Company, Incorporated, or Stifel, and Cantor Fitzgerald & Co., or Cantor Fitzgerald, and together with Stifel, the Sales Agents, pursuant to which we may offer and sell our ordinary shares from time to time through the Sales Agents. Pursuant to a prospectus supplement dated May 15, 2020, or the ATM Sales Prospectus, we may offer and sell up to $31,900,000 of our ordinary shares under the Sales Agreement. As of

February 15, 2020, we have sold 1,677,700 ordinary shares having an aggregate offering price of $9,222,685 under the Sales Agreement (the settlement of which 1,541,400 ordinary shares is still pending) and we may sell up to an additional $22,677,315 of our ordinary shares under the Sales Agreement, representing the balance that may be sold pursuant to the ATM Sales Prospectus.
Company Information
Our principal executive offices and registered office in Israel are located at 16 Tiomkin Street, Tel Aviv, Israel, 6578317 and our telephone number is +972-3-693-8448. Our Amended and Restated Articles of Association, or Articles, are on file in Israel with the office of the Israeli Registrar of Companies and available for public inspection at that office. Our website address is http://www.galmedpharma.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. We have duly designated Puglisi & Associates, with offices at 850 Library Avenue, Newark, Delaware 1971, as our authorized agent in the United States in connection with this offering.

The Offering
Ordinary shares offered by us pursuant to this prospectus supplement
2,197,803 ordinary shares
Ordinary shares to be outstanding immediately after this offering
23,523,778 ordinary shares (or 23,853,448 ordinary shares if the underwriter exercises in full its option to purchase additional ordinary shares)
Option to purchase additional ordinary shares
We have granted the underwriter an option to purchase up to 329,670 additional ordinary shares. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $9.2 million ($10.7 million if the underwriter exercises its option to purchase additional ordinary shares in full). We intend to use the net proceeds for continued development of our pipeline products, as well as the advancement of new programs, business development activities, and general corporate purposes. See “Use of Proceeds” for additional information.
Nasdaq Capital Market symbol
“GLMD”
Risk Factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 4 of the accompanying prospectus for a discussion of factors to consider before deciding to invest.
The number of ordinary shares to be outstanding after this offering is based on 21,325,975 shares outstanding as of December 31, 2020 and excludes, as of December 31, 2020, the following:
•
2,722,011 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of  $5.69;

•
220,000 ordinary shares issuable upon exercise of options to our Chief Executive Officer at an exercise price of $3.33 per share, the issuance of which is pending shareholder approval;

•
525,143 ordinary shares reserved for future awards under our equity incentive plan; and

•
1,541,400 ordinary shares issuable pursuant to sales in our “at the market” equity offering since December 31, 2020.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options described above and no exercise of the option to purchase additional ordinary shares in this offering.

Summary of Risk Factors
An investment in our ordinary shares is subject to a number of risks. The following summarizes some, but not all, of these risks. Please carefully consider all of the information discussed in “Risk Factors” in this prospectus supplement for a more thorough description of these and other risks.
Risks Related to this Offering
•
The market price of our ordinary shares is volatile and you may sustain a complete loss of your investment.

•
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

•
You will experience immediate and substantial dilution in the book value per share you purchase.

•
If we raise additional capital in the future, your ownership in us could be diluted and may restrict our operations or require us to relinquish rights.

•
Our shareholders may be diluted by the exercise of outstanding options to purchase ordinary shares.

•
A large number of shares may be sold in the market following this offering, which may depress the market price of our ordinary shares.

Risks Related to Our Financial Position and Capital Requirements
•
We are a clinical-stage biopharmaceutical company with a history of operating losses. We expect to incur significant additional losses in the future and may never be profitable.

•
Our limited operating history makes it difficult to evaluate our business and prospects.

•
We have not yet commercialized any products and we may never be able to do so, and even if we do, the products may not gain market acceptance.

•
We will need substantial, additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.

•
Raising additional capital may be costly or difficult to obtain and will dilute current shareholders’ ownership interests, potentially substantially.

•
We are unable to estimate our long-term capital requirements due to uncertainties associated with the development and commercialization of Aramchol.

•
If we fail to obtain necessary funds for our operations, we will be unable to develop and commercialize Aramchol and any future product candidates.

Risks Related to Our Business, Industry and Regulatory Requirements
•
Our business is subject to risks arising from epidemic diseases, such as the recent COVID-19 pandemic, which has impacted and could continue to impact our business.

•
The clinical trial process is complex and expensive, and commencement and completion of clinical trials can be delayed or prevented for a number of reasons, including as a result of the COVID-19 pandemic.

•
There is significant uncertainty regarding the regulatory approval process for any investigational new drug, substantial further testing and validation may be required, and regulatory approval may be conditioned, delayed, or denied, any of which could delay or prevent us from successfully receiving marketing approval and substantially harm our business.

•
Failure to obtain, or any delay in obtaining, FDA or any foreign regulatory approval regarding any potential switch of Aramchol free acid to Aramchol meglumine (salt) in our ongoing ARMOR Study may have a material adverse effect on our business, operating results, financial condition and prospects. Furthermore, although we have submitted patent applications for our Aramchol salts in development, there is no assurance that we will receive any patents for them and even if granted or with respect to granted patents, they are still subject to challenge.
•
Commencement of our ARMOR Study in jurisdictions outside the United States is subject to acceptance of the foreign equivalent of our IND by regulatory authorities.

•
We may be forced to abandon development of Aramchol or any other product candidate which would have a material adverse effect on our business and may force us to cease operations.

•
We recently started developing Aramchol in combination with other therapies, which exposes us to additional risks.

•
The lack of a reliable non-invasive method for the diagnosis of NASH is likely to present a major challenge to Aramchol’s market penetration, if ever commercialized.

•
Our Amilo-5Mer program is being conducted under a research and option agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, or Yissum. If we decide to further develop Amilo-5Mer beyond our planned first-in-human Phase I study, we plan to exercise our option to negotiate and enter into a definitive license agreement with Yissum. If we are unable to enter into a definitive license agreement, we would not have the ability to continue the development and potential commercialization of Amilo-5Mer.

•
If we acquire or in-license additional technologies or product candidates, we may incur significant, incremental expenses, may have integration difficulties and may experience other risks that could harm our business and results of operations.

•
Obtaining approval of an NDA, or other regulatory approval, even after clinical trials that are believed to be successful, is an uncertain process.

•
Aramchol may produce undesirable side effects or have other properties that could delay or prevent its regulatory approval or result in significant negative consequences following marketing approval, if any, which could substantially increase commercialization costs or even force us to cease operations.

•
If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

•
Changes in regulatory requirements and guidance or unanticipated events during our clinical trials may occur, which may result in necessary changes to clinical trial protocols, which could result in increased costs to us, delay our development timeline or reduce the likelihood of successful completion of our clinical trials.

•
Even if Aramchol, or any other product candidate that we develop, receives marketing approval, we will continue to face extensive regulatory oversight and requirements, and any such product may still face future regulatory risks or new requirements.

•
If we obtain approval to commercialize any product candidate outside of the United States or out-license a product candidate to additional territories outside the United States, a variety of risks associated with international operations could materially adversely affect our business.

•
If we receive marketing approval for a product candidate, sales will be limited unless the product achieves broad market acceptance.

•
The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. If we are found to have improperly promoted off-label uses, we may become subject to significant liability.

•
Our business and operations may be materially adversely affected in the event of computer system failures or security breaches.

•
If we or any of our independent contractors, consultants, collaborators, manufacturers, or service providers fail to comply with healthcare and data privacy laws and regulations, we or they could be subject to enforcement actions, which could result in penalties and affect our ability to develop, market and sell our product candidates and may harm our reputation.

•
Our employees, principal investigators, consultants, commercial partners or vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards.

•
If we or our manufacturers fail to comply with manufacturing regulations, our financial results and financial condition could be adversely affected.

•
We manage our business through a small number of senior executive officers. We depend on them even more than similarly- situated companies.

Risks Related to Our Reliance on Third Parties
•
We have no manufacturing capacity and anticipate reliance on third-party manufacturers for Aramchol any other product candidate.

•
We intend to rely primarily on third parties to market and sell Aramchol or any other product candidate.

•
Any collaboration arrangements that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our current and potential future product candidates.

•
We depend on third parties to conduct our clinical trials.

Risks Related to Our Intellectual Property
•
The failure to obtain or maintain patents, licensing agreements and other intellectual property rights that are sufficiently broad and protective could impact our ability to compete effectively.

•
Our potential development of Aramchol meglumine may not result in improved bioavailability compared to the existing form of Aramchol. Furthermore, although we have pending patent applications and granted patents covering Aramchol meglumine in development, there is no assurance that we will receive any patents for them, and even if we receive one or more patents for our Aramchol meglumine in development, they may be of little or no commercial value.

•
We may not be able to enforce our intellectual property rights throughout the world. This risk is exacerbated for us because we expect Aramchol will be manufactured and used in a number of foreign countries.

•
We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing, or increase the costs of commercializing, Aramchol or any other product candidate.

Risks Related to Ownership of Our Ordinary Shares
•
The market price of our ordinary shares is volatile and you may sustain a complete loss of your investment.

•
Our President and Chief Executive Officer, along with our principal shareholders, beneficially own approximately 18% of our outstanding ordinary shares, as of February 28, 2020. Therefore, our principal shareholders will be able to exert significant control over matters submitted to our shareholders for approval.

•
Our U.S. shareholders may suffer adverse tax consequences due to our classification as a passive foreign investment company.

•
If the securities analysts that currently cover our stock, or will do so in the future, or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could be negatively impacted.

•
As a “foreign private issuer,” we are permitted to and currently do follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Risks Related to Israeli Law and Our Operations in Israel
•
Our headquarters and other significant operations are located in Israel and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

•
Provisions of Israeli law and our articles of association, or Articles, may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

•
Your rights, liabilities and responsibilities as a shareholder will be governed by Israeli law and differ in some material respects from those under U.S. law.

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our ordinary shares, you should carefully consider the risks, uncertainties and assumptions set forth below. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our ordinary shares could decline and you could lose part or all of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.
Risks Related to this Offering
The market price of our ordinary shares is volatile and you may sustain a complete loss of your investment.
Since our initial public offering, the trading price of our ordinary shares has been volatile and is likely to continue to be volatile. In addition, the trading volume is and has been volatile and oftentimes relatively illiquid. On January 29, 2021, February 5, 2021 and February 12, 2021, the last reported sales prices of our ordinary shares on The Nasdaq Capital Market were $3.70 per share, $4.66 per share and $5.03 per share, respectively. The following factors, some of which are beyond our control, in addition to other risk factors described in this section, may have a significant impact on the market price and trading volume of our ordinary shares:
•
delays in existing clinical trials;

•
inability to obtain the approvals necessary to commence further clinical trials;

•
unsatisfactory or inconclusive results of clinical trials;

•
termination of clinical trials;

•
adverse events in our ongoing clinical trials;

•
announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•
announcements of therapeutic innovations or new products by us or our competitors;

•
adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•
changes or developments in laws or regulations applicable to our product candidates;

•
any adverse changes to our relationship with manufacturers or suppliers;

•
any product liability actions or intellectual property infringement actions in which we may become involved;

•
announcements concerning our competitors or the pharmaceutical industry in general;

•
achievement of expected product sales and profitability or our failure to meet expectations;

•
our commencement of, or involvement in, litigation;

•
any major changes in our board of directors, management or other key personnel;

•
legislation in the United States, Europe and other foreign countries relating to the sale or pricing of pharmaceuticals;

•
announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

•
expiration or terminations of licenses, research contracts or other collaboration agreements;

•
public concern as to the safety of drugs we, our licensees or others develop;

•
success of research and development projects;

•
variations in our and our competitors’ results of operations;

•
changes in earnings estimates, cash flow guidance, or recommendations by securities analysts;

•
developments by our licensees, if any;

•
future issuances of ordinary shares or other securities; and

•
natural disasters and political and economic instability, including wars, terrorism, political unrest, results of certain elections and votes, emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency, including for example, the COVID-19 pandemic), boycotts, adoption or expansion of government trade restrictions, and other business restrictions.

These factors and any corresponding price fluctuations may materially and adversely affect the market price and trading volume of our ordinary shares and result in substantial losses by our investors.
In addition, the stock market in general, and the Nasdaq Capital Market and the market for biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of our Company and that of small companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. Further, a systemic decline in the financial markets and related factors beyond our control may cause our share price to decline rapidly and unexpectedly. Price volatility of our ordinary shares might be worse if the trading volume of our ordinary shares is low. Following periods of market volatility or a material decrease in the value of our ordinary shares, shareholders may institute securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. Future sales of our ordinary shares could also reduce the market price of such stock. Any adverse determination in litigation could also subject us to significant liabilities.
Moreover, the liquidity of our ordinary shares has been limited, not only in terms of the number of shares that can be bought and sold at a given price, but by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in lower prices for our ordinary shares than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our ordinary shares. In addition, without a large float, our ordinary shares are less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our ordinary shares are more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our ordinary shares. Trading of a relatively small volume of our ordinary shares may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our ordinary shares will trade in the future.
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.
You will experience immediate and substantial dilution in the book value per share you purchase.
The offering price for the ordinary shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our ordinary shares. Purchasers of ordinary shares in this offering will experience immediate and substantial dilution on a book value basis. After giving effect to the sale by us of 2,197,803 ordinary shares in this offering, based on a public offering price of $4.55 per ordinary share, the as adjusted net tangible book value of our ordinary shares would have been approximately $62.9 million or $2.67 per ordinary share, as of September 30, 2020 (an increase in net tangible book value of approximately $0.15 per ordinary share to our existing shareholders). If you purchase ordinary shares in this offering, you will suffer immediate and substantial dilution of approximately $1.88 per ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the holders of outstanding options or other securities convertible into our ordinary shares exercise those options or other such securities at prices below the offering price, you will incur further dilution. Additionally, if we issue additional ordinary shares (or securities convertible into or exercisable for ordinary shares) in the future at prices (including conversion or exercise prices) below the offering price in this offering, then you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.
If we raise additional capital in the future, your ownership in us could be diluted and may restrict our operations or require us to relinquish rights.
In order to raise additional capital, we may at any time in the future (subject to restrictions contained in the underwriting agreement with the underwriter), offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per ordinary share in this offering. Under our Sales Agreement, as of February 15, 2021, we may sell, from time to time, up to approximately $22.7 million of additional ordinary shares. We may sell ordinary shares or other securities in any other offering at a price per ordinary share that is less than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase ordinary shares in this offering. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering; and, if such price per share is lower than the public offering price in this offering, investors in this offering will incur additional dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic alliance and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us. Depending upon market liquidity at the time, additional sales of shares registered at any given time could cause the trading price of our ordinary shares to decline.
Our shareholders may be diluted by the exercise of outstanding options to purchase ordinary shares.
As of September 30, 2020, we have 2,573,113 ordinary shares issuable upon the exercise of outstanding stock options, at exercise prices ranging from zero to $11.56 (with a weighted average exercise price of $5.94 per share). You may incur dilution upon the grant of shares upon exercise of such outstanding options.
A large number of shares may be sold in the market following this offering, which may depress the market price of our ordinary shares.
All of our ordinary shares sold in this offering are expected to be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act. As a result, a substantial number of our ordinary shares may be sold in the public market following this offering, which may cause the market price of our ordinary shares to decline. If there are more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our ordinary shares may decline to a market price at which buyers are willing to purchase the offered ordinary shares and sellers remain willing to sell the shares.

Risks Related to Our Financial Position and Capital Requirements
We are a clinical-stage biopharmaceutical company with a history of operating losses. We expect to incur significant additional losses in the future and may never be profitable.
We are a clinical-stage biopharmaceutical company with an operating history limited to pre-clinical and clinical drug development and no approved products. In addition, we have limited operating experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the pharmaceutical industry. We have funded our research and development programs and operations to date primarily through proceeds from private placements and public offerings. We currently have no products approved for marketing in the United States or any other jurisdiction and have not generated any revenue from product sales to date, although we have generated revenue from our licensing agreement with Samil Pharm. Co., Ltd., or Samil. We have incurred operating losses in each year since the inception of our predecessor in 2000. Our loss attributable to holders of our ordinary shares for the years ended December 31, 2018 and 2019 and for the nine months ended September 30, 2020 was approximately $9.9 million, $20.5 million and $18.5 million, respectively. As of September 30, 2020, we had an accumulated deficit of $125.4 million. Substantially all of our operating losses resulted from costs incurred in connection with our development program and from general and administrative costs associated with our operations.
Our ability to become profitable depends upon our ability to generate revenue in excess of our expenses. To date, we have not generated any revenue, excluding the licensing revenue we recorded in connection with that certain Samil Agreement (as defined below), as our lead product candidate, Aramchol is still in clinical development and has not been approved by the FDA, nor has any other product candidate. We do not know when, or if, we will generate any revenue from sales of Aramchol, Amilo-5MER and or any other product candidate. We do not expect to generate revenue other than subsequent royalties and/or milestones that can be earned in connection with the Samil Agreement or other potential license agreements, unless and until we, or an ultimate third-party licensor or acquirer, obtain regulatory and marketing approval of, and commercialize, Aramchol or any other product candidate. We will continue to incur significant research and development and general and administrative expenses related to our operations. We expect to continue to incur losses for the foreseeable future, which may be significant, and these losses will likely increase as we:
•
manage our ongoing ARMOR Study and any additional clinical trials for Aramchol or any other product candidate and initiate additional research and development programs;

•
seek regulatory approvals for Aramchol or any other product candidate;

•
implement internal systems and infrastructures, including, without limitation, hiring of additional personnel as needed and developing sales and marketing functions if and when Aramchol or any other product candidate receives applicable regulatory approval and we opt to commercialize it ourselves;

•
seek to in-license additional products or technologies to develop;

•
hire additional management and other personnel; and

•
move towards commercialization of Aramchol or any other product candidate.

We may out-license Aramchol or any other product candidate including through a territorial license, a worldwide license, or a license for a particular indication, before it is approved by any applicable regulatory agency, commercialized and/or generates revenue, depending on a number of factors, including, but not limited to, our ability to:
•
demonstrate a compelling and/or novel, pre-clinical, unique mechanism of action of Aramchol, Amilo- 5Mer or any other product candidate;

•
obtain adequate clinical results from and progress from the clinical development of Aramchol or any other product candidate;

•
develop and obtain regulatory approvals in the countries and for the uses we intend to pursue for Aramchol or any other product candidate;

•
contract for the manufacture of commercial quantities of Aramchol or any other product candidate by a current good manufacturing practice, or cGMP, compliant manufacturing facility at acceptable cost levels if marketing approval is received; and

•
establish external, and potentially in the future, internal, sales and marketing capabilities to effectively market and sell Aramchol or any other product candidate in the United States and other countries.

Even if Aramchol or any other product candidate is approved for commercial sale, it may not gain market acceptance or achieve commercial success. In addition, we anticipate incurring significant costs associated with seeking regulatory approval and commercialization. We may not achieve profitability soon after generating product revenue, if ever. If we are unable to generate product revenue, we will not become profitable and would be unable to continue operations without additional funding.
We expect our research and development expenses to significantly increase in connection with our ARMOR Study and initiation of any other pre-clinical or clinical trials. In addition, if we obtain marketing approval for Aramchol, Amilo-5Mer or any other product candidate and opt to commercialize it ourselves, we will likely initially incur significant expenses associated with outsourcing sales, marketing and manufacturing functions to third parties, as well as continued research and development expenses. Furthermore, we expect to incur additional costs associated with operating as a public company. As a result, we expect to continue to incur significant and increasing operating losses for the foreseeable future. Because of the numerous risks and uncertainties associated with developing pharmaceutical products, we are unable to predict the extent of any future losses or when we will become profitable, if at all.
Our limited operating history makes it difficult to evaluate our business and prospects.
Our operating history is limited to pre-clinical and clinical development of one product, and our operations to date have been limited primarily to research and development, raising capital and recruiting scientific and management personnel and third-party partners. Therefore, it may be difficult to evaluate our business and prospects. We have not yet demonstrated an ability to commercialize or obtain regulatory approval for any product candidate. Consequently, any predictions about our future performance may not be accurate, and you may not be able to fully assess our ability to complete development and/or commercialize our product candidates, obtain regulatory approvals or achieve market acceptance or favorable pricing for our product candidates.
We have not yet commercialized any products and we may never be able to do so, and even if we do, the products may not gain market acceptance.
We have not yet commercialized any products and we may never be able to do so. We do not know when or if we will complete development of Aramchol or any other product candidate, obtain regulatory approval, or successfully commercialize any approved products. Even if we are successful in developing products that are approved for marketing, we will not be successful unless these products gain market acceptance for appropriate indications at favorable reimbursement rates. The degree of market acceptance for these products will depend on a number of factors, including:
•
the timing and scope of regulatory approvals in the countries we intend to pursue with respect to the commercialization of Aramchol or any other product candidate, including the indications for which they are approved;

•
the competitive environment;

•
the ability for Aramchol, Amilo-5MER or other product candidate to be manufactured, whether by us or third parties, in compliance with applicable regulatory requirements, including cGMP;

•
our ability to effectively promote Aramchol or any other product candidate, whether directly or using third parties, consistent with the approved indications and labeling in the countries in which we intend to pursue approval;

•
the acceptance by the medical community of the safety and clinical efficacy of Aramchol or any other product candidate and their potential advantages over other therapeutic products;

•
the development of a non-invasive method for diagnosing NASH as an alternative to the current gold standard of liver biopsy, which we view as a rate-limiting factor to complete market uptake because of its expense and its risks and discomfort to patients;

•
the adequacy and success of distribution, sales and marketing efforts, including through strategic agreements with pharmaceutical and biotechnology companies; and

•
the pricing and reimbursement policies of government and third-party payors, such as insurance companies, health maintenance organizations and other plan administrators.

Physicians, patients, third-party payors or the medical community in general may be unwilling to accept, utilize or recommend, and in the case of third-party payors, reimburse any of our planned future products. As a result, we are unable to predict the extent of future losses or the time required to achieve profitability, if at all. Even if we successfully develop one or more products, we may not become profitable.
We will need substantial, additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.
As of September 30, 2020, we had a net working capital of $53.3 million, cash and cash equivalents of $16.6 million, short-term deposits of $10.4 million, marketable debt securities of $31.5 million and restricted cash of $0.1 million. Based on our current operating plan, we currently estimate that our cash position will support our current clinical trials and operations as currently conducted for more than 12 months from the date of this prospectus supplement. We will need to raise substantial, additional capital to fund our operations and to develop Aramchol and Amilo-5MER for, and beyond their current development stage, and ultimately commercialize them, if we opt to do so ourselves. In addition, we may choose to expand our current research and development focus, or other clinical operations as well as the development of Aramchol or any other product candidate for other indications or development of other molecules and/or combination of Aramchol with other molecules for NASH or other liver and inflammatory diseases as well as non-invasive biomarkers, which may also require additional capital. Our future capital requirements may be substantial and will depend on many factors including:
•
the acceptance of any amendments to our Investigational New Drug application, or IND, or foreign equivalent for the ARMOR Study by the FDA and any other foreign regulatory authority and the acceptance of any other IND or foreign equivalent for any other product candidate;

•
adhering to patient recruitment in our clinical trials and sponsored trials;

•
our clinical trials and sponsored trials results;

•
developing Aramchol and combination of it for the treatment of other conditions or indications beyond NASH, or possible label expansion of Aramchol once its approved, if at all, for the treatment of other conditions or indications;

•
the cost of filing and prosecuting patent applications and the cost of defending our patents;

•
the cost of prosecuting infringement actions against third parties;

•
the cost, timing and outcomes of seeking marketing approval of Aramchol or any other product candidate;

•
the costs associated with commercializing Aramchol or any other product candidate if we receive marketing approval, and choose to commercialize our product candidates ourselves, including the cost and timing of establishing external, and potentially in the future, internal, sales and marketing capabilities to market and sell our product candidates;

•
the costs associated with any product liability or other lawsuits related to Aramchol or any other product candidate;

•
the costs associated with post-market compliance with regulatory requirements, and of addressing any allegations of non-compliance by regulatory authorities in countries where we plan to market and sell Aramchol or any other product candidate;

•
the demand for Aramchol or any other product candidate;

•
the costs associated with developing and/or in-licensing other research and development programs;

•
the expenses needed to attract and retain skilled personnel; and

•
the costs associated with being a public company.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate, such as losing our Small and Medium Enterprise status at the EMA, which entitles us to significant fee reductions. Because there are numerous risks and uncertainties associated with the development and commercialization of Aramchol or any other product candidate, we are unable to estimate the amount of increased capital outlays and operating expenditures associated with our anticipated clinical trials. We have no committed external sources of funds. Additional financing may not be available when we need it or may not be available on terms that are favorable to us and additional financing may cause significant dilution to our existing shareholders. If adequate funds are not available to us on a timely basis, or at all, we may be required to terminate or delay planned or ongoing clinical trials or other development activities for Aramchol or any other product candidate.
Raising additional capital may be costly or difficult to obtain and will dilute current shareholders’ ownership interests, potentially substantially.
Any debt, equity or structured financing that we may need or desire may not be available on terms favorable to us, or at all. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to certain of our technologies, products or marketing territories. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business, and we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.
We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our capital structure, financial condition and results of operations.
Any additional capital raised through the sale of equity or equity-linked securities will dilute our current shareholders’ ownership in us, potentially substantially, and could also result in a decrease in the market price of our ordinary shares. The terms and conditions of those securities issued by us in future capital transactions may be more favorable to new investors and may include the issuance of warrants or other derivative securities, which may have a further dilutive effect.
We are unable to estimate our long-term capital requirements due to uncertainties associated with the development and commercialization of Aramchol or any other product candidate. If we fail to obtain necessary funds for our operations, we will be unable to develop and commercialize Aramchol or any other product candidate.
Our long-term capital requirements are expected to depend on many potential factors, including, among others:
•
the number of product candidates in development;

•
the size, duration and scope of existing and future clinical trials and pre-clinical studies;

•
the regulatory path of Aramchol or any other product candidate;

•
the results of our clinical trials, which are unpredictable in product candidate development;

•
our ability to successfully commercialize Aramchol or any other product candidate, including securing commercialization and out-licensing agreements with third parties and favorable pricing and market share;

•
the progress, success and cost of our clinical trials and research and development programs, including those associated with milestones and royalties;

•
the costs, timing and outcome of regulatory review and obtaining regulatory approval of Aramchol or any other product candidate and addressing regulatory and other issues that may arise post-approval;

•
the breadth of the labeling, assuming that Aramchol or any other product candidate are approved for commercialization by a relevant regulatory authority, which may not occur;

•
our need, or decision, to acquire or in-license complementary technologies or new platform technologies or product candidates;

•
the costs of enforcing our issued patents and defending intellectual property-related claims;

•
the costs of investigating patents that might block us from developing potential product candidates;

•
the costs of recruiting and retaining qualified personnel;

•
the costs associated with contracting with third parties to manufacture the product and to perform other necessary services;

•
our revenue, if any; and

•
our consumption of available resources more rapidly than currently anticipated, resulting in the need for additional funding sooner than anticipated.

If we are unable to obtain the funds necessary for our operations, we will be unable to develop and commercialize Aramchol or any other product candidate which would materially and adversely affect our business, liquidity and results of operations.
Risks Related to Our Business, Industry and Regulatory Requirements
Our business is subject to risks arising from epidemic diseases, such as the recent COVID-19 pandemic, which has impacted and could continue to impact our business.
In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. Initially the outbreak was largely concentrated in China, but it rapidly spread to countries across the globe, including in Israel and the United States. Many countries around the world, including in Israel and the United States, implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. In response, we have implemented remote working and workplace protocols for our employees in accordance Israeli Ministry of Health requirements to ensure employee safety. Many of our trial sites in our ARMOR Study are based in areas currently affected by COVID-19 and there is a general unease of conducting scheduled or elective procedures in medical centers. Given the significant strains on the healthcare system across the globe, during 2020 we temporarily halted the screening of new patients, for the ARMOR Study and temporarily suspended the opening of new trial sites. Although, we subsequently resumed screening activities and recruitment, in December 2020 we announced the addition of an open label part to the ARMOR Study and temporarily suspended randomization of new patients into the double-blind, placebo-controlled histology-based registrational phase of the ARMOR Study as currently enrolled patients are transitioned to the open label part. The open label part is being conducted in a smaller subset of the ARMOR which have been less affected by the COVID-19 pandemic. We continue to closely monitor the local situation in the U.S. and other countries around the world. To help mitigate cost overrun, we have taken several cost reduction measures including minimizing clinical related expenses, making certain adjustments to clinical staff and pay according to the current and predicted level of activity, we downsized our in-house clinical force and we reduced directors’ cash fees by 50% for the first half of 2020.
In addition, the rapid development and fluidity of the COVID-19 pandemic precludes any firm estimates as to the ultimate effect this disease will have on our clinical trials, our operations and our business and it is not possible to predict the impact of the second and any further wave of COVID-19. As a result, any current assessment of the effects of the COVID-19 pandemic, including the impact of this disease on the ARMOR Study and any other pre-clinical or clinical studies, is difficult to predict and subject to change and we may experience further disruptions that could severely impact our business, clinical trials, and supply chains, including:

•
delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff for the ARMOR Study or any other clinical trial;

•
delays or difficulties in enrolling patients for the ARMOR Study or any other clinical trial especially if sites do not reopen to screen and enroll patients;

•
diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals and other medical centers serving as our clinical trial sites and hospital and other staff supporting the conduct of our clinical trials;

•
interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures, which may impact the integrity of subject data and clinical study endpoints;

•
interruption of, or delays in receiving, supplies of Aramchol or any other product candidate from our contract manufacturing organizations due to staffing shortages, production slowdowns or stoppages and disruptions in delivery systems;

•
delays in clinical sites receiving the supplies and materials needed to conduct the ARMOR Study or any other clinical trial and interruption in global shipping that may affect the transport of clinical trial materials;

•
limitations on employee resources that would otherwise be focused on the conduct of the ARMOR Study or any other clinical trial, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people;

•
interruptions or delays in the operations of the FDA, EMA or other regulatory authorities, including in receiving feedback or approvals from the FDA, EMA or other regulatory authorities with respect to regulatory submissions;

•
changes in local regulations as part of a response to COVID-19 which may require us to change the ways in which the ARMOR Study or any other clinical trial is being conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;

•
delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees;

•
refusal of the FDA, EMA or other regulatory authorities to accept data from clinical trials in affected geographies; and

•
impacts from prolonged remote work arrangements, such as increased cybersecurity risks and strains on our business continuity plans.

In addition, the spread of COVID-19 has had and may continue to severely impact the trading price of shares of our ordinary shares and could impact our ability to raise additional capital on a timely basis or at all. The COVID-19 pandemic continues to rapidly evolve. The extent to which the COVID-19 pandemic may continue to impact our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the geographic spread of the disease, the duration of the pandemic, travel restrictions, quarantines, shelter-in-place orders and social distancing, business closures or business disruptions and the effectiveness of actions taken to contain and treat the disease. The impact of the COVID-19 pandemic may also have the effect of heightening many of the other risks described in the “Risk Factors” section of this prospectus supplement.
The clinical trial process is complex and expensive, and commencement and completion of clinical trials can be delayed or prevented for a number of reasons, including as a result of the COVID-19 pandemic.
We may not be able to complete or commence the clinical trials that would support our submission of an NDA to the FDA, a Marketing Authorization Application or MAA, to the EMA or any similar submission to regulatory authorities in other countries. Drug development is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of our clinical trials. The fact that the FDA, EMA or other regulatory authorities permit a company to conduct human clinical trials is no assurance or guarantee that the trials will be successful. On the contrary, most candidate drugs that begin clinical trials do not prove to be successful and do not result in the filing of an NDA, MAA or similar filing. Drug candidates that successfully complete one phase of clinical trials may prove unsuccessful at a subsequent phase. Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements and in part because the results of clinical trials are inherently uncertain and unpredictable. Regulatory authorities, such as the FDA, may decline to permit a clinical trial to proceed or may suspend a clinical trial that it has previously permitted to proceed. Additionally, the clinical trial process is time-consuming, and failure can occur at any stage of the trials. We may encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:
•
difficulties obtaining regulatory authorization to commence a clinical trial or complying with regulatory requirements for clinical trials or with the conditions imposed by a regulatory authority regarding the scope or duration of a clinical trial;

•
delays in reaching or failing to reach agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•
insufficient or inadequate supply or quality of a product candidate or other materials necessary to conduct our clinical trials;

•
difficulties in obtaining institutional review board, or IRB, approval to conduct a clinical trial at a prospective site;

•
challenges in recruiting and enrolling patients to participate in clinical trials for a variety of reasons, including size and nature of patient population, proximity of patients to clinical sites, eligibility and exclusion criteria for the trial, nature of trial protocol, the availability of approved effective treatments for the relevant disease and competition from other clinical trial programs for similar indications; and

•
inadequate funding.

Even though we initiated the Phase 3 ARMOR Study, the ARMOR Study may still be terminated as a result of, but not limited to, safety signals. In addition, the ARMOR Study or other clinical trials may be suspended or terminated by us, the FDA or other regulatory authorities, the principal investigator at a site, the IRBs at the sites where such boards are overseeing a trial or the data safety monitoring board, or the DSMB, that is overseeing the clinical trial at issue, or other regulatory authorities due to a number of factors, including:
•
irregularities in conducting a clinical trial, including by way of example, failure to conduct the clinical trial in accordance with regulatory requirements, in particular good clinical practice requirements, or GCP, or the FDA-authorized clinical protocols;

•
negative findings upon inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities;

•
safety issues or lack of clinical drug activity or effectiveness; and

•
lack of adequate funding to continue the clinical trials.

To date, we have already experienced material delays in both the ARMOR Study largely related to significantly slower than expected recruitment and the ARREST Study largely related to significantly slower than expected recruitment and the length of time required to obtain regulatory authorizations to proceed with clinical trials. We may experience further delays in any or all of our clinical trials, in particular as a result of the COVID-19 pandemic, and there can be no assurance that we will not experience such risks in the future as we progress with our planned clinical trials.
Furthermore, positive results in previous clinical studies of our product candidates may not be predictive of similar results in future clinical trials. Also, interim results, if at all, during a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early- and mid-stage development. Accordingly, the results from the completed pre-clinical studies and clinical trials for our product candidates may not be predictive of the results we may obtain in later stage trials. Our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or pre-clinical trials, or to even terminate the development program entirely. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in pre-clinical and clinical studies have nonetheless failed to obtain FDA or EMA, or other regulatory agency, approval for their products.
In addition, we or regulatory authorities may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the regulatory authorities find deficiencies in our regulatory submissions or the conduct of such trials. Any suspension of clinical trials will delay possible regulatory approval, if any, and adversely impact our ability to develop products and generate revenue.
There is significant uncertainty regarding the regulatory approval process for any investigational new drug, substantial further testing and validation may be required, and regulatory approval may be conditioned, delayed, or denied, any of which could delay or prevent us from successfully receiving marketing approval and substantially harm our business.
Pharmaceutical products generally are subject to rigorous nonclinical testing and clinical studies and other approval procedures mandated by the FDA and foreign regulatory authorities. Various federal and foreign statutes and regulations also govern or materially influence the manufacturing, safety, labeling, storage, record keeping, and marketing of pharmaceutical products. The process of obtaining these approvals and the subsequent compliance with appropriate U.S. and foreign statutes and regulations is time-consuming and requires the expenditure of substantial resources. With respect to Aramchol, to date, there are no approved therapies for NASH. The regulatory approval process for product candidates such as ours can be more expensive and take longer than for other, better known or extensively studied pharmaceutical or other product candidates. There is not a tested and successful approval path for NASH drugs that we can use as an example and we expect that such a path for regulatory approval for NASH treatments may continue to evolve in the near term as we and other companies refine our regulatory approval strategies and interact with regulatory authorities.
In September 2019, we initiated the ARMOR Study. As part of our ongoing review process, we received certain comments from the FDA in the form of guidance regarding our ARMOR Study trial design and statistical analysis plan in which, among other things, the FDA recommended that we should consider that the duration of the first phase of the study (histology based) be extended to longer than 52 weeks and that the study safety database be increased. We are in an ongoing dialogue with the FDA with respect to the comments and have made certain amendments to the ARMOR Study including the addition of an open label part and an extension of the histology-based phase to 72 weeks while reducing the number of patients in the histology-based phase from 1200 to 1000. There can be assurance that the FDA will accept these changes. As a result of the changes to the ARMOR Study design, this has resulted in extending the duration of the ARMOR Study and has made the clinical trial process more expensive. We plan to transition from Aramchol free acid to Aramchol meglumine (salt), and this may further result in additional delays in the completion of the ARMOR Study and may result in further clinical trial expenses. In addition, our primary use patent for Aramchol for the treatment of fatty liver is expected to expire prior to submission of a new drug application, or NDA, precluding any patent restoration term for the primary use patent (See “Failure to obtain, or any delay in obtaining, FDA or any foreign regulatory approval regarding any potential transition from Aramchol free acid to Aramchol meglumine (salt) in our ongoing ARMOR Study may have a material adverse effect on our business, operating results, financial condition and prospects. Furthermore, although we have submitted patent applications for our Aramchol salts in development, there is no assurance that we will receive any patents for them”). Even after we receive and incorporate guidance from these regulatory authorities, the FDA or other regulatory authorities could disagree that we have satisfied their requirements, which may require us to complete additional preclinical studies or clinical trials or impose stricter approval conditions than we currently expect. In addition, the FDA has indicated that the results of the ARMOR Study must be unequivocal and highly persuasive for a single Phase 3 study to support approval of an NDA. Therefore, even if the ARMOR Study meets all of its statistical goals and protocol endpoints, the FDA may not view the results as sufficient to support an NDA. Any additional delays in the completion of the ARMOR Study or any additional preclinical studies or clinical trials would require us to expend substantial additional resources and could significantly extend the timeline for clinical development prior to market approval. As a result of the foregoing, the research and development, preclinical studies and clinical testing of Aramchol and any other product candidate is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the development process.
We are currently planning to transition from Aramchol free acid to Aramchol meglumine (salt) in our randomized, double-blind, placebo-controlled part of the ARMOR Study. As part of our research and development studies, we have confirmed that several Aramchol salts have improved solubility as compared to the existing form of Aramchol free acid. We have a pending patent application and have been granted patents directed to a composition of matter patent application for Aramchol meglumine as well as a wide range of other salts, and method for treating hepatic fibrosis and fibrosis in non-alcoholic fatty acid liver disease. In addition, we have since submitted additional patent applications for Aramchol meglumine, including a low dose composition for Aramchol meglumine. We have since been granted a composition of matter patent for Aramchol salts which includes claims for the treatment of fatty liver in Europe and certain other countries while the patent application is still pending in the U.S. and certain other countries. We have been granted a low dose composition of matter patent for Aramchol meglumine in the U.S. Our composition of matter claims covering Aramchol meglumine patents that have been granted expire in 2034, subject to appropriate maintenance, renewal, annuity or other governmental fees being paid, and our pending application directed to use of Aramchol meglumine for treating hepatic fibrosis and fibrosis in non-alcoholic fatty acid liver disease will expire if and when issued in 2037. There can be no assurance that the U.S. Patent and Trademark Office, or the USPTO, or any other foreign equivalent will issue any additional patents based on the patent applications that we submitted to protect our Aramchol salts, nor, should the USPTO or foreign equivalent issue any patents to us with respect to the Aramchol salts, that we will be provided with adequate protection against potentially competitive products. Furthermore, if the USPTO or foreign equivalent issues us one or more patents for the Aramchol salts or with respect to already issued patents for the Aramchol salts, there can be no assurance that the issued patents will be of any commercial value, or that private parties or competitors will not successfully challenge these patents or circumvent these patents in the United States or their counterparts abroad. In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products and our commercial prospects may be materially adversely affected.
Results from a recent cross over PK study in dogs testing single and multiple oral administration doses of Aramchol free acid and Aramchol meglumine demonstrated bioequivalence with reduced variability. We plan to submit these results along with other supportive data to the FDA and discuss with the FDA, as soon as practical, a plan to appropriately transition from Aramchol free acid to the Aramchol meglumine in the ongoing ARMOR Study. Based on our regulatory and scientific review of relevant FDA guidance and precedents, we expect that we will be required to demonstrate to the FDA that the Aramchol meglumine is bioequivalent to Aramchol free acid in humans and that a number of other data considerations are addressed. Demonstrating bioequivalence requires evidence that there is no significant difference in the rate and extent to which the active ingredient is absorbed and becomes available at the site of action compared to the product with which it is considered interchangeable. However, the FDA or any foreign regulatory authority may determine that our data are not sufficient to support a transition to Aramchol meglumine in the ARMOR trial. If this is the case, the FDA or any foreign regulatory authority may require that we provide additional bioequivalence data, preclinical or clinical data or other data to provide evidence to support the transition to Aramchol meglumine. The size, scope, length and costs of any new or supplemental testing or clinical trials that may be required by the FDA or any foreign regulatory authority to provide such data are not known at this time. Failure or delay in obtaining FDA or foreign regulatory authority approval of the transition to Aramchol meglumine or the FDA or any foreign regulatory authority requiring us to provide additional clinical data may result in delays to our current projected timelines for the ARMOR Study and could have a material adverse effect on our business, operating results, financial condition and prospects. In addition, even if we receive FDA or foreign regulatory authority to transition to Aramchol meglumine, we may experience delays or other disruptions in manufacturing and supplying clinical trial materials for use in the ARMOR Study or any other clinical trial which could have a material adverse effect on our business, operating results, financial condition and prospects.
Furthermore, success in our earlier pre-formulation studies of Aramchol meglumine does not ensure that later studies will be successful, and the results of later studies may not replicate the results of our prior pre-formation studies. Furthermore, either or both of any future PK and formulation development studies may fail to demonstrate that the Aramchol meglumine result in an improvement in solubility and bioavailability. If any such studies do not support our claims, the completion of development of Aramchol meglumine may be significantly delayed or abandoned and may cause us to abandon development of Aramchol free acid, which would have a material adverse effect on our business, operating results, financial condition and prospects.
We depend largely on the success of our lead product candidate, Aramchol, and we may not obtain regulatory approval of Aramchol.
We have invested almost all of our efforts and financial resources in the research and development (clinical and pre-clinical) of our lead product candidate, Aramchol. As a result, our business is largely dependent on the success of the ARMOR Study and our ability to complete the development of, obtain regulatory approval for and successfully commercialize Aramchol in a timely manner. The process to develop, obtain regulatory approval for and commercialize Aramchol is long, complex, costly and uncertain as to its outcome.
The research, development, testing, clinical trials, manufacturing, labeling, approval, sale, marketing and distribution of drugs are subject to extensive regulation by the FDA and other regulatory agencies in other countries. These regulations differ from jurisdiction to jurisdiction. We have not received marketing approval for Aramchol in any jurisdiction. We are not permitted to market Aramchol, or any other product candidate, in the United States until we receive approval of a New Drug Application, or NDA, from the FDA, or in any foreign countries until we receive the requisite approval from the respective regulatory agencies in such countries. The results of clinical trials may be unsatisfactory, and even if we believe those clinical trials to be successful, the FDA, or other regulatory authorities, may not grant marketing authorization should we be in a position to request it.
The requirements and length of time for approval vary in different jurisdictions and could involve additional studies of Aramchol beyond those we currently anticipate, including potentially post-approval studies. The time required to obtain approval in other countries might differ from that required to obtain FDA approval in the United States. The marketing approval process in other countries may include all of the risks detailed above regarding FDA approval as well as other risks. In particular, in many countries outside the United States, it is required that a product receive pricing and reimbursement approval before the product can be commercialized. This can result in substantial delays in such countries. In other countries, product approval depends on showing superiority to an approved therapy. This can result in significant expense to conduct complex clinical trials. Finally, we do not have any products approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals or if regulatory approvals in international markets are delayed, our target market will be reduced and our ability to realize the full market potential of Aramchol or any other product candidate will be harmed.
Marketing approval in one jurisdiction does not ensure marketing approval in another, but a failure or delay in obtaining marketing approval in one jurisdiction may have a negative effect on the regulatory process in others. Failure to obtain marketing approval in other countries or any delay or setback in obtaining such approval would impair our ability to develop foreign markets for Aramchol. This would reduce our target market and limit the full commercial potential of Aramchol.
Commencement of our ARMOR Study in jurisdictions outside the United States is subject to acceptance of the foreign equivalent of our IND by regulatory authorities.
In September 2019, we initiated the ARMOR Study and recently we added an open label part to the study. In the event that the FDA or any other regulatory authority requires us to complete additional preclinical and/or clinical studies or we are required to satisfy other FDA or other regulatory requests, the start of the ARMOR Study in the applicable jurisdiction or any of our other programs may be delayed or not started at all. For example, certain regulatory agencies in Europe are requiring that we conduct additional clinical studies prior to initiating ARMOR in those jurisdictions. Even after we receive and incorporate guidance from these regulatory authorities, the FDA or other regulatory authorities could disagree that we have satisfied their requirements to commence our clinical trial or change their position on the acceptability of our planned trial design or the clinical endpoints selected, which may require us to complete additional preclinical studies or clinical trials or impose stricter approval conditions than we currently expect. As a result of the foregoing, the research and development, preclinical studies and clinical testing of any product candidate is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the development process.
We may be forced to abandon development of Aramchol or any other product candidate which would have a material adverse effect on our business and may force us to cease operations.
Upon the completion of any clinical or pre-clinical trial and/or tests, the results might not support the desired indications for use. Further, success in earlier clinical trials does not ensure that later clinical trials will be successful, and the results of later clinical trials may not replicate the results of prior clinical trials or pre-clinical testing. The clinical trial process may fail to demonstrate that Aramchol or any other product candidate is safe and/or effective for the indications we seek. Any such failure may cause us to abandon Aramchol or any other product candidate and may delay development of other potential product candidates. Any delay in, or termination or suspension of, our clinical trials may delay the requisite filings with the FDA or other regulatory agencies and, ultimately, our ability to commercialize Aramchol or any other product candidate and generate product revenues. In September 2019, we initiated the ARMOR Study. If the results of the ARMOR Study or any other study, including in any interim readout, are not compelling, then the completion of development of our product candidates may be significantly delayed or abandoned which would have material adverse effect on our business, liquidity, operating results and financial condition and may force us to cease operations.
We recently started developing Aramchol in combination with other therapies, which exposes us to additional risks.
We recently started developing Aramchol in combination with investigational therapies. For example, we recently entered into a research agreement aiming at combination therapy of ASC41 (THR-beta agonist) and Aramchol (SCD 1 inhibitor) for the treatment of NASH and we recently entered into a research collaboration with MyBiotics Pharma Ltd., or MyBiotics to investigate the combination of MyBiotics’ microbiome therapeutic platform and Aramchol. We will not be able to market and sell Aramchol or any product candidate we develop in combination with an unapproved therapy for a combination indication if that unapproved therapy does not ultimately obtain marketing approval either alone or in combination with our product candidate. In addition, unapproved therapies face the same risks described with respect to Aramchol or any other product candidate currently in development and clinical trials, including the potential for serious adverse effects, delay in their clinical trials and lack of FDA or EMA approval. If the FDA, EMA or comparable foreign regulatory authorities do not approve these other drugs or revoke their approval of, or if safety, efficacy, quality, manufacturing or supply issues arise with, the product candidates we choose to evaluate in combination with our product candidate we develop, we may be unable to obtain approval of or market such combination therapy.
The lack of a reliable non-invasive method for the diagnosis of NASH is likely to present a major challenge to Aramchol’s market penetration, if ever commercialized.
Liver biopsy is the standard approach for the diagnosis of inflammation and fibrosis associated with NASH. However, the procedure-related morbidity and, in rare cases, mortality, sample errors, costs, patient discomfort and thus lack of patient interest in undergoing the procedure limit its use. As such, only patients with a high risk of NASH, which includes patients with metabolic syndrome and an indication of Non-Alcoholic Fatty Liver Disease, or NAFLD, are generally sent for liver biopsy. Because NASH tends to be asymptomatic until the disease progresses, many individuals with NASH remain undiagnosed until the disease has reached its late stages, if at all. The lack of a reliable non-invasive method for the diagnosis of NASH is likely to present a major challenge to Aramchol’s market penetration, as many practitioners and patients may not be aware that a patient suffers from NASH and requires treatment. As such, use of Aramchol might not be as wide-spread as our actual target market and this may limit the commercial potential of Aramchol.
A further challenge to Aramchol’s market penetration is that currently a liver biopsy is the standard approach for measuring improvement in NASH patients. Because it would be impractical to subject all patients that take Aramchol, when and if it approved, to regular and repeated liver biopsies, it will be difficult to demonstrate Aramchol’s effectiveness to practitioners and patients unless and until a reliable non-invasive method for the diagnosis and monitoring of NASH becomes available, as to which there can be no assurance.

While we, and other companies in the industry are currently working on advancing non-invasive diagnostic approaches, none of these has been clinically validated, and the timetable for commercial validation, if at all, is uncertain. Moreover, such diagnostics may also be subject to regulation by FDA or other regulatory authorities as medical devices and may require premarket clearance or approval.
Our Amilo-5Mer program is being conducted under a research and option agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, or Yissum. If we decide to further develop Amilo-5Mer beyond our planned first-in-human Phase I study, we would need to exercise our option to negotiate and enter into a definitive license agreement with Yissum. If we are unable to enter into a definitive license agreement, we would not have the ability to continue the development and potential commercialization of Amilo-5Mer.
We are party to a research and option agreement with Yissum with respect to our Amilo-5Mer program. Under this agreement, we are able to research and initially develop Amilo-5Mer, are required to fund the initial research and have been granted an exclusive option to negotiate and enter into a definitive license agreement with Yissum for Amilo-5Mer upon certain pre-agreed upon terms and such other terms to be agreed upon. If we elect to continue development of Amilo-5Mer beyond the currently contemplated first-in-human Phase I study, we would need to exercise our option to negotiate and enter into a definitive license agreement. If we exercise our option to enter into any definitive license agreement with Yissum, there can be no assurance that we will agree upon terms with Yissum or that it will be on terms favorable to us. If we do not enter into a definitive license agreement, then then we will not have the ability to continue the development and potential commercialization of Amilo-5Mer.
Even if we enter into a definitive license agreement, we will be subject to various additional obligations, including obligations with respect to funding, development and commercialization activities, and payment obligations upon entering into the definitive license agreement and achievement of certain milestones and royalties on product sales. Furthermore, if the definitive license agreement is terminated or breached, we may:
•
lose our rights to research, develop or commercialize Amilo-5Mer;

•
not be able to secure patent or trade secret protection for Amilo-5Mer;

•
experience significant delays in the development or commercialization of Amilo-5Mer or may have to cease development entirely;

•
incur liability for damages.

Additionally, even if not terminated or breached, our intellectual property licenses may be subject to disagreements over contract interpretation which could narrow the scope of our rights to the relevant intellectual property or technology or increase our financial or other obligations. If we experience any of the foregoing, it could have a materially adverse effect on our business.
Furthermore, due to its early stage of development, Amilo-5Mer will require significant additional research, development, manufacturing, preclinical and clinical testing, marketing authorization, and commitment of significant additional resources prior to any commercialization. These activities will require significant cash for which we will need to raise additional capital. In addition, Amilo-5Mer is prone to the risks of failure inherent in pharmaceutical product development, including the possibility that Amilo-5Mer will not be shown to be sufficiently safe and effective for approval by regulatory authorities.
If we acquire or in-license additional technologies or product candidates, we may incur significant, incremental expenses, may have integration difficulties and may experience other risks that could harm our business and results of operations.
We are currently evaluating the acquisition or in licensing of additional product candidates and technologies. Any product candidate or technologies we in-license or acquire will likely require additional development efforts prior to commercial sale, including extensive pre-clinical or clinical testing, or both, and approval by the FDA and applicable foreign regulatory authorities, if any. All product candidates are prone to risks of failure inherent in pharmaceutical product development, including the possibility that the product candidate, or product developed based on in-licensed technology, will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot assure that any product candidate that we develop based on acquired or in-licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted or competitive in the marketplace. Moreover, integrating any newly acquired or in-licensed product candidates could be expensive and time-consuming. If we cannot effectively manage these aspects of our business strategy, our business may not succeed.
Obtaining approval of an NDA, or other regulatory approval, even after clinical trials that are believed to be successful, is an uncertain process.
Even if we complete our planned clinical trials and believe that the clinical data confirms that Aramchol, Amilo-5Mer or any other product candidate is both safe and effective for its intended use or uses, obtaining approval of an NDA, or other regulatory approval, is an extensive, lengthy, expensive and uncertain process, and the FDA and other regulatory agencies may delay, limit or deny approval of such product candidate for many reasons, including, without limitation, the fact that:
•
we may not be able to demonstrate to the satisfaction of the applicable regulatory agencies that the product candidate is safe and effective for treatment of the targeted indication in patients;

•
the results of clinical trials may not meet the level of statistical significance or clinical significance required by the applicable regulatory agencies for approval;

•
the applicable regulatory agencies may disagree with the number, design, size, conduct or implementation of our clinical trials;

•
the applicable regulatory agencies may not find the data from pre-clinical studies and clinical trials sufficient to demonstrate the clinical and other benefits outweigh its safety risks;

•
the applicable regulatory agencies may disagree with our interpretation of data from pre-clinical studies or clinical trials;

•
the applicable regulatory agencies may not accept data generated at our clinical trial sites;

•
the data collected from pre-clinical studies and clinical trials may not be sufficient to support the submission of an NDA or similar regulatory application;

•
the applicable regulatory agencies may not schedule an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of our application or may recommend that the applicable regulatory agencies require, as a condition of approval, additional pre-clinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions;

•
the applicable regulatory agencies may require development of a risk evaluation and mitigation strategy, or REMS, as a condition of approval;

•
the applicable regulatory agencies may require simultaneous approval for both adults and children, which would delay required approvals, or we may have successful clinical trial results for adults, but not children, or vice versa;

•
the applicable regulatory agencies may change their approval policies or adopt new regulations that may impede consideration or approval of our NDA, or similar regulatory application;

•
the applicable regulatory agencies may identify deficiencies in the manufacturing processes or facilities of third-party manufacturers, or suppliers of active pharmaceutical ingredients, or APIs, with which we enter into agreements for clinical and commercial supplies; and

•
the applicable regulatory agencies may require post-marketing approval studies, such as Phase 4 clinical trials, in connection with Aramchol or any other product candidate.

Before we can submit an NDA to the FDA or a similar approval application to other regulatory authorities, as applicable, we (or our commercialization partner, as the case may be) must conduct one or more clinical trials that will be substantially broader than our prior completed trials. We will also need to agree on a protocol with the FDA or any other regulatory authorities for any clinical trial(s) before commencing any such trial. Clinical trials frequently produce unsatisfactory results even though prior clinical trials were successful. Therefore, the results of any prior trial or any future clinical trials that we may conduct may or may not be successful. The applicable regulatory agencies may suspend all clinical trials or require that we conduct additional clinical, pre-clinical, manufacturing, validation or drug product quality studies and submit data from these additional studies before considering or reconsidering the NDA or similar regulatory application. Depending on the extent of these, or any other studies, approval of any applications that we submit may be delayed by several years, or may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the applicable regulatory agencies to provide regulatory approval. If any of these outcomes occur, we would not receive approval for Aramchol or any other product candidate and may be forced to cease operations.
Even if we obtain regulatory approval for Aramchol or any other product candidate, the approval might contain significant limitations related to the indications for use for which the drug is approved, use restrictions including, without limitation, for certain labeled populations, age groups, warnings, precautions or contraindications, or may be subject to significant post-marketing studies or risk mitigation requirements. If we are unable to successfully commercialize Aramchol or any other product candidate, we may be forced to cease operations.
Our product candidates may produce undesirable side effects or have other properties that could delay or prevent its regulatory approval or result in significant negative consequences following marketing approval, if any, which could substantially increase commercialization costs or even force us to cease operations.
Undesirable side effects caused by Aramchol or any other product candidate could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or applicable foreign regulatory authorities. To date, we have completed seven clinical trials of Aramchol, and additionally one proof of concept study in patient with gallstones, and a Phase 2a, investigator initiated clinical trial were completed.. Although we have not seen any evidence of reactions causing a safety concern in our completed clinical trials, it is possible that the FDA may ask for additional data regarding any adverse events seen in our trials. Results of our future trials could reveal a high and unacceptable severity and prevalence of these or other side effects. In such an event, our trials could be suspended or terminated and the FDA or applicable foreign regulatory authorities could order us to cease further development of or deny approval for Aramchol or any other product candidate for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete future trials or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.
Even if Aramchol or any other product candidate receives marketing approval, we or others may later identify undesirable side effects caused by the product. In such an event, regulatory authorities may:
•
suspend or withdraw their approval of the product;

•
require the addition of labeling statements, such as warnings, so-called “black box warnings,” contraindications or restrictions on the product’s intended use;

•
require us to issue specific communications to healthcare professionals, such as “Dear Doctor” letters;

•
issue negative publicity regarding the affected product, including safety communications;

•
impose a risk evaluation and mitigation strategy (REMS), in the case of FDA, or similar risk management strategies in the case of foreign regulators;

In addition to these potentially significant negative consequences, we could be required to change the way the product is administered, conduct additional pre-clinical studies or clinical trials or restrict or cease the distribution or use of the product, and/or be sued and held liable for harm caused to patients. The foregoing or other events could prevent us from achieving or maintaining market acceptance of the affected product candidate and could substantially increase commercialization costs or even force us to cease operations.
If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.
Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, patient willingness to undergo a liver biopsy in our NASH trials, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages and disadvantages of the product candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating, and actual or threatened public health emergencies and outbreaks of disease (including, for example, the COVID-19 pandemic). Potential patients for Aramchol or any other product candidate may not be adequately diagnosed or identified with the diseases which we are targeting or may not meet the entry criteria for our studies.
We will be required to identify and enroll a sufficient number of patients in the U.S. with NASH for each of our planned clinical trials of Aramchol in this indication. We also may encounter difficulties in identifying and enrolling U.S. NASH patients who meet the eligibility criteria for our planned clinical trials. We may not be able to initiate or continue clinical trials if we are unable to locate a sufficient number of eligible patients to participate in the clinical trials required by the FDA or other foreign regulatory agencies. In addition, the process of finding and diagnosing patients may prove costly. To date, we have already experienced significant delays in our clinical trials largely related to significantly slower than expected recruitment and the length of time required to obtain regulatory authorizations to proceed with clinical trials. Our inability to enroll a sufficient number of patients for any of our clinical trials could result in further significant delays, additional expenses, or may require us to abandon one or more clinical trials.
Changes in regulatory requirements and guidance or unanticipated events during our clinical trials may occur, which may result in necessary changes to clinical trial protocols, which could result in increased costs to us, delay our development timeline or reduce the likelihood of successful completion of our clinical trials.
Changes in regulatory requirements or guidance or unanticipated events during our clinical trials may result in the need for us to amend clinical trial protocols. In December 2020, we announced the addition of an open label part to our ARMOR Study that involved a significant amendment to the clinical trial protocol. Amendments may require review and approval by regulators and/or IRBs, and re-consent subjects, which may adversely affect the cost, timing or successful completion of a clinical trial. If we experience delays in the completion of, or if we terminate, any of our clinical trials, the commercial prospects for Aramchol or any other product candidate would be harmed and our ability to generate product revenue would be delayed, possibly materially.
Even if Aramchol or any other product candidate that we develop, receives marketing approval, we will continue to face extensive regulatory oversight and requirements, and any such product may still face future regulatory risks or new requirements.
Even if we receive regulatory approval to market a particular product candidate, any such product will remain subject to extensive regulatory requirements, including requirements relating to manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and recordkeeping. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the uses for which the product may be marketed or the conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product, which could negatively affect us by reducing revenues or increasing expenses, and cause the approved product candidate not to be commercially viable. In addition, as clinical experience with a drug expands after approval, typically because it is used by a greater number and more diverse group of patients after approval than during clinical trials, side effects and other problems may be observed over time after approval that were not seen or anticipated during pre-approval studies. Any adverse effects observed after the approval and marketing of a product candidate could result in limitations on the use of the approved product, withdrawal of FDA approval of the previously approved product, or voluntary withdrawal from the marketplace of the approved product. Absence of long-term safety data may also limit the approved uses of Aramchol or any other product candidate, if any. If we fail to comply with the regulatory requirements of the FDA, and other applicable U.S. and foreign regulatory authorities, or previously unknown problems with any approved commercial products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions or other setbacks, including the following:
•
suspension or imposition of restrictions on operations, including costly new manufacturing requirements;

•
refusal to approve pending applications or supplements to applications;

•
suspension of any ongoing clinical trials;

•
suspension or withdrawal of marketing approval;

•
an injunction or imposition of civil or criminal penalties or monetary fines;

•
seizure or detainment of products;

•
banning or restriction of imports and exports;

•
issuance of warning letters or untitled letters;

•
suspension or imposition of restrictions on operations, including costly new manufacturing requirements; or

•
refusal to approve pending applications or supplements to applications.

In addition, various aspects of our operations are subject to federal, state or local laws, rules and regulations, any of which may change from time to time. Costs arising out of any regulatory developments could be time-consuming and expensive and could divert management resources and attention and, consequently, could adversely affect our business operations and financial performance.
Delays in regulatory approval, limitations in regulatory approval and withdrawals of regulatory approval may have a material adverse effect on the Company. If we experience significant delays in testing or receiving approvals or sign-offs to conduct clinical trials, Aramchol or any other product candidate development costs will increase and our ability to out-license product our candidates may be impeded.
If we obtain approval to commercialize any product candidate outside of the United States or out-license a product candidate to additional territories outside the United States, a variety of risks associated with international operations could materially adversely affect our business.
If any product candidate is approved for commercialization outside the United States or we out-license a product candidate to additional territories outside the United States, we will likely enter into agreements with third parties to commercialize a product candidate outside the United States. We expect that we will be subject to additional risks related to entering into or maintaining international business relationships, including, without limitation:
•
different regulatory requirements for drug approvals in foreign countries;

•
differing U.S. and foreign drug import and export rules;

•
reduced protection for intellectual property rights in foreign countries;

•
unexpected changes in tariffs, trade barriers and regulatory requirements;

•
different reimbursement systems;

•
economic weakness, including inflation, or political instability in particular foreign economies and markets;

•
compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•
foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;

•
workforce uncertainty in countries where labor unrest is more common than in the United States;

•
production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;

•
potential liability resulting from development work conducted by these distributors;

•
business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters, emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency, including for example, the COVID-19 pandemic); and

•
risks associated with clinical co-development agreements in other jurisdictions prior to or post-regulatory approval.

A failure to timely and effectively address the additional risks related to entering into or maintaining international business relationships could have a material adverse effect on our business, liquidity, operating results and financial condition.
If we receive marketing approval for a product candidate, sales will be limited unless the product achieves broad market acceptance.
The commercial success of a product candidate for which we obtain marketing approval from the FDA, or other regulatory authorities, will depend on the breadth of its approved labeling and upon the acceptance of the product by the medical community, including physicians, patients and healthcare payors. The degree of market acceptance of any approved product will depend on a number of factors, including, without limitation:
•
demonstration of clinical safety and efficacy compared to other products;

•
ability of physicians to accurately diagnose NASH in its early stages;

•
the relative convenience and ease of administration;

•
the prevalence and severity of any adverse side effects;

•
limitations, warnings or contraindications contained in the product’s approved labeling;

•
distribution and use restrictions imposed by the FDA, or other regulatory agencies, or agreed to by us as part of a mandatory or voluntary REMS;

•
availability of alternative treatments, including, any competitive products already approved or expected to be commercially launched in the near future;

•
pricing and cost effectiveness;

•
the effectiveness of our, or any future collaborators’, sales and marketing strategies;

•
our ability to obtain sufficient third-party coverage or reimbursement; and

•
the willingness of patients to pay for drugs out of pocket in the absence of third-party coverage.

If a product candidate is approved, but does not achieve an adequate level of acceptance by physicians, healthcare payors and patients, we may not generate sufficient revenue from the product, and we may not become profitable. In addition, our efforts to educate the medical community and third-party payors on the benefits of the product may require significant resources and may never be successful.
The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. If we are found to have improperly promoted off-label uses, we may become subject to significant liability.
The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products. In particular, a product may not be promoted for uses that are inconsistent with the FDA-approved indications and other conditions or restrictions contained in the approved labeling, including the prescribing information, for the product. In particular, any labeling approved by FDA or other foreign regulatory agencies for a product candidate necessarily limits its use for certain conditions in certain patient populations. Also, regulatory agencies may impose further requirements or restrictions on the distribution or use of Aramchol or any other product candidate as part of a mandatory plan, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. If we receive marketing approval for a product candidate, physicians may nevertheless prescribe the product candidate to their patients in a manner that is inconsistent with the approved labeling, which is commonly known as “off label” use. If we are found to have promoted any product candidate for such “off label” uses, we may become subject to significant liability under a variety of statutory theories typically alleged by U.S. regulatory authorities. In particular, the U.S. federal government has levied large civil and criminal fines against companies for alleged improper promotion, has enjoined several companies from engaging in off-label promotion, and has requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

Our business and operations may be materially adversely affected in the event of computer system failures or security breaches.
Despite the implementation of security measures, our internal computer systems, and those of our CROs and other third parties on which we rely, are vulnerable to damage from computer viruses, unauthorized access, cyber-attacks, natural disasters, fire, terrorism, war, and telecommunication and electrical failures. If such an event were to occur and interrupt our operations, it could result in a material disruption of our drug development programs. For example, the loss of clinical trial data from ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, loss of trade secrets or inappropriate disclosure of confidential or proprietary information, including protected health information or personal data of employees or former employees, access to our clinical data, or disruption of the manufacturing process, we could incur liability and the further development of our drug candidates could be delayed. We may also be vulnerable to cyber-attacks by hackers or other malfeasance. This type of breach of our cybersecurity may compromise our confidential information and/or our financial information and adversely affect our business or result in legal proceedings. Further, these cybersecurity breaches may inflict reputational harm upon us that may result in decreased market value and erode public trust.
We may be subject to extensive environmental, health and safety, and other laws and regulations in multiple jurisdictions.
Our business involves the controlled use, through our service providers, of hazardous materials, various biological compounds and chemicals, and as such, we, our agents and our service providers may be subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes and the cleanup of contaminated sites. The risk of accidental contamination or injury from these materials cannot be eliminated. If an accident, spill or release of any regulated chemicals or substances occurs, we could be held liable for resulting damages, including for investigation, remediation and monitoring of the contamination, including natural resource damages, the costs of which could be substantial. We may incur substantial capital costs and operating expenses and may be required to obtain consents to comply with any environmental and health laws or regulations and the terms and conditions of any permits required pursuant to such laws and regulations, including costs incurred by us to install new or updated pollution control equipment for our service providers, modify our operations or perform other corrective actions at our facilities or the facilities of our service providers. In addition, fines and penalties may be imposed on us, our agents and/or our service providers for noncompliance with environmental, health and safety and other laws and regulations or for the failure to have, or comply with the terms and conditions of, required environmental or other permits or consents.
We expect the healthcare industry to face increased limitations on reimbursement, rebates and other payments as a result of healthcare reform, which could adversely affect third-party coverage of Aramchol or any other product candidate and how much or under what circumstances healthcare providers will prescribe or administer Aramchol or any other product candidate.
In both the United States and other countries, sales of Aramchol or any other product candidate will depend in part upon the availability of reimbursement from third-party payors, which include governmental authorities, managed care organizations and other private health insurers. Third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services.
Increasing expenditures for healthcare have been the subject of considerable public attention in the United States. Both private and government entities are seeking ways to reduce or contain healthcare costs. Numerous proposals that would effect changes in the U.S. healthcare system have been introduced or proposed in the U.S. Congress, or Congress, and in some state legislatures, including reducing reimbursement for prescription products and reducing the levels at which consumers and healthcare providers are reimbursed for purchases of pharmaceutical products.
In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the Modernization Act, changed the way Medicare covers and pays for most pharmaceutical products in a number of ways. Medicare is the single largest third-party payment program and is administered by the Centers for Medicare & Medicaid Services, or the CMS. Medicare traditionally covered prescription drugs administered by physicians. The Modernization Act introduced a new reimbursement methodology based on average sales prices for many of these drugs. The Modernization Act also established a new competitive acquisition program for the purchase of Part B drugs. This program, when fully implemented, will likely reduce the prices of these drugs. While the Medicare provisions of the Modernization Act apply only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from federal legislation or regulation may result in a similar reduction in payments from private payors.
Most notably, the Modernization Act also expanded coverage through a new Part D to include ordinary self-administered outpatient drugs. Medicare part D though operates through private insurers, and these insurers negotiate prices with pharmacies and with manufacturers. Intense negotiations can result in reduced revenues to manufacturers.
Increasing expenditures for healthcare have been the subject of considerable public attention in the United States. Both private and government entities are seeking ways to reduce or contain healthcare costs. Numerous proposals that would effect changes in the U.S. healthcare system have been introduced or proposed in U.S. Congress, and in some state legislatures, including reducing reimbursement for prescription products and reducing the levels at which consumers and healthcare providers are reimbursed for purchases of pharmaceutical products.
In March 2010, President Barack Obama signed into law the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act of 2010, or the Affordable Care Act, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers and impose additional health policy reforms. The Affordable Care Act expanded manufacturers’ Medicaid rebate liability to include covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations, increased the minimum rebate due for innovator drugs from 15.1% of average manufacturer price, or the AMP, to 23.1% of AMP. The rebate on innovator drugs is the greater of 23.1% of the AMP per unit or the difference between the AMP and the best price per unit and adjusted by the Consumer Price Index-Urban (CPI-U) based on a launch date and current quarter AMP. The total rebate amount for innovator drugs is capped at 100.0% of AMP. The Affordable Care Act and subsequent legislation also narrowed the definition of AMP. Furthermore, the Affordable Care Act imposes a significant annual, nondeductible fee on companies that manufacture or import certain branded prescription drug products. The Affordable Care Act appears likely to continue to put pressure on pharmaceutical pricing, especially under the Medicare and Medicaid programs, and may also increase our regulatory burdens and operating costs.
There have been judicial and congressional challenges to the Affordable Care Act. If a law is enacted, many if not all of the provisions of the PPACA may no longer apply to prescription drugs. While we are unable to predict what changes may ultimately be enacted, to the extent that future changes affect how any future products are paid for and reimbursed by government and private payers our business could be adversely impacted. On December 14, 2018, a federal district court in Texas ruled that the PPACA is unconstitutional as a result of the Tax Cuts and Jobs Act, the federal income tax reform legislation previously passed by Congress and signed by President Trump on December 22, 2017, that eliminated the individual mandate portion of the PPACA. The case, Texas, et al, v. United States of America, et al., (N.D. Texas), is an outlier, and the ruling has been stayed by the ruling judge, but in 2019, the Fifth Circuit Court of Appeals subsequently upheld the lower court decision which was then appealed to the United States Supreme Court. The U.S. Supreme Court declined to hear the appeal on an expedited basis and so no decision is expected until sometime in 2021 before the end of the next Supreme Court’s current term. We are not able to state with any certainty what will be the impact of this court decision on our business pending further court action and possible appeals. In November 2020, Joseph Biden was elected President and, in January 2021, the Democratic Party obtained control of the Senate. As a result of these electoral developments, it is unlikely that continued legislative efforts will be pursued to repeal PPACA. Instead, it is possible that executive and regulatory initiatives, as well as legislation, will be pursued to enhance or reform PPACA. We are not able to state with certainty what the impact of potential legislation will be on our business.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. In August 2011, President Obama signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction of an amount greater than $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to healthcare providers of up to 2.0% per fiscal year, starting in 2013. These reductions will stay in effect through 2030 unless additional congressional action is taken. However, COVID-19 relief legislation suspended the 2% Medicare sequester from May 1, 2020 through March 31, 2021. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several categories of healthcare providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. If we ever obtain regulatory approval and commercialization of Aramchol or any other product candidate, these laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on our customers and accordingly, our financial operations. Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We cannot be sure whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of Aramchol or any other product candidate may be. Further, the Deficit Reduction Act of 2010, directed CMS to contract a vendor to determine “retail survey prices for covered outpatient drugs that represent a nationwide average of consumer purchase prices for such drugs, net of all discounts and rebates (to the extent any information with respect to such discounts and rebates is available).” This survey information can be used to determine the National Average Drug Acquisition Cost, NADAC. Some states have indicated that they will reimburse based on the NADAC and this can result in further reductions in the prices paid for various outpatient drugs.
Various states, such as California, have also taken steps to consider and enact laws or regulations that are intended to increase the visibility of the pricing of pharmaceutical products with the goal of reducing the prices at which pharmaceutical products are sold. Because these various actual and proposed legislative changes are intended to operate on a state-by-state level rather than a national one, we cannot predict what the full effect of these legislative activities may be on our business in the future.
Although we cannot predict the full effect on our business of the implementation of existing legislation or the enactment of additional legislation pursuant to healthcare and other legislative reform, we believe that legislation or regulations that would reduce reimbursement for, or restrict coverage of, Aramchol or any other product candidate, could adversely affect how much or under what circumstances healthcare providers will prescribe or administer our products. This could materially and adversely affect our business by reducing our ability to generate revenue, raise capital, obtain additional collaborators and market Aramchol or any other product candidate. In addition, we believe the increasing emphasis on managed care in the United States has and will continue to put pressure on the price and usage of pharmaceutical products, which may adversely impact any other product sales.
It will be difficult for us to profitably sell any product candidate if reimbursement for the product is limited by government authorities and third-party payor policies.
In addition to any healthcare reform measures that may affect reimbursement, the market acceptance and sales of any product candidate will depend on the reimbursement policies of government authorities and third-party payors. It will be difficult for us to profitably sell a product candidate if reimbursement for the product is limited by government authorities or third-party payors. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and these third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. We cannot be sure that coverage or reimbursement will be available for any product candidate and, if coverage and reimbursement are available, of the extent of coverage and the level of reimbursement. Reimbursement may affect the demand for, or the price of, any product for which we obtain marketing approval. In addition, third-party payors are likely to impose strict requirements for reimbursement in order to limit off-label use of a higher priced drug.

Reimbursement by a third-party payor may depend upon a number of factors including the third-party payor’s determination that use of a product is:
•
a covered benefit under its health plan;

•
safe, effective and medically necessary;

•
appropriate for the specific patient;

•
cost-effective; and

•
neither experimental nor investigational.

Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost effectiveness data for the use of a product candidate to the payor. We may not be able to provide data sufficient to gain acceptance with respect to coverage and reimbursement. We cannot be sure that coverage or adequate reimbursement will be available for any product candidates. Also, we cannot be sure that reimbursement amounts will not reduce the demand for, or the price of, any product candidates. If reimbursement is not available, or is available only to limited levels, we may not be able to commercialize any product candidates, profitably, or at all, even if approved. In addition, if physicians, government agencies and other third-party payors do not accept the use or efficacy of any product candidates, we will not be able to generate significant revenue, if any.
Governments outside the United States tend to impose strict price controls, which may adversely affect our revenues, if any.
In some countries, particularly the countries of the EU, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of Aramchol or any other product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be harmed, possibly materially.
If we or any of our independent contractors, consultants, collaborators, manufacturers, or service providers fail to comply with healthcare and data privacy laws and regulations, we or they could be subject to enforcement actions, which could result in penalties and affect our ability to develop, market and sell Aramchol or any other product candidate and may harm our reputation.
We are or may in the future be subject to federal, state, and foreign healthcare and data privacy laws and regulations pertaining to, among other things, fraud and abuse of patients’ rights. These laws and regulations include:
•
The federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully soliciting, offering, receiving, or paying any remuneration, directly or indirectly, in cash or in kind, to induce or reward purchasing, ordering or arranging for or recommending the purchase or order of any item or service for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid. Liability may be established without a person or entity having actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it. This statute has been interpreted to apply broadly to arrangements between pharmaceutical manufacturers on the one hand and prescribers, patients, purchasers and formulary managers on the other. In addition, the Affordable Care Act amended the Social Security Act to provide that the U.S. government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. A conviction for violation of the Anti-kickback Statute requires mandatory exclusion from participation in federal health care programs. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution, the exemptions and safe harbors are drawn narrowly, and those activities may be subject to scrutiny or penalty if they do not qualify for an exemption or safe harbor.

•
The federal civil False Claims Act, or FCA, prohibits, among other things, knowingly presenting, or causing to be presented claims for payment of government funds that are false or fraudulent, or knowingly making, using or causing to be made or used a false record or statement material to such a false or fraudulent claim, or knowingly concealing or knowingly and improperly avoiding, decreasing, or concealing an obligation to pay money to the federal government. This statute also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. The FCA prohibits anyone from knowingly presenting, conspiring to present, making a false statement in order to present, or causing to be presented, for payment to federal programs (including Medicare and Medicaid) claims for items or services, including drugs, that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. This law also prohibits anyone from knowingly underpaying an obligation owed to a federal program. Increasingly, U.S. federal agencies are requiring nonmonetary remedial measures, such as corporate integrity agreements in FCA settlements. The U.S. Department of Justice announced in 2016 its intent to follow the “Yates Memo,” taking a far more aggressive approach in pursuing individuals as FCA defendants in addition to the corporations. FCA liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties assessed on a per false claim or statement basis . Government enforcement agencies and private whistleblowers have investigated pharmaceutical companies for or asserted liability under the FCA for a variety of alleged promotional and marketing activities, such as providing free product to customers with the expectation that the customers would bill federal programs for the product; providing consulting fees and other benefits to physicians to induce them to prescribe products; engaging in promotion for “off-label” uses; and submitting inflated best price information to the Medicaid Rebate Program.

•
The federal False Statements Statute prohibits knowingly and willfully falsifying, concealing, or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry, in connection with the delivery of or payment for healthcare benefits, items, or services.

•
The federal Civil Monetary Penalties Law authorizes the imposition of substantial civil monetary penalties against an entity, such as a pharmaceutical manufacturer, that engages in activities including, among others (1) knowingly presenting, or causing to be presented, a claim for services not provided as claimed or that is otherwise false or fraudulent in any way; (2) arranging for or contracting with an individual or entity that is excluded from participation in federal healthcare programs to provide items or services reimbursable by a federal healthcare program; (3) violations of the federal Anti-Kickback Statute; or (4) failing to report and return a known overpayment.

•
The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of, or payment for, healthcare benefits, items or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

•
HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH), which imposes requirements on certain types of people and entities relating to the privacy, security, and transmission of individually identifiable health information, requires notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;

•
The federal Physician Payment Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program, to report annually to the Centers for Medicare & Medicaid Services (CMS) information related to payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members, which is published in a searchable form on an annual basis. Effective January 1, 2022, covered manufacturers will also be required to report on payments and other transfers of value to physician assistants, nurse practitioners or clinical nurse specialists, anesthesiologist assistants, certified registered nurse anesthetists, and certified nurse-midwives during the previous year;
•
State laws comparable to each of the above federal laws, such as, for example, anti-kickback and false claims laws that may be broader in scope and also apply to commercial insurers and other non-federal;

•
Payors requirements for mandatory corporate regulatory compliance programs, and laws relating to patient data privacy and security. Other state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government; require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state and foreign laws govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts;

•
In the European Union, the General Data Protection Regulation, or GDPR, — Regulation EU 2016/679 — was adopted in May 2016 and became applicable on May 25, 2018, or GDPR. The GDPR further harmonizes data protection requirements across the European Union member states by establishing new and expanded operational requirements for entities that collect, process or use personal data generated in the European Union, including consent requirements for disclosing the way personal information will be used, information retention requirements, and notification requirements in the event of a data breach;

•
The California Consumer Privacy Act of 2018, or CCPA, effective as of January 1, 2020, gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches, that is expected to increase data breach litigation.

•
In addition, failure to comply with the Israeli Privacy Protection Law of 1981, and its regulations, as well as the guidelines of the Israeli Privacy Protection Authority, may expose us to administrative fines, civil claims (including class actions) and in certain cases criminal liability. Current pending legislation may result in a change of the current enforcement measures and sanctions.

If our operations are found to be in violation of any such health care laws and regulations, we may be subject to penalties, including significant administrative, civil and criminal penalties, monetary damages, disgorgement, imprisonment, the curtailment or restructuring of our operations, loss of eligibility to obtain approvals from the FDA or foreign regulatory authorities, or exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid, any of which could adversely our financial results. Any action against us for an alleged or suspected violation could cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful. In addition, achieving and sustaining compliance with applicable laws and regulations may be costly to us in terms of money, time and resources.
Our employees, principal investigators, consultants, commercial partners or vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards.
We are also exposed to the risk of employees, independent contractors, principal investigators, consultants, commercial partners or vendors engaging in fraud or other misconduct. Misconduct by employees, independent contractors, principal investigators, consultants, commercial partners and vendors could include intentional failures to comply with EU regulations, to provide accurate information to the EMA or EU Member States authorities or to comply with manufacturing or quality standards we have or will have established. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices such as promotion of products by medical practitioners. The EU Member States in which we operate have different statutory provisions regulating the cooperation of pharmaceutical companies with healthcare professionals. In addition to these statutory provisions, codes of conduct issued by business associations or other non-statutory standards may be applicable to our activities. Both statutory provisions and non-statutory codes or standards restrict payments or other benefits provided to healthcare professionals, and in case of non-compliance, may result in severe sanctions such as bans, administrative fines, criminal fines or even imprisonment. The advertising of medicinal products for human use in the EU is regulated by Title VIII of European Directive 2001/83/EC. These provisions have been implemented into the law of the EU member States. Such laws inter alia restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and serious and irreparable harm to our reputation.
This could also apply with respect to data privacy. In the EU, the EU Directive 95/46/EEC was replaced by the GDPR on May 25, 2018. The GDPR as an EU regulation does not have to be implemented into Member States’ national law, but applies directly in all Member States since May 25, 2018. It applies to companies with an establishment in the European Economic Area (EEA) and to certain other companies not in the EEA that offer or provide goods or services to individuals located in the EEA or monitor individuals located in the EEA. The GDPR implements more stringent operational requirements for controllers of personal data, including, for example, expanded disclosures about how personal information is to be used, limitations on retention of information, increased requirements pertaining to health data and pseudonymized (i.e., key-coded) data, increased cyber security requirements, mandatory data breach notification requirements and higher standards for controllers to demonstrate that they have obtained a valid legal basis for certain data processing activities. The GDPR provides that EU Member States may continue to make their own further laws and regulations in relation to the processing of genetic, biometric or health data, which could result in continued or new differences between Member States, limit our ability to use and share personal data or could cause our costs to increase, and harm our business and financial condition. We are also subject to evolving and strict rules on the transfer of personal data out of the European Union to the United States. Further prospective revision of the Directive on privacy and electronic communications (Directive 2002/58/EC), or ePrivacy Directive, may affect our marketing communications.
We have implemented procedures to ensure compliance with the GDPR and its requirements. Our actual or alleged failure to comply with this regulation, or to protect personal data, could result in enforcement actions and significant penalties against us, which could result in negative publicity, increase our operating costs, subject us to claims or other remedies and have a material adverse effect on our business, financial condition, and results of operations. It is not always possible to identify and deter misconduct by employees or other parties. The precautions we take to detect and prevent such activity may not protect us from legal or regulatory action resulting from a failure to comply with applicable laws or regulations. Misconduct by our employees, principal investigators, consultants, commercial partners or vendors could result in significant financial penalties, criminal sanctions, civil law claims and/or negative media coverage, and thus have a material adverse effect on our business, including through the imposition of significant fines or other sanctions, and our reputation. In particular, failure to comply with EU laws, including failure under the GDPR, ePrivacy Directive and other laws relating to the security of personal data may result in fines up to €20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, if greater, and other administrative penalties including criminal liability, which may be onerous and adversely affect our business, financial condition, results of operations and prospects. Failure to comply with the GDPR and related laws may also give risk to increase risk of private actions, including a new form of class action that is available under the GDPR.
If we or our manufacturers fail to comply with manufacturing regulations, our financial results and financial condition could be adversely affected.
Before an NDA is approved, and before we begin the commercial manufacture of any product candidate, contract manufacturers must register with FDA or foreign regulators undergo regulatory inspection of their manufacturing facilities, processes and quality systems. In addition, pharmaceutical manufacturing facilities are subject to periodic inspection by the FDA and foreign regulatory authorities after product approval. Due to the complexity of the processes used to manufacture pharmaceutical products and product candidates, any potential third-party manufacturer may be unable to meet local, federal, or international regulatory requirements either at the outset or on an ongoing basis, in a cost effective manner, if at all.

We do not intend to engage in the manufacture of Aramchol or any other product candidate other than for pre-clinical and clinical studies, but we or our materials suppliers may face manufacturing or quality control problems causing product production and shipment delays or a situation where we or the supplier may not be able to maintain compliance with the FDA’s or foreign regulators’ requirements necessary to continue manufacturing Aramchol or any other product candidate. Drug manufacturers are subject to ongoing periodic unannounced inspections by the FDA and corresponding foreign regulators to ensure continuing compliance with applicable requirements. Any failure to comply with FDA or foreign regulatory requirements could adversely affect our clinical research activities and our ability to develop and market Aramchol or any other product candidate.
If a third-party manufacturer with whom we contract is unable to comply with manufacturing requirements, we may be subject to fines, unanticipated compliance expenses, recall or seizure of Aramchol or any other product candidate, total or partial suspension of production and/or enforcement actions, including injunctions, and criminal or civil prosecution. These possible sanctions could adversely affect our financial results and financial condition.
Our market is subject to intense competition. If we are unable to compete effectively, Aramchol, Amilo-5MER or any other product candidate that we develop may be rendered suboptimal, noncompetitive or obsolete.
There are a number of products in development for our target indications, many of which are being developed by pharmaceutical companies that are far larger than us, with significantly greater resources and more experience than us in all aspects of drug development and commercialization. Further, our industry is highly competitive and subject to rapid and significant technological change. Our potential competitors include large, fully-integrated pharmaceutical and biotechnology companies, specialty pharmaceutical and generic drug companies, academic institutions, government agencies and research institutions. All of these competitors currently engage in, have engaged in or may engage in the future in the development, manufacturing, marketing and commercialization of new pharmaceuticals, some of which may compete with Aramchol, Amilo-5MER or other product candidates. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. These companies may have products in development that are superior to any Aramchol or any other product candidate. Key competitive factors affecting the commercial success of Aramchol or any other product candidate that we develop are likely to be efficacy, time of onset, safety and tolerability profile, reliability, convenience of dosing, price and reimbursement.
Many of our potential competitors have substantially greater financial, technical and human resources than we do and significantly greater experience in the discovery and development of drug candidates, obtaining FDA and other regulatory approvals of products and the commercialization of those products. Accordingly, our competitors may be more successful than us in obtaining FDA and other marketing approvals for drugs and achieving widespread market acceptance. Our competitors’ drugs may be more effective, or more effectively marketed and sold, than any drug we may commercialize and may render the product candidates that we develop suboptimal, obsolete or non-competitive before we can recover the expenses of developing and commercializing the product. We anticipate that we will face intense and increasing competition as new drugs enter the market and advanced technologies become available. Finally, the development of new treatment methods for the diseases we are targeting could render Aramchol or any other product candidate that we develop, non-competitive or obsolete. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may never be profitable.
Our competitors currently include companies with marketed products and/or advanced clinical programs. Our main competitors of Aramchol include, but are not limited to, Intercept Pharmaceuticals, Inc., Gilead Sciences, Inc., AbbVie, Inc. (Abbot through an acquisition of Allergan, Plc.), Madrigal Pharmaceuticals Inc., Novartis, Novo Nordisk and Viking Therapeutics among others. See also “Business — Competition.” Moreover, several additional companies have reported the commencement of research projects and proof-of-concept trials related to our target indications, including those mentioned in the preceding sentence
We face potential product and other liability exposure, and, if claims are brought against us, we may incur substantial liability.
Our product candidates could cause adverse events. These adverse events may not be observed in clinical trials, but may nonetheless occur in the future. If any of these adverse events occur, they may render Aramchol or any other product candidate ineffective or harmful in some patients, and our sales would suffer, materially adversely affecting our business, financial conditions and results of operations.
In addition, potential adverse events caused by Aramchol or any other product candidate, could lead to product liability claims. Product liability claims might be brought against us by consumers, healthcare providers or others coming into contact with Aramchol or any other product candidate. If we cannot successfully defend ourselves against product liability claims, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in, among other things:
•
decreased demand for our product candidate for which we obtain marketing approval;

•
impairment of our business reputation and exposure to adverse publicity;

•
increased warnings on product labels or other regulatory actions;

•
withdrawal of clinical trial participants;

•
costs of related litigation;

•
distraction of management’s attention from our primary business;

•
substantial monetary awards to patients or other claimants;

•
loss of revenue; and

•
the inability to successfully commercialize any product candidates, for which we obtain marketing approval.

If we are unable to obtain adequate insurance with respect to our clinical trials against and from any losses or claims from third parties, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. We may not be able to obtain insurance policies on terms affordable to us that would adequately cover loss or claims by third parties. To the extent our business suffers any losses or claims by third parties, which are not covered, or adequately covered, by insurance, our financial condition may be materially adversely affected.
If product liability lawsuits are successfully brought against us, our insurance may be inadequate.
We have obtained insurance coverage for our clinical trials in accordance with market standards and in compliance with applicable Israeli law. However, our insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If and when we obtain marketing approval for any product candidate, we intend to expand our insurance coverage to include the sale of commercial products; however, we may be unable to obtain this product liability insurance on commercially reasonable terms. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. The cost of any product liability litigation or other proceedings, even if resolved in our favor, could be substantial. A successful product liability claim, or series of claims, brought against us could cause our share price to decline and, if judgments exceed our insurance coverage, could decrease our cash and adversely affect our business.
The product liability insurance we will need to obtain in connection with the commercial sales of any product candidate, if and when they receive regulatory approval, may be unavailable in meaningful amounts or at a reasonable cost. If we are the subject of a successful product liability claim that exceeds the limits of any insurance coverage we obtain, we would incur substantial charges that would adversely affect our earnings and require the commitment of capital resources that might otherwise be available for the development and commercial launch of any product candidate’s programs.
We manage our business through a small number of senior executive officers. We depend on them even more than similarly- situated companies.
Because of the specialized scientific and managerial nature of our business, we rely heavily on our ability to recruit, attract, retain, manage and motivate qualified senior executive officers with adequate operational, scientific and technical experience. The loss of the services of our senior executive officers, including our President, Chief Executive Officer, and our Chief Scientific Officer, or the inability to hire or retain experienced management personnel, could adversely affect our ability to execute our business plan and harm our operating results. In particular, the loss of one or more of our senior executive officers could be detrimental to us if we cannot recruit suitable replacements in a timely manner.
We do not currently carry “key person” insurance on the lives of members of senior management. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, we may be unable to attract and retain qualified personnel necessary for the development of our business or to recruit suitable replacement personnel. Additionally, our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance. We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.
Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal control requirements for publicly traded companies.
As a public company, we operate in an increasingly challenging regulatory environment which requires us to comply with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the related rules and regulations of the SEC and securities exchanges, expanded disclosures, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.
Section 404 of the Sarbanes-Oxley Act requires our management to report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal control structure and procedures for financial reporting. We have an ongoing program to perform the system and process evaluation and testing necessary to continue to comply with these requirements. During the course of our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we have a material weakness in our internal controls over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall.
To build our finance infrastructure, we may need to improve our accounting systems, disclosure policies, procedures and controls. If we are unsuccessful in building an appropriate accounting infrastructure, we may not be able to prepare and disclose, in a timely manner, our financial statements and other required disclosures, or comply with existing or new reporting requirements. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the Nasdaq Capital Market or other adverse consequences that would materially harm our business. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed and investors could lose confidence in our reported financial information.
We will need to significantly increase the size of our organization, and we may experience difficulties in managing growth.
We may experience rapid and substantial growth in order to achieve our operating plans, which will place a strain on our human and capital resources. Successful implementation of our business plan will require management of growth, which will result in an increase in the level of responsibility for management personnel. Any future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. To that end, we must be able to, among other things:
•
manage our clinical trials and the regulatory process effectively;

•
develop our administrative, accounting and management information systems and controls;

•
hire and train additional qualified personnel; and

•
integrate current and additional management, administrative, financial and sales and marketing personnel.

If we are unable to establish, scale-up and implement improvements to our control systems in an efficient or timely manner, or if we encounter deficiencies in existing systems and controls, investors may choose not to invest in us, which could cause our share price to decline and negatively impact our ability to successfully commercialize Aramchol or any other product candidate.
Failure to attract and retain sufficient numbers of talented employees will further strain our human resources and could impede our growth or result in ineffective growth. If we are unable to manage our growth effectively, our losses could materially increase and it will have a material adverse effect on our business, results of operations and financial condition.
Our business, including our ability to raise capital, may be affected by macroeconomic conditions.
A deterioration in global economic conditions and uncertainties may have an adverse effect on our business. For instance, interest rates, the liquidity of the credit markets and the volatility of the capital markets could also affect the value of our investments, if any, and our ability to liquidate such investments in order to fund our operations. Interest rates and the ability to access credit markets could also adversely affect the ability of patients and distributors to purchase, pay for and effectively distribute Aramchol or any other product candidate.
In addition, we rely and intend to rely on third-parties, including our clinical research organizations, third-party manufacturers and second source suppliers, and certain other important vendors and consultants. As a result of volatile and unpredictable global economic situations, there may be a disruption or delay in the performance of our third-party contractors and suppliers. If such third-parties are unable to satisfy their contractual commitments to us, our business could be severely adversely affected.
Additional clinical trials may divert a significant amount of our resources and may ultimately be unsuccessful.
We are seeking to expand our clinical operations for Aramchol to multiple other indications in order to expand our pipeline, commercial potential and ultimately de-risk the Company for the success of any one given trial. If we initiate additional clinical trials, this may divert a significant amount of Company resources and may be unsuccessful.
Risks Related to Our Reliance on Third Parties
We have no manufacturing capacity and anticipate reliance on third-party manufacturers for Aramchol or any other product candidate.
We do not currently operate manufacturing facilities for the production of Aramchol, Amilo-5MER or their API. We still have not, and may never, develop facilities for the manufacture of product candidates or products for clinical trials or commercial purposes. We rely, and for the foreseeable future, will continue to rely, on third-party manufacturers to produce bulk drug products required for our clinical trials. We plan to initially rely upon contract manufacturers and, potentially, collaboration partners, to manufacture commercial quantities of Aramchol or any other product candidate, if and when approved for marketing by the applicable regulatory authorities. Our contract manufacturers have not completed commercial process validation of Aramchol API and drug product manufacturing processes. If our contract manufacturers and their facilities, as applicable, are not approved by the FDA, or other applicable regulatory authorities, our commercial supply of the drug substance will be significantly delayed and may result in significant additional costs. We purchase finished Aramchol from a third-party under a clinical supply agreement. If we will be required to change the finished product manufacturer, we may encounter significant delay and likely significant additional cost.
A failure by our contract manufacturer to achieve and maintain high manufacturing standards, in accordance with applicable good manufacturing practices and other applicable regulatory requirements could result in patient injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel.
Our existing manufacturers and any future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business. In the event of a natural disaster, business failure, strike or other difficulty, we may be unable to replace a third-party manufacturer in a timely manner and the production of our product candidates would be interrupted, resulting in delays and additional costs.
We intend to rely primarily on third parties to market and sell Aramchol or any other product candidate.
We have no sales or distribution capabilities. To the extent we rely on third parties to commercialize Aramchol or any other product candidate, if marketing approval is obtained, we may receive less revenue than if we commercialize them ourselves. In addition, we would have less control over the sales efforts of any third parties involved in our commercialization efforts. In the event we are unable to collaborate with a third-party marketing and sales organization to commercialize Aramchol or any other product candidate, particularly for broader patient populations, our ability to generate revenue will be limited.
Although we may ultimately develop a marketing and sales force with technical expertise and supporting distribution capabilities in the longer term, we do not currently intend to do so and, as such, we will be unable to market our product candidates directly in the near future. To promote any of our potential products through third parties, we will have to locate acceptable third parties for these functions and enter into agreements with them on acceptable terms, and we may not be able to do so. Any third-party arrangements we are able to enter into may result in lower revenues than we could achieve by directly marketing and selling our potential products. In addition, to the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, as well as the terms of our agreements with such third parties, which cannot be predicted in most cases at this time. As a result, we might not be able to market and sell our product candidates in the United States or overseas, which would have a material adverse effect on us.
Any collaboration arrangements that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our current and potential other product candidates.
We intend to seek collaboration arrangements with pharmaceutical or biotechnology companies for the continued development and commercialization of our current and potential other product candidates. We will face, to the extent that we decide to enter into collaboration agreements, significant competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement. We may not be successful in our efforts to establish and implement collaborations or other alternative arrangements. The terms of any collaborations or other arrangements that we may establish may not be favorable to us.
Any future collaborations that we enter into may not be successful. The success of our collaboration arrangements will depend heavily on the efforts and activities of our collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations. Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters can lead to delays in the development process or commercializing the applicable product candidate and, in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision making authority. Moreover, collaborations with pharmaceutical or biotechnology companies and other third parties are often terminated or allowed to expire by the other party. Any lack of effort or ability by our collaborators or any such disagreement, termination or expiration could adversely affect us financially and could harm our business reputation.
We depend on third parties to conduct our clinical trials.
We rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to oversee most of the operations of our clinical trials and to perform data collection and analysis. As a result, we may face additional delays outside of our control if these parties do not perform their obligations in a timely fashion or in accordance with regulatory requirements. If these third parties do not successfully carry out their contractual duties or obligations and meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or for other reasons, our financial results and the commercial prospects for Aramchol or any other product candidate could be harmed, our costs could increase and our ability to obtain regulatory approval and commence product sales could be delayed.
Risks Related to Our Intellectual Property
The failure to obtain or maintain patents, licensing agreements and other intellectual property rights that are sufficiently broad and protective could impact our ability to compete effectively.
To compete effectively, we must develop and maintain a proprietary position with regard to our own technologies, intellectual property, licensing agreements, product candidates and business. Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving. We cannot predict the scope and extent of patent protection for Aramchol or any other product candidate because the patent positions of pharmaceutical products are complex and uncertain. Therefore, the degree of future protection for our proprietary rights in our core technologies and any product candidates or products that might be developed using these technologies is also uncertain. The risks and uncertainties that we face with respect to our patents and other proprietary rights include, but are not limited to, the following:
•
while the patents we own have been issued, pending patent applications we have filed may not result in issued patents or may take longer than we expect to result in issued patents;

•
we may be subject to interference, reexamination, inter pares review, or post-grant review proceedings in the U.S.;

•
we may be subject to opposition proceedings in certain foreign countries;

•
any patents that are issued may not provide meaningful protection for any significant period of time, if at all;

•
any issued patents may not be broad or strong enough to prevent competition from other products including identical or similar products;

•
we may not be able to develop additional proprietary technologies that are patentable;

•
there may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim;

•
there may be other patents or pending patent applications existing in the patent landscape that will affect our freedom to operate for our product candidates;

•
other companies may challenge and invalidate patents licensed or issued to us or our customers;

•
a court could determine that a competitor’s technology or product does not infringe our patents;

•
other companies may independently develop similar or alternative technologies, or duplicate our technologies;

•
other companies may design around technologies we have licensed or developed;

•
if we are not awarded patents or if issued patents expire or are declared invalid or not infringed, there may be no protections against competitors making generic equivalents;

•
enforcement of patents is complex, uncertain and expensive, and our patents may be found invalid or enforceable;

•
our patents could irretrievably lapse due to failure to pay fees or otherwise comply with regulations, or could be subject to compulsory licensing; and

•
if we encounter delays in our development or clinical trials, the period of time during which we could market our product candidates under patent protection would be reduced.

We cannot be certain that patents will be issued as a result of any of our pending applications, and we cannot be certain that any of our issued patents, whether issued pursuant to our pending applications or licensed from third parties, will give us adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, because publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions. If any of our composition of matter patents, or pending applications, was subject to a successful challenge or failed to issue, our business and competitive advantage could be significantly affected. Our current patents will expire or they may otherwise cease to provide meaningful competitive advantage, and we may be unable to adequately develop new technologies and obtain future patent protection to preserve our competitive advantage or avoid adverse effects on our business.
We are currently planning to transition from Aramchol free acid to Aramchol meglumine (salt) in our double-blind, placebo-controlled histology-based registrational part of the ARMOR Study. We had been working towards submission of a new drug application, or NDA, in the first half of 2023, assuming positive top-line results, however due to delays in enrollment of the ARMOR Study, we will not be able to submit an NDA to the FDA with respect to Aramchol free acid, a new chemical entity, in time to benefit from any potential Hatch-Waxman patent restoration term. As part of our research and development studies, we have confirmed that several Aramchol salts have improved solubility as compared to the existing form of Aramchol free acid.
We have a pending patent application and have been granted patents directed to composition of matter patent application for Aramchol meglumine as well as a wide range of other salts, and method for treating hepatic fibrosis and fibrosis in non-alcoholic fatty acid liver disease. In addition, we have since submitted additional patent applications for Aramchol meglumine, including a low dose composition for Aramchol meglumine. We have since been granted a composition of matter patent for Aramchol salts which includes claims for the treatment of fatty liver in Europe and certain other countries while the patent application is still pending in the U.S. and certain other countries. We have been granted a low dose composition of matter patent for Aramchol meglumine in the U.S. Our composition of matter claims covering Aramchol meglumine patents that have been granted expire in 2034, subject to appropriate maintenance, renewal, annuity or other governmental fees being paid, and our pending application directed to use of Aramchol meglumine for treating hepatic fibrosis and fibrosis in non-alcoholic fatty acid liver disease will expire if and when issued in 2037. There can be no assurance that the U.S. Patent and Trademark Office, or the USPTO, or any other foreign equivalent will issue any additional patents based on the patent applications that we submitted to protect our Aramchol salts, nor, should the USPTO or foreign equivalent issue any patents to us with respect to the Aramchol salts, that we will be provided with adequate protection against potentially competitive products. Furthermore, if the USPTO or foreign equivalent issues us one or more patents for the Aramchol salts or with respect to already issued patents for the Aramchol salts, there can be no assurance that the issued patents will be of any commercial value, or that private parties or competitors will not successfully challenge these patents or circumvent these patents in the United States or their counterparts abroad. In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products and our commercial prospects may be materially adversely affected.
Others may obtain issued patents that could prevent us from commercializing our product candidates or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.
In addition to patents and patent applications, we depend upon trade secrets and proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. We also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.
Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.
Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
We may not be able to enforce our intellectual property rights throughout the world. This risk is exacerbated for us because we expect Aramchol or Aramchol meglumine will be manufactured and used in a number of foreign countries.
The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This risk is exacerbated for us because we expect Aramchol will be manufactured and used in a number of foreign countries.
The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to life sciences. This could make it difficult for us to stop the infringement of our other intellectual property rights. For example, several foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, some countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit.
Although most jurisdictions in which the Company has applied for, intends to apply for, or has been issued patents have patent protection laws similar to those of the United States, some of them do not. For example, the Company expects to do business in South America, Eurasia, China and Indochina in the future and the countries in these regions may not provide the same or similar protection as that provided in the United States.
Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.
We may rely on third party patents.
We may not have rights under some patents or patent applications related to products we may commercialize in the future. Third parties may own or control these patents and patent applications in the United States and abroad. Therefore, in some cases, to manufacture, sell or import some of our future products, we or our collaborators may choose to seek, or be required to seek, licenses under third party patents issued in the United States and abroad or under patents that might be issued from United States and foreign patent applications. In instances in which we must obtain a license for third party patents, we may be required to pay license fees or royalties or both to the licensor. If licenses are not available to us on acceptable terms, we or our collaborators may not be able to develop, manufacture, sell or import these products.
We may be unable to protect the intellectual property rights of third parties from whom we may license certain of our intellectual property or with whom we have entered into other strategic relationships, which could have a material adverse effect on our business, results of operations and financial condition.
Certain of our intellectual property rights may be licensed from third parties, including universities and strategic partners. Such third parties may determine not to or fail to protect the intellectual property rights that we license from them and we may be unable to defend such intellectual property rights on our own or we may have to undertake costly litigation to defend the intellectual property rights of such third parties. There can be no assurances that we will continue to have proprietary rights to any of the intellectual property that we license from such third parties or otherwise have the right to use through similar strategic relationships. Any loss or limitations on use with respect to such intellectual property licensed from third parties or otherwise obtained from third parties with whom we have entered into strategic relationships could have a material adverse effect on our business, results of operations and financial condition.
If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose intellectual property rights that are important to our business.
We may be party to license agreements with third parties and may need to obtain additional licenses from others to advance our research and development activities or allow the commercialization product candidates we may identify and pursue. License agreements may impose various development, diligence, commercialization, and other obligations on us. For example, we may be required to use commercially reasonable efforts to engage in various development and commercialization activities with respect to licensed products, and satisfy specified milestone and royalty payment obligations. In spite of our efforts, our licensors might conclude that we have materially breached our obligations under such license agreements and might therefore terminate the license agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors or other third parties would have the freedom to seek regulatory approval of, and to market, products identical to ours and we may be required to cease our development and commercialization of product candidates that we may identify. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.
Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:
•
the scope of rights granted under the license agreement and other interpretation-related issues;

•
the extent to which our product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•
the sublicensing of patent and other rights under our collaborative development relationships;

•
our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•
the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

•
the priority of invention of patented technology.

In addition, the agreements under which we currently or in the future license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.
We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing, or increase the costs of commercializing, Aramchol or Aramchol meglumine or any other product candidate.
Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. For example, there could be issued patents of which we are not aware that our product candidate infringes. There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our product candidates infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product candidates infringes.
Third parties may assert that we are employing their proprietary technology without authorization. If a court held that any third-party patents are valid, enforceable and cover any of our product candidates or their use, the holders of any of these patents may be able to block our ability to commercialize any such product candidate unless we obtained a license under the applicable patents, or until the patents expire. In addition to litigation proceedings which may be filed against us, we may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost or on reasonable terms. Any inability to secure licenses or alternative technology could result in delays in the introduction of our product candidates or lead to prohibition of the manufacture or sale of products by us.
We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.
Competitors may infringe our patents or other intellectual property. Although we are not currently involved in any litigation, if we were to initiate legal proceedings against a third party to enforce a patent covering our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable.
Interference or derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms or at all, or if a non-exclusive license is offered and our competitors gain access to the same technology. Our defense of litigation or interference or derivation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our product candidates to market.
Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ordinary shares.
We may be unable to adequately prevent disclosure and unauthorized use of trade secrets and other proprietary information by third parties.
Our ability to obtain and maintain patent protection and trade secret protection for our intellectual property and proprietary technologies, our product candidates and their uses is important to our commercial success. We rely on a combination of patent, copyright, trademark and trade secret laws, non-disclosure and confidentiality agreements, licenses, assignment of inventions agreements and other restrictions on disclosure and use to protect our intellectual property rights.
We also rely on trade secrets to protect our proprietary know-how and technological advances, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection could enable competitors to use our proprietary information to develop products that compete with our product candidates or cause additional material adverse effects upon our competitive business position.
We cannot be certain that the steps that we have taken will prevent the misappropriation or other violation of our confidential information and other intellectual property, particularly in foreign countries in which laws may not protect our proprietary rights as fully as in the United States and other developed economies. Moreover, if we lose any key personnel, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by those former employees. If we are unable to maintain the security of our proprietary technology, this could materially adversely affect our competitive advantage, business and results of operations.
Under applicable U.S. and Israeli law, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. In addition, employees may be entitled to seek compensation for their inventions irrespective of their agreements with us, which in turn could impact our future profitability.
We generally enter into non-competition agreements with our employees and certain key consultants, or our employment and consulting agreements contain non-competition provisions. These agreements, to the extent they are in place and in effect, prohibit our employees and certain key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.
In addition, under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, shall determine whether the employee is entitled to remuneration for his or her inventions. Case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration, but rather uses the criteria specified in the Patent Law. Although we generally enter into assignment-of-invention agreements with our employees pursuant to which such individuals assign to us all rights to any inventions created in the scope of their employment or engagement with us, we may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, we could be required to pay additional remuneration or royalties to our current and/or former employees, or be forced to litigate such claims, which could negatively affect our business.
Any lawsuits relating to infringement of intellectual property rights necessary to defend ourselves or enforce our rights will be costly and time consuming.
We may be required to initiate litigation to enforce our rights or defend our activities in response to alleged infringement of a third-party. In addition, we may be sued by others who hold intellectual property rights and who claim that their rights are infringed by our product candidates. These lawsuits can be very time consuming and costly. There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries generally.
A third-party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as research, development, and the sale of any future products. Such lawsuits are expensive and would consume time and other resources. There is a risk that such court will decide that we are infringing the third-party’s patents and will order us to stop the activities claimed by the patents, redesign our products or processes to avoid infringement or obtain licenses, which may not be available on commercially reasonable terms. In addition, there is a risk that a court will order us to pay the other party damages for infringement.
Moreover, there is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to other product candidates, technologies or other matters.
In addition, our patents and patent applications could face challenges. Any of these challenges, if successful, could result in the invalidation of, or in a narrowing of the scope of, any of our patents and patent applications subject to challenge. Any of these challenges, regardless of their success, would likely be time consuming and expensive to defend and resolve and would divert our management’s time and attention.
Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect Aramchol or any other product candidate.
As is the case with other pharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involve both technological and legal complexity. Therefore, obtaining and enforcing pharmaceutical patents is costly, time-consuming, and inherently uncertain. In particular, the United States has recently enacted, and is currently implementing, wide-ranging patent reform legislation. The United States Supreme Court has ruled on several patent cases in recent years, and could do so again in the future, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty regarding our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by applicable courts and legislatures in the countries in which we may pursue patent protection, including those of the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents and the interpretations of such laws could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.
Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.
Risks Related to Ownership of Our Ordinary Shares
Our ordinary shares are listed on the Nasdaq Capital Market. As such, we must meet the Nasdaq Capital Market’s continued listing requirements and other Nasdaq rules, or we may risk delisting. Delisting could negatively affect the price of our ordinary shares, which could make it more difficult for us to sell securities in a financing and for you to sell your ordinary shares.
Our ordinary shares are listed on the Nasdaq Capital Market. As such, we are required to meet the continued listing requirements of the Nasdaq Capital Market and other Nasdaq rules, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, minimum share price and certain other corporate governance requirements. In particular, we are required to maintain a minimum bid price for our listed ordinary shares of $1.00 per share. If we do not meet these continued listing requirements, our ordinary shares could be delisted. Delisting of our ordinary shares from the Nasdaq Capital Market would cause us to pursue eligibility for trading on other markets or exchanges, or on the pink sheets. In such case, our shareholders’ ability to trade, or obtain quotations of the market value of, our ordinary shares would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. There can be no assurance that our ordinary shares, if delisted from the Nasdaq Capital Market in the future, would be listed on a national securities exchange, a national quotation service, the Over-The-Counter Markets or the pink sheets. Delisting from the Nasdaq Capital Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our ordinary shares, reduce security analysts’ coverage of us and diminish investor, supplier and employee confidence. Additionally, the threat of delisting or a delisting of our ordinary shares from the Nasdaq Capital Market, could reduce the number of investors willing to hold or acquire our ordinary shares, thereby further restricting our ability to obtain equity financing, and it could reduce our ability to retain, attract and motivate our directors, officers and employees. In addition, as a consequence of any such delisting, our share price could be negatively affected and our shareholders would likely find it more difficult to sell, or to obtain accurate quotations as to the prices of, our ordinary shares.
Our President and Chief Executive Officer beneficially owns approximately 18% of our outstanding ordinary shares, as of February 15, 2021. Therefore, our principal shareholders will be able to exert significant control over matters submitted to our shareholders for approval.
Our President and Chief Executive Officer currently beneficially owns approximately 18% of our outstanding ordinary shares as of February 15, 2021. Therefore, our President and Chief Executive Officer will be able to exert significant control over matters submitted to our shareholders for approval. As our President and Chief Executive Officer could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of our President and Chief Executive Officer may not always coincide with our interests or the interests of other shareholders. This significant concentration of share ownership may adversely affect the trading price for our ordinary shares because investors often perceive disadvantages in owning stock in companies with controlling shareholders.
Our U.S. shareholders may suffer adverse tax consequences due to our expected classification as a passive foreign investment company.
Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of the average value of our assets is attributable to assets that are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Based upon our review of our financial data, we believe that we were a PFIC for our 2020 taxable year and expect to be a PFIC for the 2021 taxable year. Because PFIC status is determined annually and is based on our income, assets and activities for the entire taxable year, it is not possible to determine with certainty whether we will be characterized as a PFIC for the 2021 taxable year until after the close of the year, and there can be no assurance that we will not be classified as a PFIC in any future year. If we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. Holder (as defined below) owns ordinary shares, such U.S. Holder could face adverse U.S. federal income tax consequences. For example, such U.S. Holder could be subject to additional taxes and interest charges upon certain distributions by us and any gain recognized on a sale, exchange or other disposition of our shares, whether or not we continue to be characterized as a PFIC. Certain adverse consequences of PFIC status can be mitigated if a U.S. Holder makes a “mark to market” election or an election to treat us as a qualified electing fund, or QEF. Upon request, we expect to provide the information necessary for U.S. Holders to make “qualified electing fund elections” if we are classified as a PFIC. Each investor is urged to consult its tax advisor with respect to the application of the PFIC rules.

If the securities analysts that currently cover our stock, or will do so in the future, or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could be negatively impacted.
The trading market for our ordinary shares is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who do cover, or may cover us in the future, adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who cover us cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could negatively impact our share price or trading volume.
Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment.
We have never declared or paid cash dividends on our ordinary shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Moreover, the Israeli Companies Law, 5759-1999, or the Companies Law, imposes certain restrictions on our ability to declare and pay dividends.
The requirements associated with being a public company require significant company resources and management attention.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, the Sarbanes-Oxley Act, the listing requirements of the Nasdaq Capital Market, on which our ordinary shares are traded, and other applicable securities rules and regulations. The Exchange Act requires that we file periodic reports with respect to our business and financial condition and maintain effective disclosure controls and procedures and internal control over financial reporting. In addition, subsequent rules implemented by the SEC and the Nasdaq Capital Market may also impose various additional requirements on public companies. As a result, we incurred and will continue to incur additional legal, accounting and other expenses that we did not incur as a privately-held company, particularly since, as of December 31, 2020, we are no longer considered an “emerging growth company” as defined in the JOBS Act. Further, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our development plans. We have made and will continue to make changes to our corporate governance standards, compensation policy, disclosure controls and financial reporting and accounting systems to meet our reporting obligations and applicable law. The measures we take, however, may not be sufficient to satisfy our obligations as a public company, which could subject us to delisting of our ordinary shares, fines, sanctions and other regulatory action and potentially civil litigation.
As a “foreign private issuer,” we are permitted to and currently do follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.
As a “foreign private issuer,” we are permitted to, and currently do, follow certain home country corporate governance practices instead of those otherwise required under the Listing Rules of the Nasdaq Capital Market, or the Nasdaq Listing Rules, for domestic U.S. issuers. For instance, we currently follow home country practice in Israel with regard to, among other things, director nomination procedure and approval of compensation of officers. In addition, we may follow our home country law instead of the Nasdaq Listing Rules that require that we obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or greater interest in the company, and certain acquisitions of the stock or assets of another company. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection to you than what is accorded to investors under the Nasdaq Listing Rules applicable to domestic U.S. issuers.

In addition, as a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements and certain individual executive compensation information, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Furthermore, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Additionally, as a “foreign private issuer,” we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections to which you are entitled as an investor.
If our ordinary shares become a “penny stock,” it may be more difficult for investors to sell their ordinary shares, and the market price of our ordinary shares may be adversely affected.
Our ordinary shares could become a “penny stock” if, among other things, the share price is below $5.00 per share, we are not listed on a national securities exchange or we have not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.
If applicable, the penny stock rules may make it difficult for investors to sell their ordinary shares. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our ordinary shares may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their ordinary shares publicly at times and prices that they feel are appropriate and the market price of our ordinary shares may be adversely affected.
Risks Related to Israeli Law and Our Operations in Israel
Our headquarters and other significant operations are located in Israel and, therefore, our results may be adversely affected by political, economic and military instability in Israel.
Our executive offices are located in Tel Aviv, Israel. In addition, the majority of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. In recent years, these have included hostilities between Israel and Hezbollah in Lebanon and Hamas in the Gaza strip, both of which resulted in rockets being fired into Israel, causing casualties and disruption of economic activities. In addition, Israel faces threats from more distant neighbors, in particular, Iran.
Since February 2011, riots and uprisings in several countries in the Middle East and neighboring regions have led to severe political instability in several neighboring states and to a decline in the regional security situation. Such instability may affect the local and global economy, could negatively affect business conditions and, therefore, could adversely affect our operations. To date, these matters have not had any material effect on our business and results of operations; however, the regional security situation and worldwide perceptions of it are outside our control, and there can be no assurance that these matters will not negatively affect us in the future. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.
Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations.
Further, in the past, the State of Israel and Israeli companies have been subjects of economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.
The legislative power of the State resides in the Knesset, a unicameral parliament that consists of 120 members elected by nationwide voting under a system of proportional representation. Israel’s most recent general elections were held on April 9, 2019, September 17, 2019 and March 2, 2020. The uncertainty surrounding the results of the recent elections may continue. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and prospects.
Our operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.
Many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty until they reach the age of 40 (or older, for reservists who are officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call- ups, which may include the call-up of our employees or the employees of our Israeli business partners. Such disruption could materially adversely affect our business, financial condition and results of operations.
Exchange rate fluctuations between the U.S. dollar and the New Israeli Shekel currencies may negatively affect our earnings.
Our functional currency is the U.S. dollar. We incur expenses in U.S. dollars and New Israeli Shekels, or NIS. As a result, we are exposed to the risks that the NIS may appreciate relative to the U.S. dollar, or, if either the NIS devalues relative to the U.S. dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the U.S. dollar cost of our operations in Israel would increase and our U.S. dollar-denominated results of operations would be adversely affected. The average exchange rate for the year ended December 31, 2020 was $1.00 = NIS 3.215. We cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation, if any, of the NIS against the U.S. dollar. As of the date hereof, neither the inflation rate in Israel has exceeded the rate of devaluation of the NIS, respectively, during the calendar years 2018, 2019 or 2020.
Provisions of Israeli law and our articles of association, or Articles, may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.
The Companies Law regulates, among others, mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions.
Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax.

Moreover, the classification of our Board into three classes with terms of approximately three years each, per our Articles, the requirement of affirmative vote of at least 75% of the voting rights of the Company represented personally or by proxy and voting thereon at a general meeting in order to amend or replace our Articles, together with the other provisions of the Articles and Israeli law, could deter or delay potential future merger, acquisition, tender or takeover offers, proxy contests or changes in control or management of the Company.
It may be difficult to enforce a judgment of a United States court against us, our officers, directors and the Israeli experts named in this prospectus supplement in Israel or the United States, to assert United States securities laws claims in Israel or to serve process on our officers, directors and these experts.
We were and continue to be organized in Israel. Most of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to United States securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of United States securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, our shareholders may not be able to collect any damages awarded by either a United States or foreign court.
Your rights, liabilities and responsibilities as a shareholder will be governed by Israeli law and differ in some material respects from those under U.S. law.
Because we are an Israeli company, the rights and responsibilities of our shareholders are governed by our Articles and Israeli law. These rights, liabilities and responsibilities differ in some material respects from the rights, liabilities and responsibilities of shareholders in a U.S. corporation. In particular, a shareholder of an Israeli company has a duty to act in good faith towards the company and other shareholders and to refrain from abusing his, her or its power in the company, including, among other things, when voting at the general meeting of shareholders on certain matters. Israeli law provides that these duties are applicable to shareholder votes on, among other things, amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and interested party transactions requiring shareholder approval. In addition, a controlling shareholder, a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or a shareholder who has the power to appoint or prevent the appointment of a director or executive officer in the company, has a duty of fairness towards the company. However, Israeli law does not define the substance of this duty of fairness. There is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares that are not typically imposed on shareholders of U.S. corporations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and documents incorporated by reference into this prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:
•
the timing and cost of our pivotal Phase 3 ARMOR trial, or the ARMOR Study, for our lead product candidate, Aramchol, or for any other pre-clinical or clinical trials;

•
completion and receiving favorable results of the ARMOR Study for Aramchol or any other pre-clinical or clinical trial;

•
the impact of the COVID-19 pandemic on our operations;

•
regulatory action with respect to Aramchol or any other product candidate by the U.S. Food and Drug Administration, or the FDA, or the European Medicines Authority, or EMA, including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

•
the commercial launch and future sales of Aramchol or any other product candidate;

•
our ability to comply with all applicable post-market regulatory requirements for Aramchol or any other product candidate in the countries in which we seek to market the product;

•
our ability to achieve favorable pricing for Aramchol;

•
or any other productor any other product candidate;

•
our expectations regarding the commercial market for non-alcoholic steato-hepatitis, or NASH, in patients or any other targeted indicated;

•
third-party payor reimbursement for Aramchol or any other product candidate;

•
our estimates regarding anticipated capital requirements and our needs for additional financing;

•
market adoption of Aramchol or any other product candidate by physicians and patients;

•
the timing, cost or other aspects of the commercial launch of Aramchol or any other product candidate;

•
our ability to obtain and maintain adequate protection of our intellectual property;

•
the possibility that we may face third-party claims of intellectual property infringement;

•
our ability to manufacture Aramchol or any other product candidate in commercial quantities, at an adequate quality or at an acceptable cost;

•
our ability to establish adequate sales, marketing and distribution channels;

•
intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

•
the development and approval of the use of Aramchol or any other product candidate for additional indications or in combination therapy; and

•
our expectations regarding licensing, acquisitions and strategic operations.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in “Risk Factors” elsewhere in this prospectus supplement. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.
All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.
You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

BUSINESS
Overview
We are a clinical-stage biopharmaceutical company focused on the development of Aramchol, a liver targeted stearoyl-coenzyme A desaturase-1, or SCD1, modulator, first in class, novel, oral therapy for the treatment of NASH for various populations. We are also collaborating with the Hebrew University in the development of Amilo-5MER, a 5 amino acid synthetic peptide.
We believe that our lead product candidate, Aramchol has the potential to be a disease modifying treatment for fatty liver disorders, including NASH, which is a chronic disease that constitutes a large unmet medical need.
Aramchol is a synthetic conjugate of cholic acid, or a type of bile acid, and arachidic acid, or a type of saturated fatty acid, both of which, in their non-synthetic forms, are naturally occurring. The conjugated molecule acts upon important metabolic pathways, reducing fat accumulation in the liver, improving fatty acid oxidation and regulating the transport of cholesterol. The ability of Aramchol to decrease liver fat content may also reduce the inflammation and fibrosis in the liver and the risk of cardiovascular complications associated with NASH. Pre-clinical studies suggest Aramchol’s effect on fibrosis is also direct via collagen production from human hepatic stellate cells. We believe that Aramchol’s ability to reduce liver fat and liver fibrosis and the safety profile observed to date will enable it to be a treatment for all stages of NASH in patients who are overweight or obese and have pre diabetes or type II diabetes mellitus and prevent the hepatic complications associated therewith.
The following is a summary of our pipeline of programs:
In April 2019, we completed our End-of-Phase 2 meeting with the FDA and reached general agreement on key aspects of the Phase 3 development and registration plan for Aramchol and on the pivotal registration study ARMOR. In September 2019, we initiated our Phase 3 ARMOR Study to evaluate the efficacy and safety of Aramchol in subjects with NASH and fibrosis. The ARMOR Study was originally comprised of two parts, a randomized, double-blind, placebo-controlled histology-based registrational part and a clinically based part where subjects will continue with the same treatment for approximately five years. In December 2020, we announced the addition of an open label part to the ARMOR Study and temporarily suspended randomization of new patients into the double-blind, placebo-controlled histology-based registrational part of ARMOR as currently enrolled patients are transitioned to the open label part. We are seeking to introduce Aramchol meglumine into the randomized, double-blind, placebo-controlled part of ARMOR and are planning to hold a Type C meeting with the FDA in the second quarter of 2021 to discuss the plan for transition.

In September 2020, we announced that we entered into a research agreement with Gannex Pharma Co. Ltd, or Gannex, a wholly owned company of Ascletis Pharma Inc (HKEX:1672), or Ascletis, aiming at combination therapy of ASC41 (THR-beta agonist) and Aramchol (SCD 1 inhibitor) for the treatment NASH.
In November 2020, we announced that we entered into a research and development collaboration agreement with MyBiotics to identify and optimize the selected microbiome repertoire associated with the response to Aramchol. The research will also focus on development of a standalone microbiome-based treatment for NASH and fibrosis.
Non-Alcoholic Fatty Liver Disease (NAFLD) / Non-Alcoholic Steato-Hepatitis (NASH)
It is estimated that the global prevalence of NAFLD, the precondition to NASH, is approximately 25% in the general population and much higher in certain high risk groups. This disease is also now recognized as one of the most common liver disorders, and a significant growing public health problem. In the US alone, 80 – 100 million people are said to be affected by NAFLD, and its prevalence is rapidly growing in parallel with metabolic syndromes, particularly obesity and diabetes.
NAFLD is characterized by the accumulation of fat of 5% or greater in the liver of people who drink alcohol only in moderation, or not at all. There may be numerous causes of NAFLD, however, the disease is mostly associated with a high fat, fructose-rich diet. Although NAFLD is generally asymptomatic, it is a major risk factor for liver inflammation (NASH) and scarring (fibrosis and cirrhosis). In addition, NAFLD is also associated with metabolic syndrome and cardiovascular disease. Currently, NAFLD can only be managed through lifestyle improvements, such as weight reduction and physical activity.
NASH is an emerging world crisis impacting an estimated 3% to 5% of the U.S. population and an estimated 2% to 4% globally, and is associated with increased risk of liver cirrhosis, liver failure, hepatocellular cancer, as well as metabolic and cardiovascular diseases. The major characteristics of NASH are elevated liver fat, inflammation, ballooning and fibrosis.
However, despite the growing need, there are currently no approved therapeutic treatments for NASH. Modification of risk factors, such as obesity and hyperlipidemia, and proper diabetic control is generally recommended for the treatment of NASH, and the standard of care includes lifestyle changes to promote weight loss, including low-calorie, low-fat diets and physical activity. Although weight loss can be potentially significant in delaying the progression of NASH, studies have shown that, for most individuals, it is generally very difficult to maintain over the long-term, even following bariatric surgery.
There are currently no drugs approved by regulatory authorities for the treatment of NASH. Even though certain drugs, such as insulin sensitizers and antihyperlipidemic agents, are prescribed for some NASH patients, they are not approved for the treatment of NASH and their efficacy has not been proven in adequate and well-controlled clinical studies.
Currently, it is impossible to predict which of the NAFLD patients will deteriorate to NASH as it is unclear what causes NASH to develop. Researchers are now focusing on several factors that may contribute to the development of NASH. Therefore, lifestyle changes are recommended for all patients with NAFLD.
There is an exceptionally wide range of estimates regarding the potential commercial market for NASH. This uncertainty stems from (i) the overall size of the patient population, (ii) the percentage of the addressable market that will be diagnosed and, subsequently, seek treatment, (iii) the ultimate cost of the therapies, (iv) the number of approved drugs for NASH and their profile, and (v) uncertainty regarding the regulatory approval process. Some of these factors cannot be known until NASH drugs begin to hit the market or biomarkers replacing the biopsy diagnosis are validated. Independent estimates generally estimate a commercial multi billion market in developed countries, though we do not endorse any estimates, which are based on a number of different underlying assumptions.
Aramchol for NASH
Overview
Our product candidate, Aramchol, is a first-in-class synthetic fatty acid-bile acid conjugate molecule, or FABAC, molecule that we are developing for oral treatment for NASH in patients who are overweight or obese and have prediabetes or type II diabetes mellitus.

Early in its development, Aramchol’s ability to modulate hepatic lipid metabolism was observed and validated in numerous pre-clinical trials with different animal species. Mice fed a high fat diet and treated with Aramchol did not develop fatty liver as compared to non-treated mice. In these early studies, we also observed that the mechanism of this effect was not a result of malabsorption of fat in the intestines because the FABAC-treated mice gained weight throughout the test periods to a similar degree to the control mice. This led us to conclude that FABAC therapy triggers a beneficial modulation of intra-hepatic lipid metabolism and reduces liver fat content.
In in-vitro and in vivo studies, Aramchol down regulates the SCD1 enzyme, an enzyme recognized as playing an important role in the metabolism of fatty acids. The SCD1 enzyme is essentially the gateway that regulates the use and storage of fat in the body by converting saturated fatty acids to monounsaturated fatty acids. Experimental animal studies showed that complete inhibition of the SCD1 enzyme protects against diet-induced obesity, hepatic steatosis, or fatty liver, and insulin resistance by instructing the body to use, rather than store, all fatty acids. However, various animal studies have indicated that such complete SCD1 enzyme inhibition has mechanism based serious side effects, such as atherosclerosis, and eye and skin disorders. As observed by us in our pre-clinical and clinical studies performed to date, and subsequently published in the European Journal of Gastroenterology and Hepatology and Archives of Medical Research in 2008 and 2010 respectively, one of Aramchol’s unique characteristics is that it down regulates the SCD1 enzyme but does not inhibit it completely — a partial effect. To date, side effects that have been observed in animals with knock out of SCD1 have not been observed in our toxicology and clinical studies.
To better understand the role of Aramchol in NASH, we analyzed the effect of Aramchol in MCD diet model. The aim of this study was to investigate Aramchol’s mechanism of action and its effect on fibrosis using the methionine- and choline-deficient (MCD) diet model of NASH. We collected liver and serum from mice fed a MCD diet containing 0.1% methionine (0.1MCD) for four weeks, which developed steatohepatitis and fibrosis, as well as mice receiving a control diet; the metabolomes and proteomes were determined. 0.1MCD fed mice were given Aramchol (5mg/kg/day for the last 2 weeks); liver samples were analyzed histologically. Aramchol administration was found to reduce features of steatohepatitis and fibrosis in 0.1MCD fed mice. Aramchol downregulated the SCD1 enzyme, a key enzyme involved in triglyceride biosynthesis whose loss enhances fatty acid β-oxidation. In addition, Aramchol increased the flux through the transsulfuration pathway, leading to a rise in glutathione (GSH) and GSH/GSSG ratio, the main cellular antioxidant that maintains intracellular redox status. Comparison of the serum metabolomic pattern between 0.1MCD-fed mice and patients with NAFLD showed a substantial overlap. These findings were published in Hepatology Communications, Vol. 1, No. 9, 2017.
As the effect of Aramchol on fibrosis was first reported we further analyzed the direct effect of Aramchol on collagen production and reported down regulation of collagen production from the hepatic stellate cells (HSCs) by Aramchol. With that we could conclude that Aramchol has potential direct effect on collagen production and therefore reduces fibrosis indirectly by down regulation of steatosis by reducing the sequence of events but also directly affecting collagen producing cells. These findings were published in Hepatology Communications, Vol. 1, No. 9, 2017.
These findings led us to further analyze the effect of Aramchol using the Thiocatemide (TAA) rat model. TAA is the most commonly used toxic agents to induce liver fibrosis. Repeated IP injections of TAA leads to sever fibrosis / cirrhosis. Among all models for fibrosis, the TAA model share multiple characteristics with human liver fibrosis and is considered to best predict efficacy in humans. Results demonstrated that treatment with Aramchol 5mg/kg, significantly prevented TAA induced fibrosis in a dose dependent manner. These findings were presented at EASL, Amsterdam in April 2017 (The anti Fibrotic effect of Aramchol on liver Fibrosis in TAA animal model).
Phase 1 Single and Multiple-Dose Study of Aramchol in Healthy Male Volunteers (NCT00776841)
Aramchol was evaluated in two Phase 1 clinical trials (under a single protocol) to study its safety, tolerability and PK profile in healthy volunteers, in both single and multiple dose administrations. The first Phase 1 clinical trial was an escalating single-dose trial conducted in 17 healthy subjects testing Aramchol doses ranging from 30 mg to 900 mg, performed in one center in Israel. The subsequent Phase 1 clinical trial was a repeated-dose trial conducted over four days in 25 healthy subjects testing repeated daily doses of Aramchol of 30 mg and 300 mg, performed in one center in Israel. The profiles for the groups were similar and the maximal plasma concentration of Aramchol increased with the higher doses. The PK profile demonstrated that Aramchol is suitable at each dose for once-daily administration and there were neither significant adverse events observed in either Phase 1 trial nor any notable changes in biochemical, hematologic, cardiovascular or other safety parameters.
Phase 2a Trial: Aramchol Treatment in NAFLD or NASH Patients (NCT01094158)
In January 2012, we completed a 60 patient multi-center, randomized, double-blind, placebo-controlled Phase 2a clinical trial of Aramchol in patients with NAFLD or NASH between the ages of 18 and 75 in 12 centers in Israel. The Phase 2a study results were published in July 2014 in the peer-reviewed Clinical Gastroenterology and Hepatology Journal. The trial was performed in patients with either NAFLD or NASH, which design was deemed acceptable by the FDA in 2007 at a pre-IND scientific advisory meeting. The trial’s primary efficacy endpoint was a reduction in liver fat content, and did not consider inflammation or fibrosis, which can be diagnosed only by liver biopsy. We believe that the short study duration of three months of treatment followed by a one-month follow-up period did not warrant repeated biopsies. The trial evaluated the effects on liver fat content of 100 mg and 300 mg once-daily doses of Aramchol compared to a placebo. At the end of the three month treatment period, statistically significant reductions in liver fat concentration as measured by MRS were observed in the 300 mg patient group. Specifically, a 12.57% mean liver fat content reduction was observed in the 300 mg group, as compared to a mean reduction of 2.89% in the 100 mg group and a mean increase of 6.39% in the placebo-treated patients. These results indicate that the effects of Aramchol are dose-dependent, as demonstrated in the graph below, which presents the results with respect to the 57 patients who successfully completed the entire treatment period (three patients were excluded from data analysis because of one protocol violation and two withdrawal consents).
Relative Change in MRS from Baseline after Three Months of Treatment
The table above shows that the primary endpoint of the study was attained. The study demonstrated a statistically significant, dose dependent reduction in fat content in the livers of patients treated with Aramchol, with a 19% difference between the 300 mg dose group and the placebo group, while the difference between the 100 mg dose group and the placebo group was not statistically significant. Notably, the minimal effective dose of Aramchol for fat reduction has been defined.
There were no statistically significant differences among the three treatment groups for any of the secondary end points. There was a non-statistically significant trend of mild weight reduction (P=.1) in the high dose Aramchol group. Serum adiponectin levels increased (0.2 ± 1.7 µg/mL) in the high-dose Aramchol group but decreased in the low-dose (-0.3 ± 1.5 µg/mL) and placebo groups (-0.7 ±_1.3 µg/mL) (P= 0.88 for trend of dose-response relationship by linear regression). FMD increased non-statistically significantly by 1.28% ± 2.92% in the high-dose group, by 0.34% ±3.54% in the low-dose group, and by 0.46% ± 2.28% in the placebo group.

The frequency of adverse events was similar in all treatment groups, and none of them were considered to be related to the treatment. All adverse events in the active treatment arms were mild or moderate and none were serious. None of the patients withdrew as a result of adverse events. The following table shows the most frequent adverse events (occurring in ≥ 2 patients in any group) in the study.
	Placebo (N=20)			Aramchol 100mg/d (N=20)			Aramchol 300mg/d (N=20)
MedDRA preferred term	No. Events	No. Subjects	%	No. Events	No. Subjects	%	No. Events	No. Subjects	%
Abdominal pain	2	2	10%	2	1	5%	1	1	5%
Abdominal pain upper	1	1	5%	2	2	10%	—	—	—
Constipation	2	2	10%	—	—	—	—	—	—
Asthenia	2	2	10%	—	—	—	—	—	—
Back pain	3	3	15%	—	—	—	—	—	—
Musculoskeletal pain	2	2	10%	—	—	—	—	—	—
Upper respiratory tract infection	—	—	—	—	—	—	2	2	10%
The results of our Phase 2a clinical trial of Aramchol in the peer-reviewed Clinical Gastroenterology and Hepatology Journal were published in December 2014. The trial manuscript, entitled “The Fatty Acid-Bile Acid Conjugate Aramchol Reduced Liver Fat Content in Patients with Nonalcoholic Fatty Liver Disease,” provides the full report of the Phase 2a trial, which was completed in January 2012 and presented at the 47th Annual Meeting of the European Association for the Study of the Liver in 2012. Based on this Phase 2a proof-of-concept results, we established a development plan that we believe may confirm: (i) the good safety profile of Aramchol, (ii) the optimal dose of Aramchol, and (iii) efficacy on steatosis as well as fibrosis in patients with NASH.
Pharmacokinetics of Single and Multiple Escalating Doses of Aramchol and Food Effect in Healthy Volunteers (NCT02374437)
On April 28, 2014, we commenced PK and food effect studies of Aramchol. In written correspondence from December 2013 regarding a requested pre-IND meeting, the FDA recommended that we conduct such studies prior to commencing our Phase 2b ARREST Study.
We conducted the food effect and PK study at the Sourasky Medical Center in Tel Aviv, Israel involving 66 healthy volunteers to evaluate the PK of Aramchol following single and multiple escalating doses (200 mg, 400 mg and 600 mg), as well as to evaluate the effect of a high-fat, high-calorie meal on the PK of Aramchol following a single dose in healthy volunteers.
The results showed dose-related, but less than dose-proportional, increases in the mean Aramchol plasma concentrations, or Cmax, area under the curve, or AUC, (0-t), and AUC (inf) of 200 mg, 400 mg and 600 mg doses administered under fasting conditions or following a light meal, both at single and repeated dose administration. Cmax and AUC are metrics used to indicate the significance of a drug’s exposure. Steady-state was achieved by 144 hours (day seven). Administration of Aramchol after a high-fat, high-calorie meal afforded a 2.6 fold increase in exposure, as measured by Cmax, AUC(0-t), and AUC(inf) compared to the fasting group.
No serious adverse events or deaths occurred during the study. Adverse events were equally distributed between placebo and Aramchol doses, were mild (with only one moderate adverse event) and the majority defined unrelated to Aramchol. The PK study provides additional safety data to further support existing safety data from our pre-clinical studies and our Phase 1 and Phase 2a clinical trials of Aramchol.
Pharmacokinetics of Single and Multiple Escalating Doses of Aramchol Administered under Fed Conditions in Healthy Chinese Volunteers (NCT 02803996)
In 2016, we performed the Chinese PK Study involving Chinese patients who are domiciled in the United States. We enrolled 66 patients in this study, consisting of two parts. In part A, 32 subjects received a single escalating dose; Part B enrolled 34 subjects which received a multiple escalating dose. Dr. Evelyn Darius served as the Study Investigator. No safety signal was identified in this study and we deemed no changes were required in the enrollment of Chinese patients into the ARREST Study. Moreover, having this Chinese PK Study data may give us a head start in future licensing discussions with potential Chinese partners for the development of Aramchol in China.
Phase 2b ARREST Study for Aramchol (NCT 02279524)
In September 2014, the FDA granted Fast Track designation status to Aramchol for the treatment of NASH. Fast Track designation may accelerate the development process and may expedite the review of drugs that show promise in treating serious, life-threatening medical conditions for which no other drug either exists or is as effective.
On February 1, 2015, we began our ARREST Study. The ARREST Study was a Phase 2b, multicenter, global, randomized, double-blind, placebo controlled study to evaluate the efficacy and safety and of two doses of Aramchol for the treatment of NASH in patients who are overweight or obese and have pre diabetes or type II diabetes mellitus. In order to be eligible to participate in the ARREST Study, patients had to be affected by NASH, as diagnosed by a biopsy centrally read (steatosis ≥1 + inflammation ≥1 + ballooning ≥1, total activity NAS score of 4 or more), have a fibrosis stage of 1-3, be overweight or obese as measured by a Body Mass Index between 25 and 40 or waist circumference between 88cm to 200cm for women, and between 102cm to 200cm for men, and who are pre diabetic or type II diabetic. We targeted this specific population as it is at the greatest risk of developing NASH and its complications. We have generated data from animal models that lead us to believe that Aramchol targets all three main pathologies of the disease: steatosis, inflammation and fibrosis.
A total of 247 patients (approximately one third in the US, one third in Latin America and one third in Europe and Israel) with liver biopsy-proven NASH who were overweight or obese and had pre-diabetes or type II diabetes mellitus were randomized. Patients were randomized in a ratio of 2:2:1 (600mg, 400mg and placebo) taking once-daily oral Aramchol (in the Aramchol treatment arms) or a placebo (in the placebo arm). The treatment part of the trial was 12 months in duration and patients completing this phase were observed for a three month follow-up period. In February 2017, we completed randomization of the ARREST Study. Baseline histology of patients enrolled into the ARREST study demonstrated a population with advanced disease, with 60% having stage 2 and 3 fibrosis and 70% have NAS>5 at baseline.
The primary endpoint of the study was the change from baseline to end of study in liver triglycerides ratio as measured by magnetic resonance spectroscopy, or MRS (Aramchol 600mg vs. placebo). Secondary endpoints, demonstrated through biopsy, included fibrosis improvement by at least one stage or more without worsening of NASH (defined by an increase of inflammation and or ballooning) and NASH resolution (defined by ballooning score 0 and inflammation score 0-1 at termination) without worsening of fibrosis. Other secondary endpoints included improvement (2 points or more) in NASH activity index, as measured by NAS or SAF, without worsening fibrosis and change in baseline to week 52/termination in ALT (U/L).
On June 12, 2018, we announced top-line results of the ARREST Study and on November 13, 2018 an oral abstract presentation of one-year results of the ARREST Study was presented during a Late Breaking Abstract Oral Session at The Liver Meeting® 2018 during the American Association for the Study of Liver Diseases 2018 Annual Meeting.
Of the 247 patients, 48 patients were in the placebo arm, 101 patients in the Aramchol 400mg arm and 98 in the Aramchol 600mg treatment arm. The majority of subjects completed 52 weeks of treatment and 13 weeks of follow up (89.1%, 89.8%, 85.4% in the 400 mg, 600 mg and placebo arms, respectively). The leading cause of discontinuation was consent withdrawal and early termination due to adverse events; the incidence of early termination due to AEs was very low and similar across study arms.
Patients in the ARREST study were planned to undergo MRS, and a liver biopsy at baseline and week 52, which were centrally read, blinded to treatment allocation. The statistical analysis plan included pre-defined analysis sets: (i) a full analysis set for MRI (FAS — MRI): all intent to treat, or ITT, patients with baseline and at least one second MRS. 214 patients were included in this analysis set (41 in placebo; 90 in Aramchol 400mg; and 83 in Aramchol 600mg); and (ii) a full analysis set for liver biopsy (FAS — biopsy): all ITT patients with baseline and a second biopsy. 198 patients were included in this analysis set (40 in placebo; 80 in Aramchol 400mg; and 78 in Aramchol 600mg).
Results from the study showed a statistically significant reduction in liver fat by MRS with Aramchol 400mg vs. placebo (p=0.0450) and not with 600mg (p=0.0655) and thus did not reach the primary endpoint of the study. In a post-hoc analysis, a cutoff of 5% absolute reduction in liver fat was used as a surrogate for potentially clinically meaningful MRI reduction. In this responder’s analysis, a dose-response could be observed; the responder rate was 47.0%, 36.7% and 24.2%, in the Aramchol 600mg, 400mg and placebo arms, respectively. The proportion of the Aramchol 600mg arm compared to placebo was statistically-significant (p=0.0279).
Results for the two biopsy endpoints, which may currently constitute a primary endpoint for a Phase 3 trial to support an FDA marketing application, demonstrated the following: (i) significantly more patients treated with Aramchol 600mg vs. placebo achieved NASH resolution without worsening of fibrosis (16.7% vs. 5.0%; p=0.0514); and (ii) a higher proportion of patients showed at least one-point improvement in fibrosis score without worsening of NASH in Aramchol 600mg vs. placebo (29.5% vs. 17.5%; p=0.2110).
Statistically significant reductions in live enzymes alanine transaminase (ALT) and aspartate transaminase (AST) were demonstrated in both Aramchol arms vs. placebo (p≤0.0002) and (p<0.0001), respectively.
Secondary endpoints based on NAS and SAF activity score, ≥2 points improvement, showed a higher proportion of patients with improvement in the Aramchol arms (600mg>400mg>placebo; P>0.05).
Exploratory endpoints of glycemic parameters showed statistically significant reductions in HbA1c with both Aramchol arms vs. placebo (p<0.007) implying a potential effect on glycemic control.
At 52 weeks of treatment, Aramchol continued to show a favorable safety and tolerability profile. Serious adverse events were reported in 12.5%, 8.9% and 9.2% of patients in placebo, Aramchol 400mg and 600mg arms, respectively. No clustering of event type or atypical events for the studied population was reported in either Aramchol arms. Severe adverse events were reported in 10.4%, 6.9%, and 6.1% of patients in placebo, Aramchol 400mg, and 600mg arms, respectively. Early terminations due to adverse events occurred in 4.2%, 3.0% and 4.1% in placebo, Aramchol 400mg and 600mg arms, respectively.
The following table summarizes the most frequent adverse events.

The following table summarizes the ARREST results:
	Placebo	Aramchol 400mg	Aramchol 600mg
MRS – Absolute change from baseline in mean liver fat(1)	-0.09%	-3.41%	-3.18%
		P=0.0450	P=0.0655
MRS responders – Reduction of ≥5% in absolute change from baseline(1)	24.4%	36.7%	47.0%
		P=0.0878	P=0.0279
NASH resolution without worsening of fibrosis(2)	5%	7.5%	16.7%
		P=0.4955	P=0.0514
NASH resolution(2)	7.5%	12.5%	19.2%
		P=0.2237	P=0.0462
Fibrosis improvement (≥1 stage) without worsening of NASH(2)	17.5%	21.3%	29.5%
		P=0.8425	P=0.2110
Progression to Cirrhosis (Post-Hoc Analysis) worsening of NASH(2)	7.5%	7.5%	1.3%
		P=0.5693	P=0.1008
ALT (U/L) Change from baseline(3)	+11.82	-12.0	-17.3
		P=0.0002	P<0.0001
AST (U/L) Change from baseline(3)	+6.67	-7.20	-10.83
		p=0.0011	p<.0001
HbA1C Change from baseline(4)	+0.32	-0.04	-0.13
		p=0.0061	p=0.0008

(1)
Placebo N=41; 400mg N=90, 600mg N=83; Mixed Effect Model Repeat Measurement (MMRM) adjusted mean changes from baseline; p-values for comparison of active treatment arm vs. placebo.

(2)
Placebo N=40, 400mg N=80, 600mg N=78; Baseline adjusted logistic regression; p-values for comparison of active treatment arm vs. placebo.

(3)
Placebo N=47, 400mg N=100, 600mg N=98; MMRM adjusted mean changes from baseline; p-values for comparison of active treatment arm vs. placebo.

(4)
Placebo N=47, 400mg N=98, 600mg N=96; MMRM adjusted mean changes from baseline; p-values for comparison of active treatment arm vs. placebo.

Dose Splitting Pharmcokinetic Study (NCT03774173)
As a result of the dose response pattern observed in the ARREST Study, we recently conducted a Phase I, open-label, crossover PK study to assess whether dose splitting of Aramchol 600mg to twice daily 300mg will significantly increase plasma levels. 16 healthy subjects took part in two study periods. Eight subjects received each regimen in the first period and the alternate regimen in the second period. A PK profile was obtained over the dosing interval at steady state on day ten of each period.
Results of the study showed that the administration of Aramchol 300 mg twice daily resulted in 24-hour plasma concentrations significantly greater than those observed with the administration of Aramchol 600 mg once daily. (P<0.0001). The average plasma levels (exposure) were 53% higher and exposure was greater in all 16 subjects with the twice daily dosing. The treatment in both dosing regimens were similar in terms of safety and were well tolerated.
First in Human Aramchol Meglumine Pharmcokinetic Study
In December 2020, we announced new data from a Phase 1, first in human study that compared Aramchol meglumine to Aramchol acid. Armachol acid and Aramchol megluine was administered twice daily to 12 subjects. Below is a summary of the results:

These initial results demonstrated that the new salt form of Aramchol meglumine has a plasma PK profile that is very similar to Aramchol acid. It also showed that the administration of both forms resulted in the same form of Aramchol in the blood, regardless of which drug product is administered and that less Aramchol meglumine is needed for the same exposure of Aramchol acid in the blood.
Phase 3 ARMOR Study for Aramchol
In September 2019, we initiated the ARMOR Study, a Phase 3 pivotal study of Aramchol for the treatment of NASH, following a successful End-of-Phase 2 meeting with the FDA in April 2019 in which we reached general agreement on key aspects of the Phase 3 development and registration plan for Aramchol. The ARMOR Study was originally comprised of two parts, a randomized, double-blind, placebo-controlled histology -based registrational part where 1200 subjects will be treated with Aramchol or matching placebo for 52 weeks and a clinically based part where subjects will continue with the same treatment for approximately five years, taking into consideration draft guidance issued by the FDA in December 2018 entitled “Noncirrhotic Nonalcoholic Steatohepatitis with Liver Fibrosis: Developing Drugs for Treatment”, or the “December Guidance”. The histology-based data is intended to serve as the basis for the submission of a marketing authorization application under regulatory provisions of Subpart H accelerated/conditional approval.
In light of the rapid development of the Aramchol meglumine program and due to the delays resulting from the COVID-19 pandemic, in December 2020, we announced the addition of an open label part to the ARMOR Study and temporarily suspended randomization of new patients into the double-blind, placebo-controlled histology-based registrational phase of ARMOR as currently enrolled patients are transitioned to the open label part. We are seeking to introduce Aramchol meglumine into the randomized double-blind, placebo-controlled part of ARMOR and are planning to hold a Type C meeting with the FDA in the second quarter of 2021 to discuss the plan for transition.
The following is a summary of our planned clinical trial design, which is subject to change.
The Phase 3 study is a two-part study, an open-label part and a randomized, double-controlled, placebo part, designed to evaluate the safety and efficiacy of Aramchol and is expected to be conducted in approximately 200 sites in the U.S., Europe and Latin America.
Part One: Open Label Study
The first part, an open-label study, is designed to evaluate treatment response kinetics, pharmacokinetics and safety of twice daily administration of Aramchol 300mg in approximately 150 subjects with NASH and liver fibrosis stage 1-3 (F1 capped at 30 subjects), subjects with NASH who may or may not be overweight, and subjects with NASH who may or may not have type 2 diabetes or be pre-diabetic. The 150 patients are expected to be comprised of both current ARMOR patients as well as new patients. Patients will be randomized (1:1:1) into three groups with post-baseline liver biopsy being performed at 24 weeks, 48 weeks, or 72 weeks, respectively. A second post-baseline liver biopsy will be conducted after one year for subjects whose post-baseline liver biopsy at week 24, 48 or 72 does not show at least one stage improvement in fibrosis. The open label part also aims to explore the kinetics of histological outcome measures and the utility of state-of-the-art non-invasive tests (including ProC3 and ELF) and imaging that may be able to provide early predictions for histology responses to Aramchol and long-term safety data to support the planned histology-based Subpart H submission to the FDA for regulatory approval. The open label part is being conducted at approximately 50 selected sites in the U.S., and around the world which have been less affected by the COVID-19 pandemic. The first data milestone is expected when approximately one-third of the study population (~ 50 subjects) has completed 24 weeks of treatment, which is expected in the fourth quarter of 2021, followed by a second and third data milestone after the relevant patient group has completed the post-baseline liver biopsy.
The following is a depiction of the open label part.
Part Two: Histology-Based and Clinically-Based Study
The second part of the ARMOR Study is a randomized, double-blind, placebo-controlled study to evaluate the safety and efficacy of Aramchol 300 mg BID to support regulatory approval, with both a histology-based phase and a clinically-based phase. As currently designed, a total of 2000 subjects with NASH and liver fibrosis stage 2 and 3 who are overweight and are either pre-diabetic or have type 2 diabetes are expected to be randomized 2:1 to receive Aramchol 300mg BID or matching placebo. In the histology-based phase, we intend to treat 1000 subjects with Aramchol or matching placebo for 72 weeks until the second biopsy. The histology-based data is intended to serve as the basis for the submission of a Subpart H marketing authorization application under regulatory provisions of accelerated/conditional approval. The primary histology-based endpoint is NASH resolution without worsening of fibrosis or fibrosis improvement without NASH worsening. In the clinically-based phase, all subjects will continue with the same treatment assignment for up to seven years until study completion to confirm clinical efficacy. We may announce end-of-study at the time when a total of 380 subjects have experienced at least one pre-specified clinical event or at five years from last subject randomization, whichever comes first. The primary clinically-based endpoint is expected to be based on clinical events including all-cause mortality, histological progression to cirrhosis, MELD score >15, and hepatic decompensation events (e.g., hepatic encephalopathy, variceal bleeding, ascites). If the clinical trial results in the histology-based phase are positive, we plan to submit an NDA for Subpart H accelerated/conditional approval to the FDA.

The following is a depiction of part two of the ARMOR Study:
Amilo-5MER
In August 2020, we announced significant progress in the development of Amilo-5MER, a 5 amino acid synthetic peptide MTADV (Methionine, Threonine, Alanine, Aspartic acid, Valine). The 5 amino acids sequence of Amilo-5MER is homologue to a specific MTADV sequence in the human CD44 variant found in synovial fluid cells from joints of rheumatoid arthritis, or RA patients.
Amilo-5MER is being developed through a research collaboration between us and the Hebrew University of Jerusalem. The molecule originated in the laboratory of Prof. David Naor, from the Lautenberg Center for Immunology and Cancer Research, Faculty of Medicine, The Hebrew University. Prof. Naor and his team were the first to publish this specific sequence in the prestigious scientific communication Journal of Clinical Investigation 1.
Amilo-5MER binds to three pro-inflammatory amyloid proteins, Serum Amyloid A, or SAA, Transthyretin and Apolipoprotein B with high affinity. The first two are known to be active only in their aggregated forms. By binding to SAA, Amilo-5MER interferes with SAA aggregation and therefor inhibits the destructive autocrine, self-amplifying cytokine loop that causes additional inflammatory reaction.
SAA constitutes acute phase reactants, whose concentration in serum rise rapidly in response to acute stimuli such as infection and trauma. An elevated concentration of SAA was identified in sera of patients with multiple autoimmune diseases and more recently, an outstanding increase of SAA was also detected in COVID-19 infected patients2-3. SAA in its aggregated form, is a potent and rapid inducer of cytokine secretion (particularly Interleukin 6 (IL-6). IL-6 plays an important role in chronic inflammation and is implicated in the pathogenesis of many autoimmune diseases, such as Multiple Sclerosis, or MS, RA, Inflammatory Bowel Disease, or IBD and acute COVID 19. Interference with SAA polymerization and aggregation is a valid target to prevent chronic inflammatory conditions.
Amilo-5MER has been shown to significantly reduce chronic inflammation in animal models of RA, IBD and MS (research work supported by a grant to Prof. Naor from the National Multiple Sclerosis Society (NMSS) of the USA). Amilo-5MER provides a unique mechanism of action to interfere with this vicious cycle, enabling a specific treatment for chronic inflammatory diseases. Data generated from multiple in-vitro, in-vivo and human ex-vivo models have shown that Amilo-5MER significantly improves clinical symptoms. Histological improvements and reduction of pro-inflammatory cytokine secretion were also observed.
Amilo-5MER is considered a New Chemical Entity. As such, it is eligible for NCE patent protection until July 2034. Patents have been granted and maintained in the US (US 1061181937), Europe (EP 3169343) and Australia (AU 2015291151) and have been allowed in Japan (JP 6671363).

Recent research and development of Amilo-5MER is being conducted under a research and option agreement between us and Yissum, the tech transfer company of the Hebrew University. We have completed all IND-enabling studies for Amilo-5MER, including API manufacturing, toxicology, and other supporting data. We plan to initiate a first in human Phase 1a in healthy volunteers in the UK in the first half of 2021 If the Phase 1a study is successful, we plan to exercise the option to receive an exclusive license to the Amilo-5MER technology and enter into a definitive license agreement with Yissum, although we may exercise the option earlier. Subsequently, we plan to hold a pre-IND meeting with the FDA in the third quarter of 2021 with the aim of initiating a 6-week open label Phase 1b proof of concept trial to study the safety and efficacy of Amilo-5MER in 20 active ulcerative colitis patients (10 mild to moderate and 10 moderate to severe). The primary endpoint is expected to be reduction from baseline in the Mayo score at week 6 and key secondary endpoints are expected to be clinical remission at week 6, endoscopic improvement at week 6, SAA, C-reactive protein and fecal calprotectin levels at week 6, and improvement in histologic score. If the Phase 1b study is successful, we presently expect progressing to a 24 months Phase 2 randomized, double blind, placebo controlled, multi-center trial in 220-250 patients, and based on the results of the Phase 2 study, we currently envisage two Phase 3 with an overall study duration of 24 months in a yet to be determined sample size.
Additional Pre-clinical and Clinical Studies Required for Regulatory Submissions
Toxicology Studies
Since the completion of the Phase 2a study, pre-clinical toxicology studies have been conducted to support our ongoing clinical programs and regulatory submissions. These studies were performed in compliance with the EMA’s ICH M3 (R2) guidelines. The toxicity program for Aramchol included repeat dose studies of up to six months in rats and up to nine months in dogs by oral administration, the intended route of administration in the clinical trials and beyond. The dose level of 1000 mg/kg/day in rats and 1500 mg/kg/day in dogs, which is the maximal feasible dose in both species showed no side effect and therefore the highest dose of the study was selected as the no-observed-adverse-effect-level, or NOAEL. There were no observations noted in the rat study. The findings in the dog study were limited to changes in plasma lipids, including decreases in total blood cholesterol levels, LDL, HDL and phospholipids, and a slight increase in the size of the adrenal glands, which were considered to be an extension of the primary pharmacology of Aramchol and non-toxic effects, and skin scales from week 13 onwards in all Aramchol-treated groups, with a dose-related incidence. After six months this was not accompanied by any microscopic alteration of the skin and therefore considered not toxicologically relevant. Results from the study show that after nine months the presence of scales in all Aramchol-treated groups was accompanied by minor test item-related microscopic findings in the skin: Hyperkeratosis of the epidermis, correlating to the scales, and keratin plugs in the hair follicles (in males at 750/500 and 1500 mg/kg). After a 12-week treatment-free recovery period, fewer scales were noted and microscopically there was partial recovery. As these findings were minor and no clinical symptoms like scratching were noted, these findings were considered not adverse.
Aramchol was non-mutagenic in vitro in the Ames test and chromosomal aberrations test, each of which is a test to determine whether the subject chemical can cause mutations in the DNA of an organism. In addition, in bone marrow micronucleus test in male rats at a 2000 mg/kg oral dose (the maximum recommended dose in accordance with ICH S2 (R1)), Aramchol was not clastogenic, meaning it did not give rise to or induce disruption or breakages of chromosomes, nor was it aneugenic, meaning it did not cause the number of chromosomes in the nucleus of a cell to not be an exact multiple of the monoploid number of a particular species.
Embryo-fetal development toxicity was assessed in rats and rabbits. No maternal or fetal development toxicity was observed in either species. The NOAEL for maternal and development toxicity was at least 1000 mg/kg in rats and 750 mg/kg in rabbits (the maximum feasible dose in both species).
No maximum tolerated doses were reached in the studies. Over 50-fold safety margin exposure was achieved in dogs but not in rats. However, for rats, at least three of the four ICH M3(R2) safety margin criteria were met, and for dogs all four criteria were met. Blood tests revealed a decrease in total blood cholesterol levels, including LDL, HDL and phospholipids, and there was a slight increase in the size of the adrenal glands of the dogs, which WIL Research assessed as a physiologic compensatory response to the decrease in blood cholesterol levels. WIL Research did not consider the decrease in blood cholesterol levels or the physiologic response of the adrenal glands as a toxic effect, but rather as a pharmacodynamic effect, which is a biochemical and physiological effect of the drug on the body. Based on the above, it was concluded that the overall safety data for Aramchol is sufficient to support the proposed Phase 2b clinical trial.
To support any potential future NDA, we have commenced or are planning to commence several safety studies. Additionally, we plan in the future to conduct a study of Aramchol in the pediatric population.
In addition, we are conducting carcinogenicity studies to identify whether Aramchol has any tumorigenic potential upon long-term administration in support of any future NDAs or MAAs. Under FDA guidance, we are required to perform two studies, one in rats and the other in mice. The carcinogenicity study in rats is a two year study which was initiated in February 2020. A transgenic mice study is planned to be initiated in 2021.
Aramchol for the Treatment of Other Indications
On February 14, 2018, we announced topline results from the investigator initiated ARRIVE Study for HIV associated lipodystrophy and NAFLD patients. HIV patients have advanced liver disease which is a major cause for morbidity and mortality. ARRIVE, a Phase 2a, investigator initiated clinical trial conducted at the University of California San Diego by Professor Rohit Loomba was a randomized, double-blinded, placebo-controlled, 12 weeks, proof-of-concept study that evaluated the safety and efficacy of Aramchol at 600mg/day versus placebo in 50 patients with HIV-associated lipodystrophy and NAFLD. The primary end point of successful therapy was improvement in hepatic steatosis at 12 weeks, as measured by MRI-PDFF. Secondary endpoints were improvement in total body fat, metabolic profile, and liver biochemistry. Liver biopsies were not included as part of the evaluation in this pilot trial. The trial showed no difference between HIV patients receiving Aramchol for 12 weeks when compared with HIV patients in the placebo arm. Aramchol showed a favorable safety and tolerability profile. Although the pathology (fatty liver) is similar to “garden variety” NASH, the pathogenesis involved in the HIV lipodystrophy and NAFLD is different and multi factorial including the effect of the virus itself and the anti-HIV medications.
On November 13, 2014, we announced the first administration of Aramchol in a proof-of-concept Phase 2a clinical trial for the treatment of newly formed cholesterol gallstones following bariatric surgery. The primary end-point was to prove that Aramchol dissolves newly formed gallbladder gallstones following bariatric surgery. Patients were to be assigned to one of three treatment arms; 400mg tablets, 600mg tablets and placebo. Only 9 patients were enrolled, and 7 patients completed the study. Due to poor patient recruitment and change in Company focus, we decided to terminate the study on October 1, 2015. We currently believe that it is unlikely that we will revive another study in cholesterol gallstones.
Topical Development
We selected to test Steamchol, in proof of concept studies through a cosmeceutical route of development. Accordingly, on October 13, 2015, Steamchol received a CAS (Chemical Abstracts Service Registry) name and number to allow its cosmeceutical development.
On October 6, 2016, we initiated a proof-of-concept 20-week, double blind, controlled study to evaluate the efficacy and tolerance of Steamchol (a synthetic FABAC, a conjugate of stearic acid (C18:0) and colic acid with similar properties of Aramchol formulated as topical cream), in subjects with Acne Vulgaris. The study was conducted at the IRSI Institute (International Research Services Inc.) in Port Chester, New York, US. A total of 68 subjects participated in the study. On July 2017, top line data was received which was determined to be inconclusive. Due to poor data collection and higher-priority clinical programs, we decided not to pursue this indication. At present, we believe that it is unlikely that we will revive another study in Acne Vulgaris.
Our Competitive Strengths
We believe our key competitive strengths include the following:
•
A drug that targets the main NASH pathologies; steatosis, inflammation and fibrosis.   We have generated data from animal models that lead us to believe that Aramchol targets all three main pathologies of NASH: steatosis, inflammation and fibrosis. The effect of Aramchol on fibrosis has shown to be indirect via reduction of steatosis and ballooning, and direct via reduction of collagen production from human hepatic stellate cells, the principle fibrogenic cell in hepatic fibrosis, and therefore has a potential to show significant results in NASH resolution without fibrosis worsening and/or fibrosis improvement without worsening of NASH.
•
600mg dose of Aramchol in ARREST Study demonstrated a significant effect on an endpoint that may currently constitute a primary endpoint for a Phase 3 trial to support an FDA marketing application.   In our Phase 2b ARREST Study, significantly more patients treated with Aramchol 600mg vs. placebo achieved NASH resolution without worsening of fibrosis (16.7% vs. 5.0%; p=0.0514). Under current FDA guidance, resolution of NASH and no worsening of liver fibrosis on NASH may currently constitute one of two endpoints that support an FDA marketing application. We believe that if we observe a similar effect on patients in our ARMOR Study, then we believe Aramchol is well positioned to be approved by the FDA. Moreover, in a dose splitting study of 300mg administered twice daily, we observed significantly higher exposure which suggests a potential for even higher efficacy with higher exposure of Aramchol.

•
An orally delivered drug with a good safety profile.   In its current formulation, Aramchol is administered orally as a tablet. Simple and convenient oral delivery is expected to lead to increased patient compliance. Together with Aramchol’s good safety profile, we believe that Aramchol is well positioned against the competition in the treatment of NASH, where some treatments under development may require intravenous delivery or may cause adverse events, such as itching or an increase in LDL, which can be highly inconvenient for patients with chronic diseases, such as NASH, and may result in low patient compliance. If approved, Aramchol may enable physicians to treat NASH patients with moderate to severe fibrosis in all stages of NASH for long periods of time.

•
Experienced team with extensive knowledge and expertise in drug development.   The Galmed team is highly skilled, experienced, and professional, which enables product development in an efficient, cost effective manner to enable timely regulatory approval. We believe our management team, scientific advisors and personnel have extensive knowledge and experience in the treatment of liver diseases, developing FABACs, such as Aramchol, for the treatment of liver diseases and working with lipid molecules, which due to their special physiochemical characteristics, are difficult to synthesize, develop and work with. We believe that such knowledge and expertise makes us competitive in the fields of metabolic and liver diseases.

Our Strategy
Our strategy is to build a specialized biopharmaceutical company that develops, in a cost-effective manner, novel molecules from clinical stage to market readiness. We seek to create global partnerships with academic institutions and biotechnology or pharmaceutical companies to effectively collaborate in developing a portfolio and ultimately out-license Aramchol. Through this approach, we have successfully advanced Aramchol into various stages of clinical development. Key elements of our strategy include:
•
Continue advancing Aramchol through development as a first-in-class treatment for NASH and fibrosis.   Following the completion of our Phase 2b ARREST Study, we are advancing Aramchol into a Phase 3 ARMOR Study with the goal of offering a first-in-class treatment for NASH.

•
Explore strategic partnerships for Aramchol in different geographies.   We intend to strategically partner with pharmaceutical and healthcare companies that possess experience, resources and infrastructure to execute clinical trial(s), regulatory approval and/or market launch. As part of this strategy, in July 28, 2016, we signed a license agreement with Samil for the commercialization of Aramchol in Korea. See “Business — Strategic Collaborations, Research Arrangements and Other Material Agreements — Samil Pharm. Co., Ltd.” for more information regarding the Samil Agreement. In addition, we are actively exploring strategic partnership opportunities in other regions.

•
Investigate possible therapeutic combinations of Aramchol with drugs manufactured by others.   We are seeking to co-develop Aramchol as a best in class drug with drugs manufactured by others in order to increase the commercial opportunities of Aramchol. In September 2020, we announced that we entered into a research agreement with Gannex, a wholly owned company of Ascletis which is developing its ASC41 molecule (THR-beta agonist) for NASH. The research agreement is aimed at combination therapy of ASC41 and Aramchol for the treatment of NASH and fibrosis. In November 2020, we announced that we entered into a research and development collaboration agreement with MyBiotics, to develop innovative treatments based on microbiome for NASH and fibrosis.

•
In-license, develop or acquire additional drug candidates.   To diversify and expand our product pipeline, we are currently evaluating the acquisition or in-licensing of additional product candidates and technologies.

Strategic Collaborations, Research Arrangements and other Agreements
Samil Pharma. Co., Ltd.
On July 28, 2016, we entered into a license agreement, referred to herein as the Samil Agreement, with Samil for the commercialization of Aramchol (with the option to manufacture) in the Republic of Korea, or the Territory.
Under the terms of the Samil Agreement, the Company has granted Samil an exclusive licence, or the Samil License, for fatty liver indications including NASH, or the Field of Use, in the Republic of Korea, or the Territory to such information concerning Aramchol as may be required to support Samil’s applications for regulatory approvals, or the Licensed Information, and the patents for the import, marketing, use, sale, offer for sale, commercialisation and distribution (and, if the option is exercised, manufacture) of Aramchol in tablet form, or any other physical form as may be produced or manufactured by or on behalf of Galmed or by a third party for Galmed and, if the option set out below is exercised, any products within the Field of Use, the development, manufacture or sale of which is based, in whole or in part, on, or involves the use of, the Licensed Information or covered under any patent, or the Product.
The Samil License shall remain in force with respect to each Product (if the Samil Agreement is not early terminated) until the later of: (i) the date of expiry in the Territory of the last of any patent covering such Product or any formulation, dosing or administration form thereof; and (ii) the date of expiry of a period of 20 years commencing on the date of first commercial sale by Samil or a sublicensee of such Product in the Territory.
Upon the signing of the Samil Agreement, Samil paid the Company a gross upfront fee of approximately $2.1 million and in September 2018, we received a milestone payment of $1.5 million. Samil has also agreed to pay additional clinical and regulatory-based milestone payments, which may aggregate to an additional $4.5 million, as well as tiered, double-digit royalties payable on sales (lower if sales of a generic equivalent commence in the Territory).
Pursuant to the terms of the Samil Agreement, following the first achievement of US$25 million of net sales in any calendar year following the first commercial sale of the Product in the Territory, Samil shall have the option to request that the Licensed Information include methods for the formulation of Aramchol from its API, to allow for the manufacture of Aramchol by Samil; provided, however, that we shall have the option, to widen the definition of the Licensed Information as aforesaid at any time.
We shall be entitled, at our option: (i) to modify the Samil License with respect to any Product so that it is non-exclusive only; or (ii) to terminate the Samil License hereunder, with respect to any Product if: (a) a first purchasing order from Samil for at least one Product shall not have been placed by 6 months following the grant of the Korean Ministry of Food and Drug Safety new drug approval; or (b) commercial sale of such Product having commenced and either (i) there shall be a period of 1 year during which no sales of any Product shall take place, or (ii) within 1 year of such commencement, aggregate sales of Products shall not have reached a reasonable level, as determined by the joint development committee, in each case, except as a result of force majeure or other factors beyond the control of Samil. Further, we shall be entitled to terminate the Samil Agreement if Samil challenges the validity of any of the patents. If any such challenge is unsuccessful, Samil shall (in addition to our right to terminate) pay us liquidated damages in the amounts of US $8,000,000. Either party may terminate the Samil Agreement (i) upon the other party’s material breach if such party fails to cure such breach within 30 days, or, in the case of failure by Samil to pay any amount due from Samil to us pursuant to or in connection with the Samil Agreement 14 days after receiving written notice thereof, or (ii) upon customary events such as the granting of a winding-up order if such order or act is not cancelled within 60 days.
In the event that we do not achieve the primary endpoint as defined in the study protocol, or Successful Completion, of the ARREST Study, we shall as soon as practicable notify Samil of the non-achievement of such Successful Completion, and within 60 days thereof, notify Samil in writing either: (i) that we have decided not to develop the Licensed Information further for the Field of Use, or the Cessation Notice, or (ii) that we intend to continue with such development notwithstanding the non-achievement of such Successful Completion, or the Licensor Continuation Notice. Also, in the event that we do not achieve the Successful Completion of the potential Phase 3 Study, we shall, as soon as practicable, notify Samil accordingly, or the Notice of Non-Success. Samil shall thereafter have the option, by notice in writing served to us within 45 days of Samil’s receipt of either a Cessation Notice, a Licensor Continuation Notice or a Notice of Non-Success, as applicable, to indicate its intention either: (i) to terminate the Samil License, or (ii) to continue research and development of the Licensed Information in the Field of Use in the Territory, or the Licensee Continuation Notice. In the event Samil shall serve a Licensee Continuation Notice following the service of a Cessation Notice or a Notice of Non-Success, any such continuation by Samil shall be subject to the entry by Samil into a written agreement with us as to the terms and conditions which would govern such continued research and development, which would be carried out according to Samil’s own development plan and at its sole expense. In the event Samil serves a Licensee Continuation Notice following the service of a Licensor Continuation Notice, or Agreed Continuation, the Samil Agreement shall continue in accordance with its terms. In August 2018, Samil sent a Licensee Continuation Notice to us.
Additionally, following the Successful Completion of the ARREST Study or Agreed Continuation following non-achievement of Successful Completion of the ARREST Study, Samil shall, for a period of 90 days following the date of written notification to it by us of such Successful Completion or following the date of Agreed Continuation following non-achievement of Successful Completion, have the option to require that the Territory be extended to include Vietnam, or the Extension Option. In the event that Samil exercises its Extension Option, the parties shall conduct negotiations in good faith for up to 30 days thereafter in order to agree on milestone payments which would replace those set out in the Samil Agreement. In the event that agreement is not reached in such regard within such period, the Extension Option shall terminate. Discussions for the extension of the Samil License to Vietnam are ongoing.
Amilo 5-MER Research and Option Agreement
We have entered into a research and option agreement with Yissum, the tech transfer company of the Hebrew University with respect to our Amilo-5MER, a 5 amino acid synthetic peptide MTADV (Methionine, Threonine, Alanine, Aspartic acid, Valine). Under this agreement, we are able to research and initially develop Amilo-5Mer, are required to fund the initial research and have been granted an exclusive option to negotiate and enter into a definitive license agreement with Yissum for Amilo-5Mer upon certain pre-agreed upon terms and such other terms to be agreed upon. If we elect to continue development of Amilo-5Mer beyond the currently contemplated first-in-human Phase I study, we plan to exercise our option to negotiate and enter into a definitive license agreement. If we exercise our option to enter into any definitive license agreement with Yissum, there can be no assurance that we will agree upon terms with Yissum or that it will be on terms favorable to us. If we do not enter into a definitive license agreement, then then we will not have the ability to continue the development and potential commercialization of Amilo-5Mer.
Ascletis Pharma
In September 2020, we announced that we entered into a research agreement with Gannex, a wholly owned company of Ascletis aiming at combination therapy of ASC41 (THR-beta agonist) and Aramchol (SCD 1 inhibitor) for the treatment NASH.
ASC41 is an oral thyroid hormone receptor beta (THR-beta) agonist which recently received IND approval from China’s National Medical Products Administration (NMPA) to conduct clinical trials for Non-alcoholic Steatohepatitis (NASH) indication. In a Phase 1 study in 65 subjects with elevated low-density lipoprotein cholesterol (LDL-C) (> 110 mg/dL), a population characteristic of NAFLD, Ascletis reported that preliminary data suggested that ASC41 was safe and well tolerated up to a dose of 20 mg and in the multiple-ascending dose portion of the study, preliminary data suggest that after 14 days of once daily oral dosing, subjects demonstrate clinically meaningful and statistically significant reduction in LDL-C and triglycerides compared to placebo.

MyBiotics
In November 2020, we announced that we entered into a research and development collaboration agreement with MyBiotics Pharma Ltd., or MyBiotics, to identify and optimize the selected microbiome repertoire associated with the response to Aramchol. The research will also focus on development of a standalone microbiome-based treatment for NASH and fibrosis.
Under the collaboration agreement, MyBiotics will employ its proprietary SuperDonor technology in combination with its MyLiveIn computational AI and screening platforms to identify and optimize consortia of bacteria to reconstitute a NASH patient’s gut flora in order to enhance Aramchol’s clinical efficacy and response rate. The collaboration also aims to identify specific microbial biomarkers for Aramchol based on macrobiome data collected from Galmed’s clinical studies that could serve as a biomarker for Aramchol at early stage of treatment.
MyBiotics’ microbiome therapeutic technology enables the design of bespoke microbial consortia profiles based on MyBiotics’ unique culturing and fermentation capabilities. The microbiome therapeutic technology is a nature-derived culturing and fermentation technology which can be leveraged for single strains, consortia of strains and whole microbiome solutions, integrated with a computational AI platform. It increases the bacterial diversity which can be leveraged for product candidates, and at the same time produces bacteria which are more resistant to gastrointestinal conditions, increasing bioavailability and colonization. The microbiome therapeutic technology was validated in multiple in-vitro and in-vivo models. MyBiotics’ lead product candidate for treatment of recurring clostridium difficile infection (CDI), MBX-SD-202, is expected to enter Phase I clinical trials in 2021.
Unipharm
On October 7, 2000, in connection with a certain share subscription agreement, we sent a letter to Unipharm Ltd., or Unipharm, pursuant to which we agreed to negotiate the grant of an exclusive license to Unipharm with respect to the use of patents within our first patent family covering the composition of matter of Aramchol within Israel on to-be-agreed upon terms and conditions. The letter stated that, if granted, such license would at all times be subject to our best interests, as determined in our sole discretion, and all approvals and proceedings required by agreement or by law. As of the date hereof, no such definitive agreement has been executed with regard to this matter and at this stage, we have no intention to pursue such an agreement. The letter is silent as to term, termination and whether or not it is binding.
Competition
The pharmaceutical industry is characterized by rapidly evolving technology, intense competition and a highly risky, costly and lengthy research and development process. Adequate protection of intellectual property, successful product development, adequate funding and retention of skilled, experienced and professional personnel are among the many factors critical to success in the pharmaceutical industry.
Other companies, including, Intercept Pharmaceuticals, Inc., Madrigal, Inventiva, have molecules currently in Phase 3 or 4 clinical development; Eli Lilly, Pfizer, Novartis, Bristol Myers, Novo Nordisk, Merck, Viking, Enanta, Metacrine, Terns, Poxel, Hepion, Cytodyn, Can-Fite, 89Bio, and Sagimet Biosciences, NGM Bio and others have molecules in Phase 2 clinical development for the treatment of NASH and the fibrosis associated therewith. There are a host of other potential competitors in earlier stages of clinical development relative to us for the treatment of NASH including, but not limited to, Terns. Allergan and AstraZeneca.
In February 2019, Intercept Pharmaceuticals announced its Phase 3 results of their OCA drug for the treatment of liver fibrosis due to NASH and Intercept reported that it submitted an NDA to the FDA seeking accelerated approval of OCA for NASH and an MAA to the EMA. In June 2020, the FDA issued a complete response letter, or the CRL, regarding the NDA of OCA for the treatment of NASH. Recently, Intercept reported that it is in discussions with the FDA with respect to the potential resubmission of its NDA. If approved, OCA will become the first approved NASH drug.
Notwithstanding the foregoing, see “Risk Factors — Risks Related to Our Business, Industry and Regulatory Requirements — Our market is subject to intense competition. If we are unable to compete effectively, Aramchol or any other product candidate that we develop may be rendered noncompetitive or obsolete.”

Intellectual Property and Patent Strategy
The proprietary nature of, and protection for, Aramchol or Aramchol meglumine, or any other product candidate and our discovery programs for new indications, processes and know-how are important to our business. We own patent rights to Aramchol and Aramchol meglumine in various jurisdictions worldwide, including within and outside of Israel. We have sought patent protection in the United States and internationally for Aramchol and our discovery programs, and any other inventions to which we have rights, where available and when appropriate. The term of U.S. Patent No. 7,501,403, covering the use of Aramchol for the treatment of fatty liver, has been extended due to patent term adjustments of 567 days, resulting in an effective expiration date of November 3, 2023. We have pending patent applications and granted patents directed to composition of matter for Aramc hol meglumine and low dose Aramchol meglumine as well as a wide range of other salts, and methods for treating hepatic fibrosis and fibrosis in non-alcoholic fatty acid liver disease. We have been granted a composition of matter patent for Aramchol meglumine and low dose meglumine which includes claims for the treatment of fatty liver in Europe and certain other countries. Our composition of matter claims covering low dose Aramchol meglumine patents that have been granted expire in 2034, subject to appropriate maintenance, renewal, annuity or other governmental fees being paid, and our pending application directed to use of Aramchol meglumine for treating hepatic fibrosis and fibrosis in non-alcoholic fatty acid liver disease willexpire if and when issued in 2037.
Our policy is to pursue, maintain and defend patent rights, whether developed internally or licensed from third parties, and to protect the technology, inventions and improvements that are commercially important to the development of our business. We also rely on trade secrets that may be important to the development of our business.
Patent Portfolio for Aramchol and Aramchol Meglumine
The patent portfolio for Aramchol contains seven patent families including pending patent applications and granted patents directed to composition of matter, manufacturing methods and methods of use.
The first patent family discloses and claims additional FABACs with different conjugation moieties, as well as the use of these and the compounds disclosed in the first patent family above, including Aramchol, in the treatment of fatty liver, reduction of serum cholesterol and treatment of hyperglycemia and diabetes. This patent family includes a U.S. patent directed to the treatment of fatty liver a U.S. patent directed to reduction of serum cholesterol by administering additional forms of FABACs, and a U.S. patent (Continuation-in-Part) directed to the treatment of hyperglycemia and diabetes. This patent family also includes two European patents, one patent which was validated in Austria, Belgium, Cyprus, Denmark, Finland, France, Germany Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland, Turkey and the United Kingdom, and the second patent which was granted in Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Netherlands, Spain, Sweden, Switzerland, Turkey and the United Kingdom. The family also includes patents in Australia, Canada, China, Czech Republic, Azerbaijan, Belarus, Kyrgyzstan, Kazakhstan, Russian Federation, Indonesia, Japan, Korea, Israel, Mexico, New Zealand, Norway, Poland, Hungary and the Ukraine. A foreign patent application is granted in the Czech Republic. If the appropriate maintenance, renewal, annuity or other governmental fees are paid, the non-extended patent term for this patent family is due to expire on April 15, 2022, with the exception of the Israeli patent, which is due to expire on April 17, 2021. The terms of the U.S. patents in this family have been extended due to patent term adjustments of 567 days for U.S. Patent 7,501,403, which is directed to the treatment of fatty liver, and 24 days for U.S. Patent 8,110,564, which is directed to reduction of serum cholesterol, and 356 days for U.S. Patent 8,975,246, which is directed to disorders associated with altered glucose metabolism or insulin action.
A second patent family directed to topical uses of FABAC compounds (anti-acne) was granted in Europe and maintained in Germany, France, Italy, the Netherlands and the United Kingdom. If appropriate and the appropriate maintenance, renewal, annuity or other governmental fees are paid, the non-extended term for this patent family is due to expire about August 2033, not including any patent term extension.
A third patent family discloses and claims second generation FABAC salt compounds include Aramchol meglumine. This patent family includes a pending U.S. application and granted in Europe (maintained in Albania, Austria, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, Greece, Hungary, Iceland, Italy, Latvia, Lithuania, Macedonia, Malta, Norway, Poland, Portugal, Romania, San Marino, Serbia,

Slovakia, Slovenia, Spain, Sweden, The Netherlands, Turkey, Belgium, France, Germany, Ireland, Luxembourg, Malta, Monaco, Switzerland and United Kingdom), China, Hong Kong, Macau, Canada, Israel and in Japan, as well as in Australia and pending in India and Korea. If granted and the appropriate maintenance, renewal, annuity or other governmental fees are paid, the non-extended term for this patent family is due to expire about December 2034, not including any patent term extension.
A fourth patent family having one U.S. patent application, discloses and claims compositions comprising low doses of the second generation FABAC compounds Aramchol meglumine which was . It was granted by the USPTO and with the appropriate maintenance, renewal, annuity or other governmental fees are paid, he non-extended term for this patent family is due to expire about April 2034, not including any patent term extension.
A fifth patent family is directed to treatment for modulating gut microbiota using Aramchol. This patent family includes a granted patent in Israel and a pending U.S. application as well as foreign patent applications in Brazil, Canada, China, Europe, Israel, Japan and Mexico. With the appropriate maintenance, renewal, annuity or other governmental fees are paid, the non-extended term for this patent family is due to expire about January 2036, not including any patent term extension.
A sixth patent family and eighth family, both having PCT international applications filed in 2017 and two pending US applications, are directed to uses of Aramchol and Aramchol meglumine for treating and inhibiting fibrosis. The two PCT applications entered National Phase in Australia, Brazil, Canada, China, Europe, Hong-Kong, Israel, Japan, Korea and Mexico. If granted and the appropriate maintenance, renewal, annuity or other governmental fees are paid, the non-extended term of this patent family is due to expire about November 2037, not including any patent term extension. In addition, a US Continuation-in-part claiming priority to all of the above applications was filed in November 2018 and claims the treatment and inhibition of fibrosis by a regimen of 300 mg of Aramchol twice daily. The improved bio-availability of Aramchol is supported by the pharmacological model based on the preclinical and the ARREST data.
A seventh patent family is directed to a combination therapy for treating fatty liver disease is covered by a provisional US application directed to combination of FABAC and at least one thyroid hormone receptor agonist or thyroid hormone mimetic. The PCT application is expected to enter National Phase by March 6, 2021. The patent term for this patent family is due to expire about on September 3, 2038, not including any patent term extension.
Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of our current and other product candidates and the methods used to develop and manufacture them, as well as successfully defending these patents against third-party challenges. Our ability to stop third parties from making, using, selling, offering to sell or importing our products depends on the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities. We believe that our patents provide broad and comprehensive coverage for the use of Aramchol for the treatment of certain liver diseases and other metabolic diseases. However, the patent positions of biopharmaceutical companies, such as ourselves, are generally uncertain and involve complex legal and factual questions. Our ability to maintain and solidify our proprietary position for the technology will depend on our success in obtaining effective claims and enforcing those claims once granted. There is no certainty that any of the Company’s pending patent applications will result in the issuance of any patents. The issued patents and those that may be issued in the future, may be challenged, narrowed, circumvented or found to be invalid or unenforceable, which could limit our ability to stop competitors from marketing related products or the length of term of patent protection that we may have for our products. In addition, our competitors may independently develop similar technologies or duplicate any technology developed by us, and the rights granted under any issued or future patents may not provide us with any meaningful competitive advantages against these competitors. Furthermore, because of the extensive time required for development, testing and regulatory review of a potential product, before any of our products can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of such patent. For more risks associated with the protection of our licensed intellectual property, see “Risk Factors — Risks Related to Our Intellectual Property.”
Trade Secrets
In addition to patents, we rely on trade secrets and know-how to develop and maintain our competitive position. Trade secrets and know-how can be difficult to protect. We seek to protect our proprietary processes, in part, by confidentiality agreements and invention assignment agreements with our employees, consultants, scientific advisors, contractors and commercial partners. These agreements are designed to protect our proprietary information. We also seek to preserve the integrity and confidentiality of our data, trade secrets and know-how by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, such agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors or others.
Seasonality
Our business and operations are generally not affected by seasonal fluctuations or factors.
Raw Materials and Suppliers
We believe that the raw materials that we require to manufacture Aramchol are readily available commodities commonly used in the pharmaceutical industry.
Manufacturing
We do not own or operate manufacturing facilities for the production of Aramchol or any other product candidate, nor do we have plans to develop our own manufacturing operations in the foreseeable future. We currently rely on third-party contract manufacturers for all of our required raw materials, API and finished product for our non-clinical research and clinical trials. We do not have long term agreements with any of these third parties. We also do not have any current contractual relationships for the manufacture of commercial supplies of Aramchol if it is approved. If Aramchol or any other product candidate are approved by any regulatory agency, we intend to enter into agreements with a third-party contract manufacturer or collaboration partner and one or more back-up manufacturers for the commercial production of those products. Development and commercial quantities of any products that we develop will need to be manufactured in facilities, and by processes, that comply with the requirements of the FDA and the regulatory agencies of other jurisdictions in which we are seeking approval. We currently employ internal resources to manage our manufacturing contractors. The relevant manufacturers of our drug substance and drug products for our current pre-clinical and clinical trials have advised us that they are compliant with both cGMP and, cGLP.
There can be no assurance that Aramchol, if approved, can be manufactured in sufficient commercial quantities, in compliance with regulatory requirements and at an acceptable cost. We and our contract manufacturers are, and will be, subject to extensive governmental regulation in connection with the manufacture of any pharmaceutical products or medical devices. We and our contract manufacturers must ensure that all of the processes, methods and equipment are compliant with cGMP and cGLP for drugs on an ongoing basis, as mandated by the FDA and other regulatory authorities, and conduct extensive audits of vendors, contract laboratories and suppliers.
Contract Research Organizations
We outsource certain clinical trial activities to CROs. Our clinical CROs comply with guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, which attempt to harmonize the FDA, the EMA, and the Pharmaceuticals and Medical Devices Agency of Japan regulations and guidelines. We create and implement the drug development plans and manage the CROs according to the specific requirements of the drug candidate under development. To the extent clinical research is overseen by the CROs (or directly by us), compliance with certain federal regulations, including but not limited to 21 C.F.R. parts 50, 54, 56, 58 and 312, which pertain to, among other things, IRBs, informed consent, financial conflicts of interest by investigators, correct administration of treatment, follow up of adverse events, good laboratory practices and submitting IND applications, may be required.

Marketing, Sales and Commercialization
Given our stage of development, we do not have any internal sales, marketing or distribution infrastructure or capabilities. In the event we receive regulatory approval for any product candidate we intend, where appropriate, to pursue commercialization relationships, including strategic alliances and licensing, with pharmaceutical companies and other strategic partners, which are equipped to market and/or sell our product candidates through their well-developed sales, marketing and distribution organizations in order to gain access to global markets. In addition, we may out-license some or all of our worldwide patent rights to more than one party to achieve the fullest development, marketing and distribution of any products we develop. Over the longer term, we may consider ultimately building an internal marketing, sales and commercial infrastructure. See “Business — Strategic Collaborations, Research Arrangements and other Material Agreements — Samil Pharm Co.” for information regarding the license agreement we entered with Samil for the commercialization of Aramchol (with an option to manufacture) for the treatment of fatty liver indications including NASH, in the Republic of Korea.
Environmental Matters
We, our agents and our service providers, including our manufacturers, may be subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes and the cleanup of contaminated sites. We believe that our business, operations and facilities, including, to our knowledge, those of our agents and service providers, are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations. All information with respect to any chemical substance is filed and stored as a Material Safety Data Sheet, as required by applicable environmental regulations. Based on information currently available to us, we do not expect environmental costs and contingencies to have a material adverse effect on us. However, significant expenditures could be required in the future if we, our agents or our service providers are required to comply with new or more stringent environmental or health and safety laws, regulations or requirements.
Government Regulation and Product Approval
Governmental authorities in the United States and in other countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, packaging, promotion, storage, advertising, distribution, marketing and export and import of products such as those we are developing. Aramchol or any other product candidate must be approved by the FDA through the NDA process before they may be legally marketed in the United States and by the Committee on Human Medicinal Products, or CHMP, via the EMA and European Commission through the MAA process before they may be legally marketed in Europe. Aramchol or any other product candidate will be subject to similar requirements in other countries prior to marketing in those countries. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.
United States Government Regulation
NDA Approval Processes
In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or the FDCA, and implementing regulations and guidance documents. Failure to comply with the applicable U.S. requirements at any time during the product development process or approval process, or after approval, may subject an applicant to administrative or judicial sanctions, any of which could have a material adverse effect on us. These sanctions could include refusal to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product seizures, total or partial suspension of production or distribution, injunctions, fines, disgorgement, and civil or criminal penalties.
The process required by the FDA before a drug may be marketed in the United States generally involves the following:

•
completion of pre-clinical laboratory tests, animal studies and formulation studies conducted according to GLPs, or other applicable regulations;

•
submission to the FDA of an IND application, which must become effective before human clinical trials may begin;

•
performance of adequate and well-controlled human clinical trials according to GCPs, to establish the safety and efficacy of the proposed drug for its intended use;

•
submission to the FDA of an NDA;

•
satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with cGMPs to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

•
satisfactory completion of FDA inspections of clinical sites and GLP toxicology studies; and

•
FDA review and approval of the NDA.

The testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for Aramchol or any other product candidate will be granted on a timely basis, if at all.
Once a product candidate is identified for development, it enters the pre-clinical testing stage. Pre-clinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. An IND sponsor must submit the results of the pre-clinical tests, together with manufacturing information and analytical data, to the FDA as part of the IND. Some pre-clinical testing may continue after the IND is submitted. In addition to including the results of the pre-clinical studies, the IND will also include a clinical trial protocol detailing, among other things, the objectives of the clinical trial, the parameters to be used in monitoring safety and, depending on the phase of the study, the effectiveness criteria to be evaluated. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, places the IND on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin. A clinical hold may occur at any time during the life of an IND, due to safety concerns or non-compliance, and may affect one or more specific studies or all studies conducted under the IND.
All clinical trials must be conducted under the supervision of one or more qualified investigators in accordance with the FDA’s GCP regulations. These regulations include the requirement that all research subjects provide informed consent. Further, an IRB must review and approve the plan for any clinical trial, including the informed consent document, before it commences at any institution. An IRB considers, among other things, whether the risks to individuals participating in the trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the investigator brochure and other information about the trial distributed by the sponsor and the consent form that must be provided to each trial subject or his or her legal representative and must monitor the study until completed. All clinical trials must be conducted under protocols detailing the objectives of the trial, dosing procedures, research subject inclusion and exclusion criteria and the safety and effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND, and progress reports detailing the status of the clinical trials must be submitted to the FDA annually. Sponsors must also report within set timeframes to FDA serious and unexpected adverse reactions, any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigation brochure, or any findings from other studies or animal or in-vitro testing that suggest a significant risk in humans exposed to the drug. Sponsors must also report to FDA certain amendments to the protocol and other essential information concerning the IND that does not fall within the scope of other required reports.
Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:
•
Phase 1.   The drug is initially introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution and elimination. In the case of some products for severe or life-threatening diseases, such as cancer, especially when the product may be inherently too toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.

•
Phase 2.   Clinical trials are performed on a limited patient population intended to identify possible adverse effects and risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

•
Phase 3.   Clinical trials are undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population at geographically dispersed clinical study sites. Phase 3 clinical trials are conducted to provide sufficient data for the statistically valid evidence of safety and efficacy.

•
Phase 4.   The FDA may require that the sponsor conduct additional clinical trials following new drug approval. The purpose of these trials, known as Phase 4 studies, is to monitor long-term risks and benefits, study different dosage levels or evaluate safety and effectiveness. In recent years, the FDA has increased its reliance on these trials. Phase 4 studies usually involve thousands of participants. Phase 4 studies also may be initiated by the company sponsoring the new drug to gain broader market value for an approved drug.

Human clinical trials are inherently uncertain and Phase 1, Phase 2, Phase 3 and Phase 4 testing may not be successfully completed. The FDA or the sponsor may suspend a clinical trial at any time for a variety of reasons, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients.
During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points are typically prior to the submission of an IND, at the end of Phase 2 and before an NDA is submitted. Meetings at other times may also be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date and for the FDA to provide advice on the next phase of development. Sponsors typically use the meeting at the end of Phase 2 to discuss their Phase 2 clinical results and present their plans for the pivotal Phase 3 clinical trial that they believe will support the approval of the NDA.
Concurrent with clinical trials, sponsors usually complete any remaining animal safety studies and also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing commercial quantities of the product in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the drug and the manufacturer must develop methods for testing the quality, purity and potency of the drug. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its proposed shelf-life.
The results of product development, pre-clinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests and other control mechanisms, proposed labeling and other relevant information are submitted to the FDA as part of an NDA requesting approval to market the product for one or more specified indications. The submission of an NDA is subject to the payment of an application fee, but a waiver of such fees may be obtained under specified circumstances. We will seek a waiver of these fees as a small business submitting its first human drug application to the FDA. If the waiver is granted it would not extend to establishment or product fees. The FDA reviews all NDAs submitted to ensure that they are sufficiently complete for substantive review before it accepts them for filing. It may request additional information rather than accept an NDA for filing. In this event, the NDA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing.
Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA may refuse to approve an NDA if the applicable statutory and regulatory criteria are not satisfied or may require additional clinical or other data. Even if such data are submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. The FDA reviews an NDA to determine, among other things, whether a product is safe and effective for its intended use and whether its manufacturing is cGMP-compliant. The FDA may refer the NDA to an advisory committee for review and recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will typically inspect the facility or facilities where the product is manufactured and tested. The FDA will also inspect selected clinical sites that participated in the clinical studies and may inspect the testing facilities that performed the GLP toxicology studies cited in the NDA.
Expedited Review and Approval
The FDA has various programs, including Fast Track, Breakthrough Therapy, Priority Review, and Accelerated Approval, which, in different ways, are each intended to expedite the process for reviewing and approving drugs. Even if a drug qualifies for one or more of these programs, the FDA may later decide that the drug no longer meets the conditions for qualification or that the time period for FDA review or approval will be shortened. Generally, drugs that are eligible for these programs are those for serious or life-threatening conditions, those with the potential to address unmet medical needs and those that offer meaningful benefits over existing treatments. For example, Fast Track is a process designed to facilitate the development and expedite the review of drugs to treat serious or life-threatening diseases or conditions and fill unmet medical needs, and Breakthrough Therapy designation is designed to expedite the development and review of drugs that are intended to treat a serious condition where preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapy on a clinically significant endpoint(s). Priority review is designed to give drugs that offer major advances in treatment or provide a treatment where no adequate therapy exists an initial review within six months as compared to a standard review time of ten months. Although Fast Track, Breakthrough Therapy designation and priority review do not affect the standards for approval, the FDA will attempt to facilitate early and frequent meetings with a sponsor of a Fast Track or Breakthrough Therapy designated drug and expedite review of the application for a drug designated for priority review. The FDA will also provide Breakthrough Therapy designated drugs intensive guidance on an efficient drug development program and provide these drug developers with an organizational commitment from the FDA involving senior managers. Since sponsors can design clinical trials in a number of ways, in providing its guidance for drugs designated as breakthrough therapies, the FDA will seek to ensure that the sponsor of the product designated as a breakthrough therapy receives timely advice and interactive communications in order to help the sponsor design and conduct a development program as efficiently as possible. During these interactions, the FDA may suggest, or a sponsor can propose, alternative clinical trial designs (e.g., adaptive designs, an enrichment strategy, use of historical controls) that may result in smaller trials or more efficient trials that require less time to complete. Such trial designs could also help minimize the number of patients exposed to a potentially less efficacious treatment (i.e., the control group treated with available therapy). On September 23, 2014, the FDA granted Fast Track designation status to Aramchol for the treatment of patients who are overweight or obese and have pre diabetes or type II diabetes mellitus with NASH.
Accelerated Approval, which is described in 21 C.F.R. § 314.500 et seq., provides for approval of a new drug that is intended to treat a serious or life-threatening disease or condition and that fills an unmet medical need based on a surrogate endpoint. A surrogate endpoint is a laboratory measurement or physical sign used as an indirect or substitute measurement representing a clinically meaningful outcome. To be used in accelerated approval, a surrogate endpoint must be “reasonably likely, based on epidemiologic, therapeutic, pathophysiologic, or other evidence to predict benefit on irreversible morbidity or mortality.” The term “reasonably likely” implies that some uncertainty remains about the relationship of the surrogate to the clinical benefit to the patient. Therefore, accelerated approval is typically contingent on a sponsor’s agreement to conduct additional post-approval studies to verify and describe the drug’s clinical benefit. Accelerated Approval does not change the standards for approval, but by allowing a demonstration of efficacy based on a surrogate endpoint may expedite the approval process.
FDA Guidance
In December 2018, the FDA issued “Noncirrhotic Nonalcoholic Steatohepatitis with Liver Fibrosis: Developing Drugs for Treatment”, or “the December Guidance”. The December Guidance, though nonbinding on the FDA or us, is intended to assist sponsors in the clinical development of drugs for the treatment of noncirrhotic NASH with liver fibrosis, describes the FDA’s current thinking regarding the necessary components of a drug development program for noncirrhotic NASH with liver fibrosis and identifies knowledge gaps that represent important challenges in the development of drugs for the indication. According to the FDA, the ultimate goal of NASH treatment is to slow the progress of, halt, or reverse disease progression and improve clinical outcomes (i.e., prevent progression to cirrhosis and cirrhosis complications, reduce the need for liver transplantation, and improve survival). Because of the slow progression of NASH and the time required to conduct a trial that would evaluate clinical endpoints such as progression to cirrhosis or survival, the FDA recommends sponsors consider the following liver histological improvements as endpoints reasonably likely to predict clinical benefit to support accelerated approval under the regulations:
•
Resolution of steatohepatitis on overall histopathological reading and no worsening of liver fibrosis on NASH CRN fibrosis score. Resolution of steatohepatitis is defined as absent fatty liver disease or isolated or simple steatosis without steatohepatitis and a NAS score of 0-1 for inflammation, 0 for ballooning, and any value for steatosis; or

•
Improvement in liver fibrosis greater than or equal to one stage (NASH CRN fibrosis score) and no worsening of steatohepatitis (defined as no increase in NAS for ballooning, inflammation, or steatosis)

Further, according to the FDA, for NASH drugs approved on the basis of liver histology under the accelerated approval pathway, randomized, double-blind, placebo-controlled clinical trials designed to describe and verify the drug’s clinical benefit should be underway at the time of submission of the marketing application. Clinical benefit can be verified by demonstrating superiority to placebo in delaying disease progression measured by a composite endpoint.
The EMA also issued a reflection paper to provide guidance on drug development in the field of NASH. However, the EMA indicated, among other things, that both resolution of NASH without worsening of fibrosis and improvement in fibrosis without worsening of NASH would both be required as intermediate endpoints for demonstrating statistical significance for stage 2 and 3 fibrosis.
Patent Term Restoration and Marketing Exclusivity
Depending upon the timing, duration and specifics of FDA approval of the use of Aramchol or any other product candidate, U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND, and the submission date of an NDA, plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved drug is eligible for the extension and the application for extension must be made prior to expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we intend to apply for restorations of patent term for some of our currently owned patents to add patent life beyond their current expiration date, depending on the expected length of clinical trials and other factors involved in the submission of the relevant NDA.
Market exclusivity provisions under the FDCA can also delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application, or ANDA, or a 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA or supplement to an approved NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, for new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the pre-clinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Post-approval Requirements
Once an approval is granted, the FDA, European authorities and other regulatory authorities may withdraw the approval if compliance with regulatory requirements is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further regulatory authority review and approval. Some of these modifications, especially adding indications, would likely require additional clinical studies. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved products that have been commercialized, and the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs.
Any drug product manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things record-keeping requirements; cGMPs; reporting of adverse experiences with the drug; providing the FDA with updated safety and efficacy information; drug sampling and distribution requirements; notifying the FDA and gaining its approval of specified manufacturing or labeling changes; and complying with FDA promotion and advertising requirements.
Drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and some state agencies for compliance with cGMP and other laws.
We rely, and expect to continue to rely, on third parties for the production of clinical and commercial quantities of Aramchol. Future FDA and state inspections may identify compliance issues at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct.
From time to time, legislation is drafted, introduced and passed in Congress that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted, or FDA regulations, guidance or interpretations changed or what the impact of such changes, if any, may be. In particular, it is unknown whether any of the provisions of the 2016 21st Century Cures Act that are intended to accelerate drug approval will result in any change in the current approval pathway for Aramchol.
Pursuant to the Affordable Care Act (discussed in greater detail below), the Centers for Medicare & Medicaid Services (CMS) is required to collect and publish information reported by applicable manufacturers about payments and other transfers of value manufacturers have made to physicians and teaching hospitals. Such a law, when applicable to our products, could increase the company’s regulatory liability through the imposition of additional reporting and regulatory requirements. There are also an increasing number of state laws that require manufacturers to make similar reports to states on pricing and marketing information.
Reimbursement
We face uncertainties over the pricing of pharmaceutical products. Sales of Aramchol or any other product candidate will depend, in part, on the extent to which the costs of Aramchol or any other product candidate will be covered by third-party payors, such as federal health programs, commercial insurance and managed care organizations. These third-party payors are increasingly challenging the prices charged for medical products and services. Additionally, the containment of healthcare costs has become a priority of federal and state governments and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures, foreign governments and third party payors have shown significant interest in implementing cost-containment programs, including price controls, pricing transparency disclosure obligations, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. If these third-party payors do not consider Aramchol or any other product candidate to be cost-effective compared to other therapies, they may not cover

Aramchol or any other product candidate after approved as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell Aramchol or any other product candidate on a profitable basis.
The Medicare Modernization Act imposed new requirements for the distribution and pricing of prescription drugs for Medicare beneficiaries under Part D. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities that provide coverage of outpatient prescription drugs. Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. The Centers for Medicare & Medicaid Services published a final rule in 2014 implementing the Medicare Modernization Act. Contrary to the proposed rule, which would have enabled Part D plans to offer fewer drugs, the final rule maintained the existing six protected classes of drug categories, but stated that some of the proposals not included in the final rule could still be finalized in the future, which would impact payor formulary and coverage decisions.
The American Recovery and Reinvestment Act of 2009 provides funding for the federal government to compare the effectiveness of different treatments for the same illness. A plan for the research will be developed by the Department of Health and Human Services, the Agency for Healthcare Research and Quality and the National Institutes for Health, and periodic reports on the status of the research and related expenditures will be made to Congress. Although the results of the comparative effectiveness studies are not intended to mandate coverage policies for public or private payors, it is not clear what effect, if any, the research will have on the sales of any product, if any such product or the condition that it is intended to treat is the subject of a study. It is also possible that comparative effectiveness research demonstrating benefits in a competitor’s product could adversely affect the sales of Aramchol or any other product candidate. If third-party payors do not consider Aramchol or any other product candidate to be cost-effective compared to other available therapies, they may not cover Aramchol or any other product candidate as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell Aramchol or any other product candidate on a profitable basis.
The Affordable Care Act, enacted in March 2010, has had a significant impact on the health care industry. Some of the key changes made to date pursuant to the Affordable Care Act include an expansion of coverage for the uninsured, the creation of insurance marketplaces and increased protection of insureds with new benefits, rights and protections. With regard to pharmaceutical products, among other things, the Affordable Care Act made major changes to the Medicare prescription drug program, which helped reduce drug costs for seniors and increased rebates and other costs for the pharmaceutical industry.
There have been judicial and congressional challenges to the Affordable Care Act. In December 2017, Congress passed and then President Trump signed into law tax reform legislation that made significant changes to the Affordable Care Act including the repeal of the “individual mandate” that was in place to strongly encourage broad participation in the health insurance markets. . On December 14, 2018, a federal district court in Texas ruled that the PPACA is unconstitutional as a result of the Tax Cuts and Jobs Act, the federal income tax reform legislation previously passed by Congress and signed by President Trump on December 22, 2017, that eliminated the individual mandate portion of the PPACA. The case, Texas, et al, v. United States of America, et al., (N.D. Texas), is an outlier, but in 2019, the Fifth Circuit Court of Appeals subsequently upheld the lower court decision which was then appealed to the United States Supreme Court. The U.S. Supreme Court declined to hear the appeal on an expedited basis and so no decision is expected until sometime in 2021 before the end of the Supreme Court’s current term. We are not able to state with any certainty what will be impact of this court decision on our business pending further court action and possible appeals. Given these changes and other statements of political leaders, we cannot predict the ultimate impact on the Affordable Care Act and the subsequent effect on the pharmaceutical industry at this time. In November 2020, Joseph Biden was elected President and, in January 2021, the Democratic Party obtained control of the Senate. As a result of these electoral developments, it is unlikely that continued legislative efforts will be pursued to repeal PPACA. Instead, it is possible that executive and regulatory initiatives, as well as legislation, will be pursued to enhance or reform PPACA. We are not able to state with certainty what the impact of potential legislation will be on our business.

In addition, in some non-U.S. jurisdictions, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the EU provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for Aramchol or any other product candidate. Historically, products launched in the EU do not follow price structures of the United States and generally tend to be significantly lower.
Healthcare Fraud and Abuse Laws
In the U.S., the research, development, testing, manufacturing, handling, storage, distribution, sale and promotion of drug products and medical devices are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare & Medicaid Services, other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice, state Attorneys General, and other state and local government agencies. For example, sales, marketing and scientific/educational grant programs must comply with the fraud and abuse provisions applicable to pharmaceutical manufacturers, including the federal “Anti-Kickback Statute”, the Civil Monetary Penalty Statute, the Stark Law, the federal False Claims Act, as amended, state and federal “Physician Payment Sunshine Act” laws and regulations, the privacy regulations promulgated under the Health Insurance Portability and Accountability Act, or HIPAA, and similar state laws. Pricing and rebate programs must comply with the Medicaid Drug Rebate Program requirements of the Omnibus Budget Reconciliation Act of 1990, as amended, and the Veterans Health Care Act of 1992, as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection and unfair competition laws. Some of these health care laws include:
The Anti- Kickback Statute makes it illegal for any person, including a prescription drug manufacturer (or a party acting on its behalf) to knowingly and willfully solicit, receive, offer, or pay any remuneration that is intended to induce the referral of business, including the purchase, order, or prescription of a particular drug, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid.
The federal False Claims Act prohibits anyone from knowingly presenting, conspiring to present, making a false statement in order to present, or causing to be presented, for payment to federal programs (including Medicare and Medicaid) claims for items or services, including drugs, that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. This law also prohibits anyone from knowingly underpaying an obligation owed to a federal program. Increasingly, U.S. federal agencies are requiring nonmonetary remedial measures, such as corporate integrity agreements in False Claims Act settlements. The U.S. Department of Justice announced in 2016 its intent to follow the “Yates Memo,” taking a far more aggressive approach in pursuing individuals as False Claims Act defendants in addition to the corporations.
The Physician Payment Sunshine Act, enacted in 2010 as part of the Affordable Care Act, requires certain manufacturers of pharmaceuticals and medical devices to annually report certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as investment interests held by physicians and their immediate family members. Effective January 1, 2022, covered manufacturers will also be required to report on payments and other transfers of value to physician assistants, nurse practitioners or clinical nurse specialists, anesthesiologist assistants, certified registered nurse anesthetists, and certified nurse-midwives during the previous year. In recent years, several states in the United States have also enacted legislation requiring pharmaceutical companies to file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, and/or register their sales representatives, as well as establish marketing compliance programs. These laws may affect our sales, marketing, and other promotional activities by imposing administrative and compliance burdens on us. Failure to meet these requirements, to the extent they are applicable to our activities, could also result in a variety of governmental sanctions that could have a material adverse effect on our business.

If our operations are found to be in violation of any of the foregoing or other applicable health care laws and regulations, we may be subject to penalties, including significant administrative, civil and criminal penalties, monetary damages, disgorgement, imprisonment, the curtailment or restructuring of our operations, loss of eligibility to obtain approvals from the FDA, or exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid.
European Economic Area
In addition to approval in the United States, we currently intend to seek regulatory approval of Aramchol in the EU. As such, a summary of the EU regulatory processes follows below.
A medicinal product may only be placed on the market in the European Economic Area, or the EEA, composed of the 27 EU member states of the EU, plus Norway, Iceland and Lichtenstein, when a marketing authorization has been issued by the competent authority of the respective member state pursuant to member states’ law based on Directive 2001/83/EC, or an authorization has been granted under the centralized procedure in accordance with Regulation (EC) No. 726/2004 or its predecessor, Regulation 2309/93. There are essentially three community procedures created under prevailing European pharmaceutical legislation that, if successfully completed, allow an applicant to place a medicinal product on the market in the respective EU or EEA member states.
The withdrawal of the United Kingdom (UK) from the EU took effect on January 1, 2021, and there are 27 member states remaining in the EU. As of January 1, 2021, the UK is a “third country” with regard to the EU (subject to the terms of the EU UK Trade Agreement) and EU law ceased to apply directly in the UK. However, the UK has retained the EU regulatory regime with certain modifications as standalone UK legislation. Therefore, the UK regulatory regime is currently similar to EU regulations, but under proposed legislation, the Medicines and Medical Devices Bill, the UK may adopt changed regulations that may diverge from the EU legislative regime for medicines and their research, development and commercialization. For a two-year period starting January 1, 2021, the UK has adopted transitional provisions, which inter alia apply to the importation of medicines into the UK and rely on certain EMA marketing authorization application procedures.
Centralized Procedure
Regulation 726/2004/EC governs the centralized procedure when a marketing authorization is granted by the European Commission, acting in its capacity as the European Licensing Authority on the advice of the EMA. That authorization is valid throughout the entire community and directly or (as to Norway, Iceland and Liechtenstein) indirectly allows the applicant to place the product on the market in all member states of the EEA. The EMA is the administrative body responsible for coordinating the existing scientific resources available in the member states for evaluation, supervision and pharmacovigilance of medicinal products. Certain medicinal products, as described in the Annex to Regulation 726/2004, must be authorized centrally. These are products that are developed by means of certain biotechnological processes in accordance with Paragraph 1 to the Annex to the Regulation. Medicinal products for human use containing a new active substance for which the therapeutic indication is the treatment of acquired immune deficiency syndrome, or AIDS, cancer, neurodegenerative disorder or diabetes, autoimmune diseases and other immune dysfunctions and viral diseases must also be authorized centrally. Finally, all medicinal products that are designated as orphan medicinal products pursuant to Regulation 141/2000 and Advanced Therapy Medicinal Products (ATMP) according to Reg. (EC) No. 1394/2007 and medicinal products for veterinary use that are used primarily as performance enhancers must be authorized under the centralized procedure. An applicant may also opt for assessment through the centralized procedure if the medicinal product contains a new active substance which was not authorized in the EU when Reg. (EC) No. 726/2004 entered into force, or if the applicant can show that the medicinal product constitutes a significant therapeutic, scientific or technical innovation or that the granting of authorization centrally is in the interests of patients or animal health at the community level. For each application submitted to the EMA for scientific assessment, the EMA is required to ensure that the opinion of the Committee for Medicinal Products for Human Use, or CHMP, is given within 210 days after receipt of a valid application. This 210 days period does not include the time that the applicant needs to answer any questions raised during the application procedure, the so-called ‘clock stop’ period. If the opinion is positive, the EMA is required to send the opinion to the European Commission, which is responsible for preparing the draft decision granting a marketing authorization. This draft decision may differ from the CHMP opinion, stating reasons for diverging from the CHMP opinion. The draft decision is sent to the applicant and the member states, after which the European Commission takes a final decision. If the initial opinion of the CHMP is negative, the applicant is afforded an opportunity to seek a re-examination of the opinion. The CHMP is required to re-examine its opinion within 60 days following receipt of the request by the applicant. All CHMP refusals and the reasons for refusal are made public on the EMA website. Without a centralized marketing authorization it is prohibited to place a medicinal product that must be authorized centrally on the market in the EU. Once a centralized marketing authorization has been granted by the European Commission, it is valid in all EEA States for 5 years on a renewable basis.
Mutual Recognition and Decentralized Procedures
With the exception of products that are authorized centrally, the competent authorities of the member states are responsible for granting marketing authorizations for medicinal products placed on their national markets. If the applicant for a marketing authorization intends to market the same medicinal product in more than one member state, the applicant may seek an authorization progressively in the community under the mutual recognition or decentralized procedure. Mutual recognition procedure, or MRP is used if the medicinal product has already been authorized in a member state. In this case, the holder of this marketing authorization requests the member state where the authorization has been granted to act as reference member state by preparing an updated assessment report that is then used to facilitate mutual recognition of the existing authorization in the other member states in which approval is sought (the so-called concerned member state(s)). The reference member state must prepare an updated assessment report within 90 days of receipt of a valid application. This report together with the approved Summary of Product Characteristics, the SmPC (which sets out the conditions of use of the product), and a labeling and package leaflet are sent to the concerned member states for their consideration. The concerned member states are required to approve the assessment report, the SmPC and the labeling and package leaflet within 90 days of receipt of these documents. The total procedural time of the MRP is 180 days.
The decentralized procedure, or DCP is used in cases where the medicinal product has not received a marketing authorization in the EU at the time of application. The applicant requests a member state of its choice to act as reference member state to prepare an assessment report that is then used to facilitate agreement with the concerned member states and the grant of a national marketing authorization in all of these member states. In this procedure, the reference member state must prepare, for consideration by the concerned member states, the draft assessment report, a draft SmPC and a draft of the labeling and package leaflet within 120 days after receipt of a valid application. As in the case of mutual recognition, the concerned member states are required to approve these documents within 90 days of their receipt, i.e. the total time of the DCP is 210 days.
For both MRP and DCP, if a concerned member state objects to the grant of a marketing authorization on the grounds of a potential serious risk to public health, it may raise a reasoned objection with the reference member state. The points of disagreement are in the first instance referred to the Co-ordination Group on MRP and DCP to reach an agreement within 60 days of the communication of the points of disagreement. If member states fail to reach an agreement, then the matter is referred to the EMA and CHMP for arbitration. The CHMP is required to deliver a reasoned opinion within 60 days of the date on which the matter is referred. The scientific opinion adopted by the CHMP forms the basis for a binding European Commission decision.
Irrespective of whether the medicinal product is assessed centrally, de-centrally or through a process of mutual recognition, the medicinal product must be manufactured in accordance with the principles of GMP as set out in Directive2001/83/EC and Directive 2003/94/EC, or, Directive 2017/1572/EU that will replace Directive 2003/94/EC when the notice according Art. 82(3) Regulation 536/2014 will have been filed, which has been postponed several times and it is currently unclear when it will occur.
Directive 2003/94/EC and Volume 4 of the rules governing medicinal products govern GMP in the European community. Moreover, community law requires the clinical results in support of clinical safety and efficacy based upon clinical trials conducted in the European community to be in compliance with the requirements of Directive 2001/20/EC, which implements good clinical practice in the conduct of clinical trials on medicinal products for human use. Clinical trials conducted outside the European community and used to support applications for marketing within the EU must have been conducted in a way consistent with the principles set out in Directive 2001/20/EC. The conduct of a clinical trial in the EU requires, pursuant to

Directive 2001/20/EC, authorization by the relevant national competent authority where a trial takes place, and an ethics committee to have issued a favorable opinion in relation to the arrangements for the trial. It also requires that the sponsor of the trial, or a person authorized to act on his behalf in relation to the trial, be established in the community. Directive 2001/20/EC will be replaced by Regulation (EU) No. 536/2014 on Clinical Trials in the near future. Although the Regulation entered into force on 16 June 2014, the timing of its application depends on the development of a fully functional EU clinical trials portal and database, which has been postponed several times. Once the new Regulation becomes applicable, clinical trials law in the EU will be further harmonized.
National Procedure
This procedure is available for medicinal products that do not fall within the scope of mandatory centralized authorization. Specific procedures and timelines differ between member states, but the duration of the procedure without clock-stop time is generally 210 days and based on a risk/efficacy assessment by the competent authority of the member state concerned, followed by determination of SmPC, package leaflet and label text/layout and subsequently grant of the marketing authorization. Marketing authorizations granted on this basis are not mutually recognized by other member states, but the national marketing authorization can later be used in an MRP to obtain marketing authorizations in other member states.
There are various types of applications for marketing authorizations:
•
Full Applications.   A full application is one that is made under any of the community procedures described above and that “stands alone” in the sense that it contains all of the particulars and information required by Article 8(3) of Directive 2001/83 (as amended) to allow the competent authority to assess the quality, safety and efficacy of the product and in particular the balance between benefit and risk. Article 8(3)(l) in particular refers to the need to present the results of the applicant’s research on (i) pharmaceutical (physical-chemical, biological or microbiological) tests, (ii) pre-clinical (toxicological and pharmacological) studies and (iii) clinical trials in humans. The nature of these tests, studies and trials is explained in more detail in Annex I to Directive 2001/83/EC. Full applications would be required for products containing new active substances not previously approved by the competent authority, but may also be made for other products.

•
Abridged Applications.   Article 10 of Directive 2001/83/EC contains exemptions from the requirement that the applicant has to provide the results of its own pre-clinical and clinical research. There are three regulatory routes for an applicant to seek an exemption from providing such results, namely (i) cross-referral to an innovator’s results without consent of the innovator, (ii) well established use according to published literature and (iii) consent to refer to an existing dossier of research results filed by a previous applicant.

Cross-referral to Innovator’s Data
Articles 10(1) and 10(2)(b) of Directive 2001/83/EC provide the legal basis for an applicant to seek a marketing authorization on the basis that its product is a generic medicinal product (a copy) of a reference medicinal product that has already been authorized, in accordance with community provisions. A reference product is, in principle, an original product granted an authorization on the basis of a full dossier of particulars and information. This is the main exemption used by generic manufacturers for obtaining a marketing authorization for a copy product. The generic applicant is not required to provide the results of pre-clinical studies and of clinical trials if its product meets the definition of a generic medicinal product and the applicable regulatory results protection period for the results submitted by the innovator has expired. A generic medicinal product is defined as a medicinal product:
•
having the same qualitative and quantitative composition in active substance as the reference medicinal product;

•
having the same pharmaceutical form as the reference medicinal product; and

•
whose bioequivalence with the reference medicinal product has been demonstrated by appropriate bioavailability studies.

Applications in respect of a generic medicinal product cannot be made before the expiry of the protection period. Where the reference product was granted a national marketing authorization pursuant to an application made before October 30, 2005, the protection period is either six years or 10 years, depending upon the election of the particular member state concerned. Where the reference product was granted a marketing authorization centrally, pursuant to an application made before November 20, 2005, the protection period is 10 years. For applications made after these dates, Regulation 726/2004 and amendments to Directive 2001/83/EC provide for a harmonized protection period regardless of the approval route utilized. The harmonized protection period is in total 10 years, including eight years of research data protection and two years of marketing protection. The effect is that the originator’s results can be the subject of a cross-referral application after eight years, but any resulting authorization cannot be exploited for a further two years. The rationale of this procedure is that the relevant particulars can, if the research data protection period has expired, be found on the originator’s file and used for assessment of the generic medicinal product. The 10-year protection period can be extended to 11 years where, in the first eight years post-authorization, the holder of the authorization obtains approval for a new indication assessed as offering a significant clinical benefit in comparison with existing products.
If the copy product does not meet the definition of a generic medicinal product or if bioequivalence could not be demonstrated through bioavailability studies or in case of certain types of changes in the active substance(s) or in the therapeutic indications, strength, pharmaceutical form or route of administration in relation to the reference medicinal product, Article 10(3) of Directive 2001/83/EC provides that the results of the appropriate pre-clinical studies or clinical trials must be provided by the applicant.
Well-established Medicinal Use
Under Article 10a of Directive 2001/83/EC, an applicant may, in substitution for the results of its own pre-clinical and clinical research, present detailed references to published literature demonstrating that the active substance(s) of a product have a well- established medicinal use within the community for at least ten years with recognized efficacy and an acceptable level of safety in terms of the conditions set out in Annex I of Directive 2001/83/EC. In that event, the test and trial results shall be replaced by appropriate scientific literature. The applicant is entitled to refer to a variety of different types of literature, including reports of clinical trials with the same active substance(s) and epidemiological studies that indicate that the constituent or constituents of the product have an acceptable safety/efficacy profile for a particular indication. However, use of the published literature exemption is restricted by stating that in no circumstances active substances be treated as having a well- established use if they have been used for less than 10 years from the first systematic and documented use of the substance as a medicinal product in the EU. Even after 10 years’ systematic use, the threshold for well-established medicinal use might not be met. European pharmaceutical law requires the competent authorities to consider among other factors the period over which a substance has been used, the amount of patient use of the substance, the degree of scientific interest in the use of the substance (as reflected in the scientific literature) and the coherence (consistency) of all the scientific assessments made in the literature. For this reason, different substances may reach the threshold for well-established use after different periods, but the minimum period is 10 years. If the applicant seeks approval of an entirely new therapeutic use compared with that to which the published literature refers, additional pre-clinical and/or clinical results would have to be provided.
Authorization Holder’s Consent
Under Article 10c of Directive 2001/83/EC, following the grant of a marketing authorization the holder of such authorization may consent to a competent authority utilizing the pharmaceutical, pre-clinical and clinical documentation that it submitted to obtain approval for a medicinal product to assess a subsequent application relating to a medicinal product possessing the same qualitative and quantitative composition with respect to the active substances and the same pharmaceutical form.
Law Relating to Pediatric Research
Regulation (EC) 1901/2006 (as amended by Regulation (EC) 1902/2006) was adopted on December 12, 2006. This Regulation governs the development of medicinal products for human use in order to meet the specific therapeutic needs of the pediatric population. It requires any application for marketing authorization made after July 26, 2008 in respect of a product not authorized in the European Community on January 26, 2007 (the time the Regulation entered into force), to include the results of all studies performed and details of all information collected in compliance with a pediatric investigation plan agreed by the Pediatric Committee of the EMA, unless the product is subject to an agreed waiver or deferral or unless the product is excluded from the scope of Regulation 1901/2006 (generics, hybrid medicinal products, biosimilars, homeopathic and traditional (herbal) medicinal products and medicinal products containing one or more active substances of well-established medicinal use) according to its Art. 9. Waivers can be granted in certain circumstances where pediatric studies are not required or desirable. Deferrals can be granted in certain circumstances where the initiation or completion of pediatric studies should be deferred until appropriate studies in adults have been performed. The EMA does not evaluate an application for market authorization that is not exempt from Regulation (EC) 1901/2006 if there is no agreed PIP, deferral or waiver. Moreover, this regulation imposes the same obligation from January 26, 2009 on an applicant seeking approval of a new indication, pharmaceutical form or route of administration for a product already authorized and still protected by a supplementary protection certificate granted under Regulation EC 469/2009 and its precursor Regulation (EEC) 1768/92 or by a patent that qualifies for the granting of such a supplementary protection certificate. The pediatric Regulation (EC) 1901/2006 also provides, subject to certain conditions, a reward for performing such pediatric studies, regardless of whether the pediatric results provided resulted in the grant of a pediatric indication. This reward comes in the form of an extension of six months to the supplementary protection certificate granted in respect of the product, unless the product is subject to orphan drug designation, in which case the 10-year market exclusivity period for such an orphan product is extended to 12 years. If any of the non-centralized procedures for marketing authorization have been used, the six month extension of the supplementary protection certificate is only granted if the medicinal product is authorized in all member states.
Post-authorization Obligations
In the pre-authorization phase, the applicant must provide a detailed pharmacovigilance plan that it intends to implement post- authorization. An authorization to market a medicinal product in the EU carries with it an obligation to comply with many post- authorization organizational and behavioral regulations relating to the marketing and other activities of authorization holders. These include requirements relating to post-authorization efficacy studies, post-authorization safety studies, adverse event reporting and other pharmacovigilance requirements, advertising, packaging and labeling, patient package leaflets, distribution and wholesale dealing. The regulations frequently operate within a criminal law framework and failure to comply with the requirements may not only affect the authorization, but also can lead to financial and other sanctions levied on the company in question and responsible officers. EU pharmacovigilance legislation has been significantly modified by the Pharmacovigilance Directive, Dir. 2010/84/EU which amended the legal framework of pharmacovigilance for medicines marketed within the EU provided in Regulation (EC) No 726/2004 with respect to EU authorized medicinal products and in Directive 2001/83/EC with respect to nationally authorized medicinal products (including those authorized through the mutual recognition and decentralized systems). In addition, Commission Implementing Regulation (EU) No 520/2012 outlines the practical details to be respected by marketing authorization holders, national competent authorities and the EMA, and Commission Delegated Regulation (EU) No 357/2014 on post-authorization efficacy studies specifies the situations in which such studies may be required. Furthermore, EU good pharmacovigilance practice (GPC) rules apply. With the amended pharmacovigilance requirements, the financial and organizational burden on market authorization holders increased significantly, such as the obligation to maintain a pharmacovigilance system master file that applies to all holders of marketing authorizations granted in accordance with Directive 2001/83/EC or Regulation (EC) No 726/2004. Marketing authorization holders must furthermore collect data on adverse events associated with use of the authorized product outside the scope of the authorization. Pharmacovigilance for biological products and medicines with a new active substance is strengthened by subjecting their authorization to additional monitoring activities.
Any authorization granted by member state authorities, which within three years of its granting is not followed by the actual placing on the market of the authorized product in the authorizing member state, ceases to be valid (Art. 24 (4) and (5) Directive 2001/83/EC). When an authorized product previously placed on the market in the authorizing member state is no longer actually present on the market for a period of three consecutive years, the authorization for that product shall cease to be valid. The same two three year periods apply to authorizations granted by the European Commission based on the centralized procedure (Art. 14 (4) and (5) Regulation (EC) 726/2004).

Other Countries
In addition to regulations in the United States, the EU and Israel, we are subject to a variety of other regulations governing clinical trials and commercial sales and distribution of drugs in other countries. Whether or not Aramchol or any other product candidate receive approval from the FDA, approval of such product candidates must be obtained by the comparable regulatory authorities of countries other than the United States before we can commence clinical trials or marketing of the product in those countries. The approval process varies from jurisdiction to jurisdiction, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials and product licensing vary greatly from country to country.
The requirements that we and our collaborators must satisfy to obtain regulatory approval by government agencies in other countries prior to commercialization of Aramchol or any other product candidate in such countries can be rigorous, costly and uncertain. In the European countries, Canada and Australia, regulatory requirements and approval processes are similar in principle to those in the United States. Additionally, depending on the type of drug for which approval is sought, there are currently two potential tracks for marketing approval in the European countries: mutual recognition and the centralized procedure. These review mechanisms may ultimately lead to approval in all EU countries, but each method grants all participating countries some decision-making authority in product approval. Foreign governments also have stringent post-approval requirements including those relating to manufacture, labeling, reporting, record keeping and marketing. Failure to substantially comply with these on-going requirements could lead to government action against the product, us and/or our representatives.
Related Matters
From time to time, legislation is drafted, introduced and passed in governmental bodies that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA or EMA and other applicable regulatory bodies to which we are subject. In addition, regulations and guidance are often revised or reinterpreted by the national agency in ways that may significantly affect our business and our therapeutic candidates. It is impossible to predict whether such legislative changes will be enacted, whether FDA or EMA regulations, guidance or interpretations will change, or what the impact of such changes, if any, may be. We may need to adapt our business and therapeutic candidates and products to changes that occur in the future.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $9.2 million (or approximately $10.7 million if the underwriter exercises its option to purchase additional ordinary shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for continued development of its pipeline products, as well as the advancement of new programs, business development activities, and general corporate purposes.
The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the timing and progress of our clinical trial and research and development efforts. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation investments, short and intermediate term, interest-bearing, investment-grade instruments, U.S. government securities and highly rated corporate debt securities, although our investment policy may change following the date of this prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS
The table below sets forth our capitalization and indebtedness as of September 30, 2020:
•
on an actual basis;

•
on as adjusted basis to reflect the sale of an aggregate of 2,197,803 ordinary shares at the public offering price of  $4.55 per share, for aggregate proceeds of approximately $10 million, after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us.

	September 30, 2020 (in thousands) (unaudited)
	Actual	As-Adjusted
Shareholders’ equity:
Ordinary shares, par value NIS 0.01 per share; Authorized 50,000,000 shares; Issued and outstanding: 21,312,043 shares (actual) and 23,509,846 shares (as adjusted) as of September 30, 2020	$58	$65
Additional paid-in capital	$178,938	$188,158
Accumulated other comprehensive gain	$90	$90
Accumulated deficit	$(125,430)	$(125,430)
Total shareholders’ equity	$53,656	$62,883
The number of ordinary shares to be outstanding after this offering is based on 21,312,043 shares outstanding as of September 30, 2020, and excludes, as of September 30, 2020, the following:
•
2,573,113 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of  $5.94;

•
687,973 ordinary shares reserved for future awards under our equity incentive plan; and

•
1,541,400 ordinary shares issuable pursuant to sales in our “at the market” equity offering since September 30, 2020.

DILUTION
If you invest in the ordinary shares being offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per ordinary share. Our net tangible book value as of September 30, 2020 was approximately $53.7 million, or approximately $2.52 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of ordinary shares outstanding as of September 30, 2020.
After giving effect to the sale by us of 2,197,803 ordinary shares in this offering at the public offering price of $4.55 per ordinary share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2020 would have been approximately $62.9 million, or $2.67 per ordinary share. This represents an immediate increase of $0.15 in net tangible book value per share to our existing shareholders and an immediate dilution of $1.88 per share to purchasers of ordinary shares in this offering. The following table illustrates this per share dilution:
Public offering price per share		$4.55
Net tangible book value per share as of September 30, 2020	$2.52
Increase in net tangible book value per share attributable to the offering	$0.15
As adjusted net tangible book value per share as of September 30, 2020, after giving effect to the offering		$2.67
Dilution per share to new investors in the offering		$1.88
If the underwriter exercises in full its option to purchase 329,670 additional ordinary shares at the public offering price of $4.55 per share, the as adjusted net tangible book value after this offering would be approximately $2.70 per share, representing an increase in net tangible book value of approximately $0.18 per share to existing stockholders and immediate dilution in net tangible book value of approximately $1.85 per share to new investors purchasing our ordinary shares in this offering at the public offering price.
The number of ordinary shares to be outstanding after this offering is based on 21,312,043 shares outstanding as of September 30, 2020, and excludes, as of September 30, 2020, the following:
•
2,573,113 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of  $5.94;

•
687,973 ordinary shares reserved for future awards under our equity incentive plan; and

•
1,541,400 ordinary shares issuable pursuant to sales in our “at the market” equity offering since September 30, 2020.

To the extent that any of the outstanding stock options under our equity incentive plan are exercised, new stock-based awards are issued under our equity incentive plan, or we issue additional ordinary shares in the future, including under our at-the-market program, there will be further dilution to new investors.

MATERIAL TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, non-U.S., including Israel, or other taxing jurisdiction.
Taxation of Our Israeli Individual Shareholders on Receipt of Dividends
Israeli residents who are individuals are generally subject to Israeli income tax for dividends paid on our ordinary shares (other than bonus shares or share dividends) at a rate of 25%, or 30% if the recipient of such dividend is a Substantial Shareholder (as defined below) at the time of distribution or at any time during the preceding 12 month period. However, dividends distributed from taxable income accrued from Preferred Enterprise or Preferred Technology Enterprise to Israeli individuals are subject to withholding tax at the rate of 20%. However, if such dividends are distributed to an Israeli company, no tax is imposed (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority (“ITA”) allowing for a reduced tax rate) will apply). An average rate will be set in case the dividend is distributed from mixed types of income (regular and preferred income).
A “Substantial Shareholder” is generally a person who alone, or together with his or her relative or another person who collaborates with him or her on a regular basis, holds, directly or indirectly, at least 10% of any of the “means of control” of a corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an officer, receive assets upon liquidation or instruct someone who holds any of the aforesaid rights regarding the manner in which he or she is to exercise such right(s), all regardless of the source of such right.
With respect to individuals, the term “Israeli resident” is generally defined under Israeli tax legislation as a person whose center of life is in Israel. The Israeli Tax Ordinance (as amended by Amendment Law No. 132 of 2002), states that in order to determine the center of life of an individual, consideration will be given to the individual’s family, economic and social connections, including: (i) place of permanent residence; (ii) place of residential dwelling of the individual and the individual’s immediate family; (iii) place of the individual’s regular or permanent occupation or the place of his or her permanent employment; (iv) place of the individual’s active and substantial economic interests; (v) place of the individual’s activities in organizations, associations and other institutions. The center of life of an individual will be presumed to be in Israel if: (i) the individual was present in Israel for 183 days or more in the tax year; or (ii) the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel in that tax year and the two previous tax years is 425 days or more. Such presumption may be rebutted either by the individual or by the assessing officer.
Payers of dividends on our ordinary shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are generally required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder regarding his, her or its foreign residency, to withhold tax upon the distribution of dividend at the rate of 25% (whether the recipient is a Substantial Shareholder or not), so long as the shares are registered with a nominee company.
Taxation of Israeli Resident Corporations on Payment of Dividends
Israeli resident corporations are generally exempt from Israeli corporate income tax with respect to dividends paid on ordinary shares of Israeli resident corporations as long as the profits out of which the dividends were paid were derived in Israel.
Capital Gains Taxes Applicable to Israeli Resident Shareholders
The income tax rate applicable to real capital gains derived by an Israeli individual resident from the sale of shares that were purchased after January 1, 2012, whether listed on a stock exchange or not, is 25%. However, if such shareholder is considered a Substantial Shareholder at the time of sale or at any time during the preceding 12 month period and/or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares, such gain will be taxed at the rate of 30%.
Moreover, capital gains derived by an individual shareholder who is a dealer or trader in securities, or to whom such income is otherwise taxable as ordinary business income, are taxed in Israel at their marginal rates applicable to business income (up to 50% in 2020 and 2021, including Excess Tax as detailed below).
At the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid on January 31 and July 31 of every tax year in respect of sales of securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Tax Ordinance and regulations promulgated thereunder, the aforementioned return is not required to be filed and no advance payment must be paid. Capital gain is also reportable on the annual income tax return.
Taxation of Non-Israeli Shareholders on Receipt of Dividends
Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% (or 30% for individuals, if such person is a Substantial Shareholder at the time he or she receives the dividend or on any date in the 12 months preceding such date), or 20% or such lower rate as may be provided in an applicable tax treaty, subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate, if the dividend is distributed from income attributed to Preferred Enterprise or Preferred Technology Enterprise.
A non-Israeli resident who has dividend income derived from or accrued in Israel, from which the full amount of tax was withheld at source, is generally exempt from the duty to file tax returns in Israel in respect of such income; provided that (i) such income was not derived from a business conducted in Israel by the taxpayer and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obligated to pay excess tax (as further explained below).
For example, under the Convention Between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, as amended, or the U.S.-Israel Tax Treaty, Israeli withholding tax on dividends paid to a U.S. resident for treaty purposes may not, in general, exceed 25%, subject to certain conditions. Where the recipient is a U.S. corporation owning 10% or more of the voting shares of the paying corporation during the part of the paying corporation’s taxable year which precedes the date of payment of the dividend and during the entirety of its prior taxable year (if any), the Israeli tax withheld may not exceed 12.5%, subject to certain conditions.
Payers of dividends on our ordinary shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are generally required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder regarding his, her or its foreign residency, to withhold tax upon the distribution of dividend at the rate of 25% (whether the recipient is a Substantial Shareholder or not), so long as the shares are registered with a nominee company.
Capital Gains Income Taxes Applicable to Non-Israeli Shareholders
Non-Israeli resident shareholders are generally exempt from Israeli capital gains tax on any gains derived from the sale, exchange or disposition of our ordinary shares, provided that such shareholders did not acquire their shares prior to January 1, 2009 or acquired their shares after the Company was listed for trading on NASDAQ and such gains were not derived from a permanent business or business activity of such shareholders in Israel. These provisions dealing with capital gain are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income. However, non-Israeli corporations will not be entitled to the foregoing exemptions if an Israeli resident (i) has a controlling interest of more than 25% in such non-Israeli corporation or (ii) is the beneficiary of or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.
In addition, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the U.S.-Israel Tax Treaty, the sale, exchange or disposition of our ordinary shares by a shareholder who is a U.S. resident (for purposes of the

U.S.-Israel Tax Treaty) holding the ordinary shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless: (i) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more in the aggregate during the relevant taxable year; (ii) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of our voting power of the Company during any part of the 12 month period preceding such sale, exchange or disposition, subject to certain conditions; (iii) the capital gains arising from such sale, exchange or disposition are attributable to a permanent establishment of the Treaty U.S. Resident maintained in Israel, subject to certain conditions; (iv) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel; or (v) the capital gains arising from such sale, exchange or disposition is attributed to royalties. In any such case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable. However, under the U.S.-Israel Tax Treaty, such Treaty U.S. Resident would be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the U.S.-Israel Income Tax Treaty.
Regardless of whether shareholders may be liable for Israeli income tax on the sale of our ordinary shares, the payment of the consideration may be subject to withholding of Israeli tax at the source. Accordingly, shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.
Excess Tax
Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income exceeding a certain threshold (NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to, dividends, interest and capital gains.
Estate and Gift Tax
Israeli law presently does not impose estate or gift taxes.
Certain U.S. Federal Income Tax Considerations
The following is a general summary of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our ordinary shares by U.S. Holders (as defined below). This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the regulations of the U.S. Department of the Treasury issued pursuant to the Code, or the Treasury Regulations, the income tax treaty between the United States and Israel, or the U.S.-Israel Tax Treaty, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. No ruling has been sought from the IRS with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary is no substitute for consultation by prospective investors with their own tax advisors and does not constitute tax advice. This summary applies only to U.S. Holders that hold our ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not address all of the tax considerations that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (including, without limitation, banks, insurance companies, tax-exempt entities, retirement plans, regulated investment companies, partnerships, dealers in securities, brokers, real estate investment trusts, certain former citizens or residents of the United States, persons who acquire our ordinary shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons who acquire our ordinary shares through the exercise or cancellation of employee stock options or otherwise as compensation for their services, persons that have a “functional currency” other than the U.S. dollar, persons that own (or are deemed to own, indirectly, or by attribution) 10% or more of our shares (by vote or value), or persons that mark their securities to market for U.S. federal income tax purposes). This summary does not address any U.S. state or local or non-U.S. tax considerations, any U.S. federal estate, gift or alternative minimum tax considerations, or any U.S. federal tax consequences other than U.S. federal income tax consequences.
As used in this summary, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of such entity or arrangement treated as a partnership and each person treated as a partner thereof generally will depend upon the status and activities of the entity and such person. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares.
Prospective investors should be aware that this summary does not address the tax consequences to investors who are not U.S. Holders. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Taxation of U.S. Holders
Distributions.   Subject to the discussion below under “Passive Foreign Investment Company,” a U.S. Holder that receives a distribution with respect to an ordinary share generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Israeli tax withheld from such distribution) when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any distributions in excess of our earnings and profits will be applied against and will reduce (but not below zero) the U.S. Holder’s tax basis in its ordinary shares, and, to the extent they exceed that tax basis, will be treated as gain from the sale or exchange of our ordinary shares. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
As noted above, we do not anticipate paying any cash dividends in the foreseeable future. If we were to pay dividends, we expect to pay such dividends in NIS. A dividend paid in NIS, including the amount of any Israeli taxes withheld, will be includible in a U.S. Holder’s income at a U.S. dollar amount calculated by reference to the exchange rate in effect on the date such dividend is received, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted to U.S. dollars on the date of receipt, a U.S. Holder generally will not recognize a foreign currency gain or loss. However, if the U.S. Holder converts the NIS into U.S. dollars on a later date, the U.S. Holder must include, in computing its income, any gain or loss resulting from any exchange rate fluctuations. The gain or loss will be equal to the difference between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the NIS into U.S. dollars. Such gain or loss generally will be ordinary income or loss and will be U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if we pay dividends in NIS or any other non-U.S. currency.
Subject to certain significant conditions and limitations, any Israeli taxes paid on or withheld from distributions from us and not refundable to a U.S. Holder may be credited against the U.S. Holder’s U.S. federal income tax liability or, alternatively, may be deducted from the U.S. Holder’s taxable income. The election to deduct, rather than credit, foreign taxes, is made on a year-by-year basis and applies to all foreign taxes paid by a U.S. Holder or withheld from a U.S. Holder that year. Dividends paid on our ordinary shares generally will constitute income from sources outside the United States and be categorized as “passive category income” or, in the case of some U.S. Holders, as “general category income” for U.S. foreign tax credit purposes. Because the rules governing foreign tax credits are complex, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.
Dividends paid on our ordinary shares will not be eligible for the “dividends-received” deduction generally allowed to corporate U.S. Holders with respect to dividends received from U.S. corporations.
Certain distributions treated as dividends that are received by an individual U.S. Holder from a “qualified foreign corporation” may be classified as “qualified dividend income,” — which is generally taxed at the lower applicable long term capital gains rates provided certain holding period and other requirements are satisfied. A non-U.S. corporation (other than a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. As discussed below under “Passive Foreign Investment Company,” we believe that we were a PFIC for our 2020 taxable year and expect to be a PFIC for the 2021 taxable year. Because the PFIC determination is highly fact intensive, there can be no assurance that we will be a PFIC in 2021 or for any other taxable year. Our ordinary shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market, as we intend our ordinary shares will be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.
The additional 3.8% “net investment income tax” (described below) may apply to dividends received by certain U.S. Holders who meet certain modified adjusted gross income thresholds.
Sale, Exchange or Other Taxable Disposition of Ordinary Shares.   Subject to the discussion under “Passive Foreign Investment Company” below, a U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, or other taxable disposition of our ordinary shares in an amount equal to the difference between the amount realized on the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis (determined under U.S. federal income tax rules) in such ordinary shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in our ordinary shares exceeds one year. Preferential tax rates for long-term capital gain (currently, with a maximum rate of 20%) will apply to individual U.S. Holders. The deductibility of capital losses is subject to limitations. The gain or loss generally will be income or loss from sources within the United States for U.S. foreign tax credit purposes, subject to certain possible exceptions under the U.S.-Israel Tax Treaty. The additional 3.8% “net investment income tax” (described below) may apply to gains recognized upon the sale, exchange, or other taxable disposition of our ordinary shares by certain U.S. Holders who meet certain modified adjusted gross income thresholds.
U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving currency other than U.S. dollars upon the disposition of their ordinary shares.
Passive Foreign Investment Company.   In general, a non-U.S. corporation will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income,” or (ii) on average at least 50% of its assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. Assets that produce or are held for the production of passive income may include cash, even if held as working capital or raised in a public offering, as well as marketable debt securities and other assets that may produce passive income. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
A foreign corporation’s PFIC status is an annual determination that is based on tests that are factual in nature, and our status for any year will depend on our income, assets, and activities for such year. Based upon our review of our financial data, we believe that we were a PFIC for our 2020 taxable year and expect to be a PFIC for the 2021 taxable year. Because PFIC status is determined annually and is based on our income, assets and activities for the entire taxable year, it is not possible to determine with certainty whether we will be characterized as a PFIC for the 2021 taxable year until after the close of the year, and there can be no assurance that we will not be classified as a PFIC in any future year.
Default PFIC Rules.   If we are a PFIC for any tax year, a U.S. Holder who does not make a timely “qualified electing fund” election, or “QEF election” or a mark-to-market election (as described below), referred to in this summary as a “Non-Electing U.S. Holder,” will be subject to special rules with respect to (i) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing U.S. Holder on the ordinary shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing U.S. Holder in the three preceding taxable years, or, if shorter, the Non-Electing U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of such ordinary shares. Under these rules:
•
the excess distribution or gain would be allocated ratably over the Non-Electing U.S. Holder’s holding period for such ordinary shares;

•
the amount allocated to the current taxable year and any year prior to us becoming a PFIC would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

If a Non-Electing U.S. Holder who is an individual dies while owning our ordinary shares, the Non-Electing U.S. Holder’s successor would be ineligible to receive a step-up in tax basis of such ordinary shares. Non-Electing U.S. Holders should consult their tax advisors regarding the application of the “net investment income tax” (described below) to their specific situation.
To the extent a distribution on our ordinary shares does not constitute an excess distribution to a Non-Electing U.S. Holder, such Non-Electing U.S. Holder generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and/or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that are not allocated to excess distributions. The tax consequences of such distributions are discussed above under “Taxation of U.S. Holders — Distributions.” Each U.S. Holder is encouraged to consult its own tax advisor with respect to the appropriate U.S. federal income tax treatment of any distribution on our ordinary shares.
If we are treated as a PFIC for any taxable year during the holding period of a Non-Electing U.S. Holder, we will continue to be treated as a PFIC for all succeeding years during which the Non-Electing U.S. Holder is treated as a direct or indirect Non-Electing U.S. Holder even if we are not a PFIC for such years. A U.S. Holder is encouraged to consult its tax advisor with respect to any available elections that may be applicable in such a situation, including the “deemed sale” election of Code Section 1298(b)(1) (which will be taxed under the adverse tax rules described above).
We may invest in the equity of foreign corporations that are PFICs or may own subsidiaries that own PFICs. If we are classified as a PFIC, under attribution rules, U.S. Holders will be subject to the PFIC rules with respect to their indirect ownership interests in such PFICs, such that a disposition of the ordinary shares of the PFIC or receipt by us of a distribution from the PFIC generally will be treated as a deemed disposition of such ordinary shares or the deemed receipt of such distribution by the U.S. Holder, subject to taxation under the PFIC rules. There can be no assurance that a U.S. Holder will be able to make a QEF election or a mark-to-market election with respect to PFICs in which we invest. Each U.S. Holder is encouraged to consult its own tax advisor with respect to tax consequences of an investment by us in a corporation that is a PFIC.
QEF Election.   Certain adverse consequences of PFIC status can be mitigated for holders of our ordinary shares if a U.S. Holder makes a QEF election. A U.S. Holder who makes a timely QEF election, referred to in this disclosure as an “Electing U.S. Holder,” with respect to us must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing U.S. Holder. The “net capital gain” of a PFIC is the excess, if any, of the PFIC’s net long-term capital gains over its net short-term capital losses. The amount so included in income generally will be treated as ordinary income to the extent of such Electing U.S. Holder’s allocable share of the PFIC’s ordinary earnings and as long-term capital gain to the extent of such Electing U.S. Holder’s allocable share of the PFIC’s net capital gains. Such Electing U.S. Holder generally will be required to translate such income into U.S. dollars based on the average exchange rate for the PFIC’s taxable year with respect to the PFIC’s functional currency. Such income generally will be treated as income from sources outside the United States for U.S. foreign tax credit purposes. Amounts previously included in income by such Electing U.S. Holder under the QEF rules generally will not be subject to tax when they are distributed to such Electing U.S. Holder. The Electing U.S. Holder’s tax basis in our ordinary shares generally will increase by any amounts so included under the QEF rules and decrease by any amounts not included in income when distributed.
An Electing U.S. Holder will be subject to U.S. federal income tax on such amounts for each taxable year in which we are a PFIC, regardless of whether such amounts are actually distributed to such Electing U.S. Holder. However, an Electing U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If an Electing U.S. Holder is an individual, any such interest will be treated as non-deductible “personal interest.”
Any net operating losses or net capital losses of a PFIC will not pass through to the Electing U.S. Holder and will not offset any ordinary earnings or net capital gain of a PFIC recognized by Electing U.S. Holder in subsequent years.
So long as an Electing U.S. Holder’s QEF election with respect to us is in effect with respect to the entire holding period for our ordinary shares, any gain or loss recognized by such Electing U.S. Holder on the sale, exchange or other disposition of such shares generally will be long-term capital gain or loss if such Electing U.S. Holder has held such shares for more than one year at the time of such sale, exchange or other disposition. Preferential tax rates for long-term capital gain (currently, a maximum rate of 20%) will apply to individual U.S. Holders. The deductibility of capital losses is subject to limitations.
In general, a U.S. Holder must make a QEF election on or before the due date for filing its income tax return for the first year to which the QEF election is to apply. A U.S. Holder makes a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. Upon request, we expect to provide U.S. Holders with the information needed to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. Holder) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries that we control is a PFIC. There is no assurance, however, that we will have timely knowledge of our status as a PFIC, or that the information that we provide will be adequate to allow U.S. Holders to make a QEF election. A QEF election will not apply to any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC.
Each U.S. Holder should consult its own tax advisor with respect to the advisability of, the tax consequences of, and the procedures for making a QEF election with respect to us.
Mark-to-Market Election.   Alternatively, if our ordinary shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our ordinary shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our ordinary shares at the end of the taxable year over such holder’s adjusted tax basis in such ordinary shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in our ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the

U.S. Holder, and any loss in excess of such amount will be treated as capital loss. Amounts treated as ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains.
Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded on an exchange during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. To be marketable stock, our ordinary shares must be regularly traded on a qualifying exchange (i) in the United States that is registered with the SEC or a national market system established pursuant to the Exchange Act or (ii) outside the United States that is properly regulated and meets certain trading, listing, financial disclosure and other requirements. Our ordinary shares are expected to constitute “marketable stock” as long as they remain listed on the Nasdaq Capital Market and are regularly traded.
A mark-to-market election will not apply to our ordinary shares held by a U.S. Holder for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any PFIC subsidiary that we own. Each U.S. Holder is encouraged to consult its own tax advisor with respect to the availability and tax consequences of a mark-to-market election with respect to our ordinary shares.
Each U.S. Holder should consult its own tax adviser with respect to the applicability of the “net investment income tax” (discussed below) where a mark-to-market election is in effect.
In addition, U.S. Holders should consult their tax advisors regarding the IRS information reporting and filing obligations that may arise as a result of the ownership of ordinary shares in a PFIC, including IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.
The U.S. federal income tax rules relating to PFICs, QEF elections, and mark-to-market elections are complex. U.S. Holders are urged to consult their own tax advisors with respect to the purchase, ownership and disposition of our ordinary shares, any elections available with respect to such ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our ordinary shares.
Certain Reporting Requirements
Certain U.S. Holders may be required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation and IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, reporting transfers of cash or other property to us and information relating to the U.S. Holder and us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. See also the discussion regarding IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, above.
In addition, certain U.S. Holders must report information on IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to their investments in certain “specified foreign financial assets,” which would include an investment in our ordinary shares, if the aggregate value of all of those assets exceeds $50,000 on the last day of the taxable year or more than $75,000 at any time during the tax year (and in some circumstances, a higher threshold). This reporting requirement applies to individuals and certain U.S. entities.
U.S. Holders who fail to report required information could become subject to substantial penalties. U.S. Holders should consult their tax advisors regarding the possible implications of these reporting requirements arising from their investment in our ordinary shares.
Backup Withholding Tax and Information Reporting Requirements
Generally, information reporting requirements will apply to distributions on our ordinary shares or proceeds on the disposition of our ordinary shares paid within the United States (and, in certain cases, outside the United States) to U.S. Holders other than certain exempt recipients, such as corporations. Furthermore, backup withholding (currently at 24%) may apply to such amounts if the U.S. Holder fails to (i) provide a correct taxpayer identification number, (ii) report interest and dividends required to be shown on its U.S.

federal income tax return, or (iii) make other appropriate certifications in the required manner. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9.
Backup withholding is not an additional tax. Amounts withheld as backup withholding from a payment may be credited against a U.S. Holder’s U.S. federal income tax liability and such U.S. Holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.
Medicare Tax on Investment Income
Certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax, or “net investment income tax,” on unearned income. For individuals, the additional net investment income tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes, among other things, passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional net investment income tax resulting from their ownership and disposition of our ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
We have entered into an underwriting agreement with Cantor Fitzgerald & Co., as underwriter, with respect to the ordinary shares being offered hereby. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from us the ordinary shares offered by this prospectus supplement.
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the ordinary shares sold under the underwriting agreement if any of these shares are purchased.
We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.
The underwriter is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Underwriting Discounts and Commissions and Offering Expenses
The underwriter is purchasing the ordinary shares from us at $4.3258 per share (representing approximately $9,507,256 aggregate proceeds to us, before offering expenses). The underwriter may offer the ordinary shares from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases shares from us and the price at which the underwriter resells such shares may be deemed underwriting compensation. If the underwriter effects such transactions by selling ordinary shares to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of ordinary shares for whom they may act as agents or to whom they may sell as principal.
We estimate that the total expenses of the offering payable by us, other than the underwriting discounts and commissions, will be approximately $280,000, which includes up to $100,000 that we have agreed to reimburse the underwriter for the fees incurred by the underwriter in connection with this offering.
Option to Purchase Additional Ordinary Shares
We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to 329,670 additional ordinary shares from us at the price set forth on the cover page of this prospectus supplement.
Listing
Our ordinary shares are listed on The Nasdaq Capital Market under the trading symbol “GLMD.”
No Sales of Similar Securities
We have agreed not to sell any ordinary shares or any securities convertible into or exercisable or exchangeable into ordinary shares, subject to certain exceptions, for a period of 60 days, unless we obtain the prior written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. The exceptions to the restriction include, among other things, issuance of a limited number of ordinary shares or securities convertible into ordinary shares that are issued as consideration in a strategic transaction.
In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any ordinary shares or securities convertible into or exchangeable for ordinary shares, or publicly announce any intention to do any of the foregoing, subject to customary carve-outs, unless such directors and executive officers obtain prior written consent of the underwriter for a period of 90 days, from the date of this prospectus supplement. This consent may be given at any time without public notice, and Wainwright may consent in its sole discretion. Such lock-up restriction does not apply to any ordinary shares acquired in this offering by our directors and executive officers.
Stabilization
In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and purchases to cover positions created by short sales in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ordinary shares while the offering is in progress.

•
Overallotment transactions involve sales by the underwriter of ordinary shares in excess of the number of ordinary shares the underwriter is obligated to purchase. This creates a short position which may be either a covered short position or a naked short position. In a covered short position, the number of ordinary shares overallotted by the underwriter, if any, is not greater than the number of ordinary shares that it may purchase in the option to purchase additional ordinary shares. In a naked short position, the number of ordinary shares involved is greater than the number of ordinary shares in the option to purchase additional ordinary shares, if any. The underwriter may close out any short position by exercising its option to purchase additional ordinary shares, if any, and/or purchasing ordinary shares in the open market.

•
Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ordinary shares to close out the short position, the underwriter will consider, among other things, the price of ordinary shares available for purchase in the open market as compared with the price at which the underwriter may purchase ordinary shares through exercise of the option to purchase additional ordinary shares, if any. If the underwriter sells more ordinary shares than could be covered by exercise of the option to purchase additional ordinary shares, if any, and, therefore, has a naked short position, the position can be closed out only by buying ordinary shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making
In connection with this offering, the underwriter may engage in passive market making transactions in our ordinary shares on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of ordinary shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Other Activities and Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they may routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Additionally, underwriter is the sales agent under our Sales Agreement.
Notice to Investors
Canada
This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the ordinary shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the ordinary shares and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105. Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that we and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between us and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the ordinary shares in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of the ordinary shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the ordinary shares outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the ordinary shares will be deemed to have represented to us and the underwriter(s) that the investor (i) is purchasing the ordinary shares as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions, or NI 45-106, or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the ordinary shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the ordinary shares or with respect to the eligibility of the ordinary shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Australia
This prospectus supplement is not a disclosure document for the purposes of the Corporations Act 2001 (Cth) of Australia, or Corporations Act, and has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
You confirm and warrant that you are either:
•
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;or

•
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances thatcontravene any such restrictions.

Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
•
to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

•
where no consideration is given for the transfer; or

•
where the transfer is by operation of law.

Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended, or FSMA.

provided that no such offer of the shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS
Certain legal matters with respect to U.S. law will be passed upon for us by McDermott Will & Emery LLP, New York, New York and certain legal matters with respect to Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Law Offices, Ramat Gan, Israel. The underwriters are being represented in connection with this offering by Cooley LLP, New York, New York and Yigal Arnon & Co., Jerusalem, Israel.
EXPERTS
The consolidated financial statements of the Company for the year ended December 31, 2019 incorporated in this prospectus supplement by reference have been audited by the accounting firm of Brightman Almagor Zohar & Co. (a member of Deloitte Touche Tohmatsu Limited), an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form F-3 (File No. 333-223923) with the SEC for the ordinary shares offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://galmedpharma.investorroom.com/sec-filings. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020;

•
our Reports on Form 6-K filed with the SEC on May 14, 2020, May 15, 2020, May 18, 2020, May 21, 2020, June 19, 2020, July 8, 2020, August 6, 2020, August 14, 2020, September 9, 2020, November 9, 2020, November 12, 2020, December 17, 2020 and January 26, 2021 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

•
the description of our ordinary shares contained in our Form 8-A filed with the SEC on March 11, 2014 including any amendment or report filed for the purpose of updating such description

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at Galmed Pharmaceuticals Ltd., 16 Tiomkin Street, Tel Aviv, Israel, 6578317. Our telephone number is +972-3-693-8448.
ENFORCEABILITY OF CIVIL LIABILITIES
We are organized under the laws of the State of Israel, and many of our directors and executive officers, as well as the Israeli experts named herein are not residents of the United States, and substantially all of their assets and our assets are located outside the United States. Service of process upon our non-U.S. resident directors and executive officers or the Israeli experts named herein and enforcement of judgments obtained in the United States against us, our directors and executive officers, or the Israeli experts named herein, may be difficult to obtain within the United States. For further information regarding enforceability of civil liabilities against us and certain other persons, see the risk factor “It may be difficult to enforce a judgment of a United States court against us, our officers, directors and the Israeli experts named in this prospectus supplement in Israel or the United States, to assert United States securities laws claims in Israel or to serve process on our officers, directors and these experts.” under the heading “Risk Factors” in this prospectus supplement.
Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.
EXPENSES
The following table sets forth costs and expenses, other than any underwriting discounts and commissions and expenses, we expect to incur in connection with the offering.
Legal fees and expenses	$150,000
Accounting fees and expenses	$18,000
Printing expenses	$5,000
Miscellaneous	$7,000
Total	$180,000

PROSPECTUS
GALMED PHARMACEUTICALS LTD.
$150,000,000
Ordinary Shares
Warrants
Subscription Rights
Debt Securities
Units

We may offer, issue and sell from time to time up to US $150,000,000 of our ordinary shares, including in the form of warrants to purchase ordinary shares, including in the form of subscription rights, debt securities and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.
We refer to our ordinary shares, warrants, subscription rights, debt securities, and units collectively as “securities” in this prospectus.
Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.
Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “GLMD.” The closing price of our ordinary shares, as reported on the Nasdaq Capital Market on March 23, 2018, was $5.92.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.
Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information — Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is April 2, 2018

i

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.
Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation by Reference.”
This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.
We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.
Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.
The name of our product candidate, Aramchol™, is a registered trademark or trademark of Galmed Pharmaceuticals Ltd. in Israel, the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Galmed,” “we,” “us,” “our” or similar references mean Galmed Pharmaceuticals Ltd., a corporation formed under the laws of the State of Israel, and its subsidiaries.

OUR BUSINESS
This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.
We are a clinical-stage biopharmaceutical company focused on the development of the liver targeted stearoyl-coenzyme A desaturase-1, or SCD1, modulator Aramchol, a first in class, novel, once-daily, oral therapy for the treatment of non-alcoholic steato-hepatitis, or NASH for variable populations, as well as other liver associated disorders. We believe that our product candidate, Aramchol, has the potential to be a disease modifying treatment for fatty liver disorders, including NASH, which is a chronic disease that constitutes a large unmet medical need.
We are currently conducting the ARREST Study, a multicenter, randomized, double blind, placebo-controlled Phase IIb clinical study designed to evaluate the efficacy and safety of Aramchol in 247 subjects with NASH, who are overweight or obese, and who are pre-diabetic or type-II-diabetic. Top line data from the ARREST Study are expected to be available during June 2018. More information about the ARREST Study may be found on ClinicalTrials.gov identifier: NCT02279524.
Aramchol (arachidyl amido cholanoic acid) is a novel fatty acid bile acid conjugate, inducing beneficial modulation of intra-hepatic lipid metabolism. Aramchol’s ability to modulate hepatic lipid metabolism was discovered and validated in animal models, demonstrating down regulation of the three key pathologies of NASH: steatosis, inflammation and fibrosis. The effect of Aramchol on fibrosis is mediated by down regulation of steatosis and directly on human collagen producing cells. We are investing efforts into better understanding the mechanisms by which Aramchol down regulates steatosis and fibrosis. Additional animal models are being investigated with variety of treatment regimens. The data, thus far, demonstrates dual mode of action of Aramchol on fibrosis via improvement of Fatty Acid oxidation as well a direct impact on stellate cells which are the collagen producing cells in the liver which results in reversing fibrosis. Aramchol has been granted by the FDA Fast Track designation status for the treatment of NASH.
Corporate Information
Galmed Pharmaceuticals Ltd. was incorporated in Israel on July 31, 2013 as a privately held company and is governed by the Israeli Companies Law, as amended, or the Companies Law. However, our business has been operating since 2000 under a different group of companies established in the same year, or the Group. Originally, we operated under the parent company, Galmed Holdings, Inc., a holdings company incorporated in the British Virgin Islands, or GHI. GHI held all of the equity rights in and to Galmed 2000 Inc., a holdings company incorporated in the British Virgin Islands, or GTTI. GTTI held all of the equity rights in and to Galmed International Limited, a company incorporated in Malta, or GIL (other than 0.1% of the share capital held by GHI). GIL held all of the equity rights in and to Galmed Medical Research Ltd., an Israeli company, or GMR, which became an inactive company in 2015. Our intellectual property was held by GIL. The research and development was conducted by GMR as a service to GIL on a cost plus basis. GIL was responsible for all product development.
On February 2, 2014, we underwent a reorganization, or the Reorganization, pursuant to which all of our intangible assets (including our intellectual property) were transferred from GIL to Galmed Research and Development Ltd., or GRD. The Reorganization was effectuated by share transfers and asset transfers, resulting in the Company as the parent company and 100% equity-owner of the following companies: (1) GRD, which holds all the Group’s intellectual property, including the Company’s patent portfolio; (2) GIL, which is an inactive company; and (3) GTTI, which was liquidated in 2017. GIL holds GMR, which became an inactive company in 2015. The Reorganization was conducted in order to simplify our capital structure, reduce our operating cost and to improve our ability to raise funds. Immediately prior to the Reorganization, all our shareholders collectively held 9,739 ordinary shares of GHI. In connection with the Reorganization, and in accordance with the Tax Pre-Ruling, we issued to all such shareholders ordinary shares of the Company, such that upon the Reorganization all our shareholders collectively held 7,099,731 ordinary shares of the Company, in the same proportion among all shareholders, which reflected a ratio of 729 ordinary shares of the Company for each ordinary share of GHI.
On March 18, 2014, we completed our initial public offering of 3,263,010 ordinary shares at a public offering price of $13.50 per share, which included 425,610 ordinary shares issued upon the exercise in full of the underwriters’ option to purchase additional ordinary shares to cover over-allotments, for aggregate gross proceeds of approximately $44.1 million. Net of underwriting discounts, commissions and other estimated offering expenses, the offering raised approximately $39.9 million.
Our principal executive offices and registered office in Israel are located at 16 Tiomkin Street, Tel Aviv, Israel, 6578317 and our telephone number is +972-3-693-8448. Our Amended and Restated Articles of Association, or Articles, are on file in Israel with the office of the Israeli Registrar of Companies and available for public inspection at that office. Our website address is http://www.galmedpharma.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. We have duly designated Puglisi & Associates, with offices at 850 Library Avenue, Newark, Delaware 1971, as our authorized agent in the United States in connection with this offering.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated by reference into this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:
•
the timing and cost of our ongoing Phase IIb ARREST Study and planned Phase III trials, for our product candidate, Aramchol for the treatment of patients who are overweight or obese and have pre diabetes or type II diabetes mellitus with NASH, or whether Phase III trials will be conducted at all;

•
completion and receiving favorable results of the Phase IIb ARREST Study and potential Phase III trials for Aramchol;

•
regulatory action with respect to Aramchol by the U.S. Food and Drug Administration, or the FDA, or the European Medicines Authority, or the EMA, including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

•
the commercial launch and future sales of Aramchol and any future product candidates;

•
our ability to comply with all applicable post-market regulatory requirements for Aramchol in the countries in which we seek to market the product;

•
our ability to achieve favorable pricing for Aramchol;

•
our expectations regarding the commercial market for NASH in patients who are overweight or obese and have pre diabetes or type II diabetes mellitus;

•
third-party payor reimbursement for Aramchol;

•
our estimates regarding anticipated capital requirements and our needs for additional financing;

•
market adoption of Aramchol by physicians and patients;

•
the timing, cost or other aspects of the commercial launch of Aramchol;

•
the development and approval of the use of Aramchol for additional indications or in combination therapy; and

•
our expectations regarding licensing, acquisitions and strategic operations.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. — “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.
OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $150,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).
CAPITALIZATION
The following table sets forth, on the basis of generally accepted accounting principles in the United States, our consolidated capitalization as of December 31, 2017. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.
December 31, 2017
(U.S. Dollars in thousands, except share data)
Shareholders’ equity:
Ordinary shares, par value NIS 0.01 per share; Authorized 50,000,000 shares; Issued and outstanding: 14,435,161 shares as of December 31, 2017	$40
Additional paid-in capital	$92,381
Accumulated other comprehensive loss	$(7)
Accumulated deficit	$(76,619)
Total shareholders’ equity	$15,795
The above discussion and table are based on 14,435,161 shares outstanding as of December 31, 2017, and excludes as of such date:
•
2,096,714 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of $4.01;

•
32,348 ordinary shares issuable upon vesting of restricted stock units, or RSUs, outstanding under our equity incentive plan; and

•
187,253 ordinary shares reserved for future awards under our equity incentive plan.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.
The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

PRICE RANGE OF OUR SHARES
Our ordinary shares have been listed on the Nasdaq Capital Market under the symbol “GLMD” since March 13, 2014. Prior to that date, there was no public trading market for our ordinary shares. Our initial public offering was priced at $13.50 per share. The following table sets forth for the periods indicated the high and low sales prices per ordinary share as reported on the Nasdaq Capital Market:
	Low	High
Annual Information:
2014 (since March 13, 2014)	$4.58	$18.73
2015	$5.54	$13.50
2016	$2.78	$7.91
2017	$3.43	$9.78
Quarterly Information
First Quarter 2016	$3.50	$7.91
Second Quarter 2016	$3.88	$7.72
Third Quarter 2016	$3.53	$5.77
Fourth Quarter 2016	$2.78	$4.74
First Quarter 2017	$3.43	$5.79
Second Quarter 2017	$4.40	$7.09
Third Quarter 2017	$6.20	$9.39
Fourth Quarter 2017	$6.55	$9.78
Monthly Information:
September 2017	$7.52	$9.39
October 2017	$7.16	$9.59
November 2017	$6.55	$8.42
December 2017	$7.84	$9.78
January 2018	$9.01	$12.22
February 2018	$3.61	$10.79
On March 23, 2018, the closing price of our ordinary shares on the Nasdaq Capital Market was $5.92.
TAXATION
The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities.

DESCRIPTION OF ORDINARY SHARES
The following description of our share capital is a summary of the material terms of our Articles and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.
Articles of Association
Our original articles of association were registered with the Israeli Registrar of Companies at the time of incorporation of the Company on July 31, 2013, under our registration number 51-495351-2. At the 2014 annual general meeting of shareholders, our shareholders adopted our Articles, which became effective on the consummation of our initial public offering in the United States in March 2014, whereby we became a public company under the Companies Law. Under Section 2 of our Articles, the purpose of the Company is to engage in any lawful activity.
Share Capital
Our registered share capital is NIS 500,000 divided into 50,000,000 ordinary shares, NIS 0.01 par value per share. As of March 23, 2018, there are 14,472,414 ordinary shares outstanding, 2,063,061 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of $4.07, 28,748 ordinary shares issuable upon vesting of restricted stock units, or RSUs, outstanding under our equity incentive plan; and 187,253 ordinary shares reserved for future awards under our equity incentive plan.
All of our outstanding ordinary shares are validly issued, fully paid and non-assessable.
Holders of ordinary shares have one vote for each ordinary share held on all matters to be voted on by shareholders, including the election of directors. Ordinary shares do not entitle their holders to preemptive rights. Our Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel.
Election of Directors
Our board of directors, or Board, consists of three classes of directors (not including external directors who do not form part of any class), with one class being elected each year by shareholders at the Company’s annual general meeting for a term of approximately three years. In accordance with our Articles, directors so elected cannot be removed from office by the shareholders until the expiration of their term of office. Ordinary shares do not have cumulative voting rights. As a result, the holders of ordinary shares that represent a simple majority of the voting power represented at a shareholders’ meeting and voting at the meeting have the power to elect all of the directors put forward for election, subject to specific requirements under the Companies Law with respect to the election of external directors. For further information as to these appointments, see “Item 6 — Directors, Senior Management and Employees — C. Board Practices” in our Annual Report on Form 20-F most recently filed with the SEC.
Under our Articles, a director shall vacate his or her office if that director dies; is declared bankrupt; is declared to be legally incompetent; resigns such office by notice in writing given to the Company; is not re-elected by the shareholders upon expiration of his or her term at the relevant annual general meeting of shareholders; or otherwise as provided in the Companies Law.
Our Articles provide that a director may, by written notice to the Company, appoint another person to serve as an alternate director provided that such appointment is approved by a majority of the directors then in office, and that such appointing director may remove such alternate director. Any alternate director shall be entitled to notice of meetings of the Board and of relevant committees and to attend and vote accordingly, except that the alternate has no standing at any meeting at which the appointing director is present or at which the appointing director is not entitled to participate as provided in the Companies Law. A person who is not qualified to be appointed as a director, or a person who already serves as a director or an alternate director, may not be appointed as an alternate director.

Unless the appointing director limits the time or scope of the appointment, the appointment is effective for all purposes until the earlier of (i) the appointing director ceasing to be a director; (ii) the appointing director terminating the appointment; or (iii) the occurrence, with respect to the alternate, of any of the circumstances under which a director shall vacate his or her office. The appointment of an alternate director does not in itself diminish the responsibility of the appointing director as a director. An alternate director is solely responsible for his or her actions and omissions and is not deemed an agent of the appointing director. Under the Companies Law, external directors cannot generally appoint alternate directors, and a person who is not qualified to be appointed as an “independent” director may not be appointed as an alternate to an independent director. For further information, see “Item 6 — Directors, Senior Management and Employees — C. Board Practices.” in our Annual Report on Form 20-F most recently filed with the SEC. At present, there are no effective appointments of alternate directors for our Board.
Share Certificates
Ordinary share certificates registered in the names of two or more persons are deliverable to the person first named in the share register and such delivery shall be deemed sufficient delivery to all co-owners. Notices may be given only to the person whose name first appears in the register. If two or more persons jointly hold or are entitled to a share, any one of them may give effectual receipt for any dividend payable or property distributable in respect of such share.
Dividends and Dividend Policy
Dividends may be distributed only out of profits available for dividends as determined by the Companies Law, provided that there is no reasonable concern that the distribution will prevent the Company from being able to meet its existing and anticipated obligations when they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.
Generally, under the Companies Law, the decision to distribute dividends and the amount to be distributed is made by a company’s board of directors. The Articles provide that the Board may from time to time declare, and cause the Company to pay, such dividends as may appear to it to be justified by the profits of the Company and that the Board has the authority to determine the time for payment of such dividends and the record date for determining the shareholders entitled to receive such dividends, provided the date is not before the date of the resolution to distribute the dividend. Declaration of dividends does not require shareholder approval.
Pursuant to Section 4(b) of the Company’s Articles, subject to the rights of holders of shares with limited or preferred rights, ordinary shares shall confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of the assets of the Company upon its winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any.
We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.
Payment of dividends may also be subject to Israeli withholding taxes. See “Taxation — Israeli Tax Considerations” in our Annual Report on Form 20-F most recently filed with the SEC for additional information.

Transfer of Shares
Ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer to the Company or its transfer agent together with the certificate of the shares to be transferred and such other evidence, if any, as the directors may require to prove the rights of the intending transferor in the transferred shares.
Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our Articles, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, declared as enemies of Israel.
Shareholder Meetings
Our Articles provide that an annual general meeting must be held at least once in every calendar year, not later than 15 months after the last preceding annual general meeting, at such time and place as may be determined by the Board. The Board may, in its discretion, convene additional shareholder meetings and, pursuant to the Companies Law, must convene a meeting upon the demand of two directors or one quarter of the directors then in office or upon the demand of the holder or holders of 5% of the Company’s issued share capital and 1% of its voting rights or upon the demand of the holder or holders of 5% of its voting rights. All demands for shareholder meetings must set forth the items to be considered at that meeting. Pursuant to the Companies Law, the holder or holders of 1% of the Company’s voting rights may request the inclusion of an item on the agenda of a future shareholder meeting, provided the item is appropriate for discussion at a shareholder meeting.
The agenda for a shareholder meeting is determined by the Board and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of 1% of the Company’s voting rights. According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies, or the General Meeting Regulations, holder(s) of one percent or more of the Company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, generally by submitting a proposal within seven days of publicizing the convening of a shareholder meeting, or, if the Company publishes a preliminary notice at least 21 days prior to publicizing the convening of a meeting (stating its intention to convene such meeting and the agenda thereof), within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and the Articles.
Pursuant to the Companies Law and regulations promulgated thereunder with respect to the convening of general meetings in a public company, shareholder meetings generally require prior notice of not less than 21 days, and for certain matters specified in the Companies Law, not less than 35 days. The function of the annual general meeting is to elect directors in accordance with the Articles, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the directors and auditors, appoint auditors and fix their remuneration and transact any other business which under the Articles or applicable law may be transacted by the shareholders of a company in general meeting.
Our Articles determine that the quorum required for either an annual (regular) or an extraordinary (special) general meeting of shareholders consists of at least two shareholders present in person or by proxy holding shares comprising in the aggregate more than 33.33% of the voting rights of the Company. If a meeting is convened by the Board upon the demand of shareholders or upon the demand of less than 50% of the directors then in office or directly by such shareholders or directors and no quorum is present within half an hour from the time appointed, it shall be cancelled. If a meeting is otherwise called and no quorum is present within such time, the meeting is adjourned to the same day one week later at the same time and place or at such other time and place as the Board may determine and specify in the notice of the general meeting and it shall not be necessary to give notice of such adjournment. If a quorum is not present within half an hour from the time stated for such adjourned meeting, any two shareholders present in person or by proxy at such meeting shall constitute a quorum even if, between them, they represent shares conferring 33.33% or less of the voting rights of the Company.

Generally, under the Companies Law and the Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at a meeting and voting unless a different majority is required by law or pursuant to the Articles. The Companies Law provides that resolutions on certain matters, such as amending a company’s articles of association, assuming the authority of the board of directors in certain circumstances, appointing auditors, appointing external directors, approving certain transactions, increasing or decreasing the registered share capital and approving most mergers must be made by the shareholders at a general meeting. A company may determine in its articles of association certain additional matters in respect of which resolutions by the shareholders in a general meeting will be required.
Access to Corporate Records
Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register and register of significant shareholders (as defined in the Companies Law), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Companies Registrar. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to: (i) any action or transaction with a related party which requires shareholder approval under the Companies Law; or (ii) the approval, by the board of directors, of an action in which an office holder has a personal interest. We may deny a request to review a document if we determine that the request was not made in good faith, or if such denial is necessary to protect our interest or protect a trade secret or patent.
Shareholder Duties
Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward a company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at the general meeting of shareholders and at class shareholder meetings with respect to the following matters:
•
an amendment to the company’s articles of association;

•
an increase of the company’s authorized share capital;

•
a merger; or

•
approval of interested party transactions and acts of Office Holders that require shareholder approval.

In addition, a shareholder also has a general duty to refrain from discriminating against other shareholders.
Certain shareholders have a further duty of fairness toward a company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote or a shareholder class vote and any shareholder who has the power to appoint or to prevent the appointment of an Office Holder of the company or other power towards the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.
Mergers and Acquisitions under Israeli Law
(i)
Mergers

The Companies Law permits merger transactions if approved by each party’s board of directors, and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.
For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders.
If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.
Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.
In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.
(ii)
Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.
These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders’ meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.
The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder of control in the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each of member of the board of directors have in the offer or stems therefrom.
An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.
If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.
(iii)
Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also provides, subject to certain exceptions, that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares unless tendering an offer to purchase all of the outstanding shares of the company or the applicable class of the shares. If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.
Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the purchaser may provide in its offer that an offeree who accepted the tender offer will not be entitled to such rights.
If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital.
Anti-Takeover Measures under Israeli Law
The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date hereof, no preferred shares are authorized under our Articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles, which requires the affirmative vote of at least 75% of the voting rights of the Company represented personally or by proxy and voting thereon at a general meeting at which a quorum is present. The convening of the general meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Articles and the Companies Law as described above in “— Shareholder Meetings.”
In addition, certain provisions of the Articles may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The classification of the Board into three classes with terms of approximately three years each, and the requirement under Companies Law to have at least two external directors, who cannot readily be removed from office, may make it more difficult for shareholders who oppose the policies of the Board to remove a majority of the then current directors from office quickly. It may also, in some circumstances, together with the other provisions of the Articles and Israeli law, deter or delay potential future merger, acquisition, tender or takeover offers, proxy contests or changes in control or management of the Company.
Changes in Capital
Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits and an issuance of shares for less than their nominal value (under certain circumstances), require the approval of both our Board and an Israeli court.
Changes in Shareholder Rights
Pursuant to Section 6(a) of the Company’s Articles, if at any time the share capital is divided into different classes of shares, the Company may by shareholder resolution, unless otherwise provided by the terms of issue of the shares of that class, modify, convert, broaden, add or otherwise alter the rights, privileges, advantages, restrictions and provisions related or unrelated at that time to the shares of any class with the sanction of a resolution passed by a simple majority of those present, personally or by proxy, and voting thereon at a separate general meeting of the holders of the shares of that class. Such majority approval is consistent with Israeli law.
Transfer Agent
Our transfer agent in the United States is VStock Transfer, LLC.
Exchange Controls
There are no Israeli government laws, decrees or regulations that restrict or that affect our export or import of capital or the remittance of dividends, interest or other payments to non-resident holders of our securities, including the availability of cash and cash equivalents for use by us and our wholly-owned subsidiaries, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel or otherwise as set forth under “Taxation.”

DESCRIPTION OF WARRANTS
We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
We may issue warrants to purchase our ordinary shares, including debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued and exercised;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities purchasable upon exercise of such warrants;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
if applicable, any provisions for cashless exercise of the warrants;

•
if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

•
information with respect to book-entry procedures, if any;

•
any material Israeli tax consequences and United States federal income tax consequences;

•
the anti-dilution provisions of the warrants, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 28 and “Incorporation of Information by Reference” beginning on page 28. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•
the number of subscription rights to be issued to each shareholder;

•
the number and terms of the ordinary shares which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 28 and “Incorporation by Reference” beginning on page 28. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement.
General
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•
the title or designation;

•
any limit on the principal amount that may be issued;

•
whether or not we will issue the series of debt securities in global form, the terms and the depositary;

•
the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
the terms of the subordination of any series of subordinated debt;

•
the place where payments will be payable;

•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•
whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•
whether we will be restricted from incurring any additional indebtedness;

•
a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for ordinary shares or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets so long as (i) we are the surviving entity or (ii) the successor is a U.S. entity who assumes all of our obligations under the indentures or the debt securities, as appropriate.
Events of Default Under the Indenture
The following may be events of default under the indentures with respect to any series of debt securities that we may issue:
•
if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•
if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately; provided that if an event of bankruptcy, insolvency or reorganization occurs, such amounts shall automatically become due and payable without any declaration or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:
•
the direction given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•
the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•
the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•
to fix any ambiguity, defect or inconsistency in the indenture; and

•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•
changing the fixed maturity of the series of debt securities or any installment of principal of or interest on any series of debt securities;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•
register the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

•
maintain paying agencies;

•
hold monies for payment in trust;

•
compensate and indemnify the indenture trustee; and

•
appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in a prospectus supplement with respect to that series. See “Book-Entry Issuance” for a further description of the terms relating to any book-entry securities.
Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Notes
The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.
Regarding the Indenture Trustee
We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as Transfer Agent and Paying Agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.
Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.
So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable Indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the Indenture.
The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable Indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable Indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.
We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:
•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•
we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•
there shall have occurred and be continuing an event of default under the applicable Indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.
In the event that the Depository Trust Company, or “DTC,” acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or “NSCC,” and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.
DTC is a subsidiary of The Depository Trust & Clearing Company, or “DTCC.” DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries — either directly or through correspondent relationships.
DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.
The 2017 DTCC Board of Directors is composed of 20 directors serving one-year terms. Twelve directors are representatives of clearing agency participants, including broker/dealers, custodian and clearing banks, and investment institutions; two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA; four directors are from non-participants; and the remaining two are the non-executive chairman and the chief executive officer and president of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.
To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.
Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.
To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.
We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
the material terms of a unit agreement under which the units will be issued;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 28 and “Incorporation by Reference” beginning on page 28. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold:
•
through agents;

•
to or through one or more underwriters on a firm commitment or agency basis;

•
through put or call option transactions relating to the securities;

•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through privately negotiated transactions;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•
directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

•
exchange distributions and/or secondary distributions;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

•
transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•
transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•
through any other method permitted pursuant to applicable law; or

•
through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.
Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:
•
a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for debt securities or other securities.
Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.
Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS
Meitar Liquornik Geva Leshem Tal, Law Offices, Ramat Gan, Israel, will pass upon certain legal matters regarding the securities offered hereby under Israeli law and McDermott Will & Emery LLP, New York, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company for the year ended December 31, 2017 incorporated in this prospectus supplement by reference have been audited by the accounting firm of Brightman Almagor Zohar & Co. (a member of Deloitte Touche Tohmatsu Limited), an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. You may review and copy the registration statement, reports and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual and special reports and other information with the SEC (File Number 001-36345). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:
•
our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on March 13, 2018; and

•
our Report on Form 6-K filed with the SEC on March 13, 2018 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

•
the description of our ordinary shares contained in our Form 8-A filed with the SEC on March 11, 2014 including any amendment or report filed for the purpose of updating such description;

In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.
As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.
We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at Galmed Pharmaceuticals Ltd., 16 Tiomkin Street, Tel Aviv, Israel, 6578317. Our telephone number is +972-3-693-8448.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
ENFORCEABILITY OF CIVIL LIABILITIES
Service of process upon us and upon our directors and officers and the experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because a major portion of our assets and most of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have been informed by our legal counsel in Israel, Meitar Liquornik Geva Leshem Tal, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.
Subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:
•
the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,

•
the judgment is no longer appealable,

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

•
the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.
An Israeli court also will not declare a foreign judgment enforceable if:
•
the judgment was obtained by fraud,

•
there was no due process,

•
the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

•
the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

•
at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israel court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rates.
Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.
EXPENSES
We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
SEC registration fees	$2,473
FINRA filing fee	$23,000
Legal fees and expenses	$30,000
Accountants fees and expenses	$15,000
Printing Fees	$2,200
Miscellaneous	$5,000
Total	$77,673

2,197,803 Ordinary Shares
Galmed Pharmaceuticals Ltd.

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager
Cantor
February  16, 2021